                                                       Filed Pursuant to
                                                     Rule 424(b)(3) and (c)
                                                 Commission File No. 333-83315

                             PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED AUGUST 5, 1999)

                              THE VIALINK COMPANY

                              1,440,000 SHARES OF
                                  COMMON STOCK

                             ---------------------

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 28, 2000

     This prospectus supplement supplements the prospectus dated August 5, 1999 of The viaLink Company relating to the public offering, which is not being underwritten, and sale by several stockholders of viaLink, or by pledgees, donees, transferees or other successors in interest to these selling stockholders, of up to 1,440,000 shares of our common stock. These selling stockholders received these shares upon the exercise of options to purchase shares of our common stock. This supplement should be read in conjunction with the prospectus, and is qualified by reference to the prospectus except to the extent that information contained in this supplement supersedes the information contained in the prospectus.

     The viaLink Company's prospectus dated August 5, 1999 is hereby supplemented by including viaLink's (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, as filed with the SEC on March 21, 2000; and (2) Current Report on Form 8-K dated March 22, 2000, as filed with the Securities and Exchange Commission on March 28, 2000. Copies of the Form 10-KSB and Form 8-K are attached to this prospectus supplement.

     In addition, viaLink filed a Registration Statement on Form SB-2 with the SEC on March 22, 2000, relating to a follow-on offering of up to $120,000,000 of its common stock. A copy of the press release announcing the filing is attached to this prospectus supplement.

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                  FORM 10-KSB
                    ANNUAL REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999

                       COMMISSION FILE NUMBER: 000-21729

                              THE VIALINK COMPANY
                 (Name of Small Business Issuer in its Charter)

                  DELAWARE                                      73-1247666
        (State of Other Jurisdiction                         (I.R.S. Employer
       Incorporation or Organization)                      Indemnification No.)

              13800 BENSON ROAD                                 73013-6417
              EDMOND, OKLAHOMA                                  (Zip Code)
  (Address of Principal Executive Offices)

                                 (405) 936-2500
                (Issuer's Telephone Number, Including Area Code)

         Securities registered under Section 12(b) of the Exchange Act:

                                                           NAME OF EACH EXCHANGE
             TITLE OF EACH CLASS                            ON WHICH REGISTERED
---------------------------------------------  ---------------------------------------------
                    None                                            N/A

         Securities registered under Section 12(g) of the Exchange Act:
                         COMMON STOCK, $.001 PAR VALUE
                                (Title of Class)
                   REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                                (Title of Class)

     Check whether the issuer: (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for past 90 days. Yes [X] No [ ]

     Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

     The issuer's revenues for the fiscal year ending December 31, 1999 were $615,519.

     As of March 3, 2000, the aggregate market value of the voting common stock of the registrant held by non-affiliates of the registrant (affiliates for these purposes being Registrant's directors, executive officers and holders of more than 5% of Registrant's common stock on such date) computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity on that date was $604.8 million.

     As of March 3, 2000, the issuer had 19,735,416 outstanding shares of Common Stock. This number, as well as all other share numbers in this Form 10-KSB reflect the proposed 2-for-1 split of our common stock to be effected on March 28, 2000 in the form of a stock dividend paid to the stockholders of record on March 17, 2000.

     Transitional Small Business Disclosure Format: Yes [ ]  No [X]
                      DOCUMENTS INCORPORATED BY REFERENCE

     Portions of the Proxy Statement for issuer's 2000 Annual Meeting of Shareholders are incorporated by reference into Part III of this Annual Report on Form 10-KSB
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART 1

ITEM 1. BUSINESS

                                    BUSINESS

     We are a leading provider of subscription-based, business-to-business electronic commerce services that enable consumer packaged goods (CPG) and grocery industry participants to efficiently manage their highly complex supply chain information. Our services allow manufacturers, wholesalers, distributors and retailers to communicate and synchronize item, price and promotion information in a more cost-effective and accessible way than has been possible using traditional electronic and paper-based methods. Our syncLink service, introduced in 1997, is a synchronized, secure, shared database of item codes, descriptions and specifications, product authorizations and de-authorizations and product prices, costs and promotions. synclink provides, the foundation for our Chain Pricing, Item Movement and Scan Based Trading services.

INDUSTRY BACKGROUND

  Growth of the Internet and Business-to-Business Electronic Commerce

     The Internet has emerged as the fastest growing communications medium in history, enabling millions of people to gather information, communicate and conduct business electronically. According to GartnerGroup, the worldwide business-to-business electronic commerce market is forecast to grow from $145 billion in 1999 to $7.3 trillion in 2004, representing 7% of forecast total global sales. Due to the growing number of Web users and the increasing use of the Internet for business-to-business communication, many businesses now recognize the Internet as critical to their competitive position. Businesses are capitalizing on the global reach of the Internet to expand into new markets and are utilizing the Web as a powerful distribution channel to market and deliver goods and services. Also, businesses are increasingly using the Internet to interact with suppliers, distributors and other business partners to achieve greater efficiencies.

  The Consumer Packaged Goods and Grocery Industries

     The CPG and grocery industries in the U.S. manufacture and distribute a wide variety of prepackaged items primarily sold in supermarkets, convenience stores, small grocery stores, mass merchandisers, warehouse clubs and chain drugstores. Representative items include beverages, canned goods, dry goods, snack foods and health and beauty products. The movement of merchandise from manufacturer to retailer is characterized by various multi-tiered distribution methods, such as direct-to-store deliveries and intermediate deliveries through wholesalers, distributors and retailer warehouses. This distribution structure is commonly referred to as the "supply chain." The CPG and grocery industries are very large and highly fragmented. According to the U.S. Census Bureau, the U.S. CPG and grocery industries represented $851 billion in retail sales in 1997. These sales were generated by 300,000 retail locations. These retail locations represented over 4,200 retail chains and were supplied by over 20,000 manufacturers and over 50,000 wholesalers, distributors and brokers.

     CPG and grocery industry participants must manage a large number of items, each of which may be packaged, distributed and sold in different sizes and configurations and potentially under different promotion terms. A typical supermarket has an average of 40,000 unique items in its store inventory supplied by up to 2,500 suppliers. A large format supermarket, or supercenter, may have over 100,000 unique items in inventory supplied by up to 3,000 suppliers. A typical convenience store has an average of 2,800 items in inventory supplied by up to 300 suppliers. The vast number of items are delivered in many different packaging quantities, including bulk truckloads, pallets, cases and individual units. Items, prices and promotions are often unique to each trading partner, and individual stores within a retail chain can be authorized to sell different products. Consequently, product assortment, pricing and promotion can vary by geography, store size or demographic factors. Moreover, item prices and promotions change frequently at every level of the supply chain, sometimes more than once a week, and the terms of

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

the promotion, for example, the start date, end date, percentage or absolute dollar discounts, links to other promotions and quantity discounts, can be very complex. Finally, according to New Product News, approximately 16,000 new products were introduced in the CPG and grocery industries in 1999.

  Challenges Faced By Industry Participants

     To date, the CPG and grocery supply chain has been characterized by low electronic commerce penetration, manually intensive business processes and high purchase order and invoice error rates. According to the 1993 Joint Industry Study on Efficient Consumer Response, improving efficiencies in critical supply chain areas such as store assortment, replenishment, promotion and product development, could reduce grocery supply chain costs by up to 10.8% of sales. More specifically, the study indicated that costs related to promotion administration, buying and selling processes, deductions and other clerical and administrative areas could be reduced by over 3.4% of sales. We do not believe the inefficiencies identified in the Joint Industry Study have been successfully addressed since the time of its release. Supply chain information exchange continues to remain largely paper-based and unsynchronized. The Joint Industry Study also indicated that item, price and promotion information synchronization is necessary to achieve the benefits of a paperless system.

     One of the most significant challenges facing a retailer is the maintenance of its "pricebook." The pricebook typically contains descriptions of each item in a store's inventory, including supplier and retailer product codes, item specifications (packaging and selling unit information), Universal Product Code
(UPC), purchase cost, retail sales price and any discounts to be received from the supplier. The vast number of items, variability of pricing, lack of reliable information exchanged between trading partners and the traditional practice of manual updating all combine to make pricebook maintenance extremely difficult and error prone and result in a lack of "synchronization" between trading partners. A single retailer may have thousands of suppliers, each of which may have different prices for the same item it supplies to different stores. Because many retailers do not communicate electronically with their suppliers, retail buyers manually key item and price information from a large number of suppliers' reports, catalogs, e-mails, phone calls and faxes into their pricebook.

     One of the most important pieces of information within a pricebook is the product code used to track the item through the supply chain. Maintaining product code information for each trading partner is difficult because the commonly recognized UPC bar code printed on many item labels is typically not used for tracking products throughout the entire supply chain. Rather, the UPC bar code is most commonly used at the retail checkout register exclusively as a standardized means to ensure selling price accuracy. In contrast, most manufacturers, wholesalers, distributors and retailers use their own set of item codes and naming protocols. As a result, a single product could be represented by thousands of separate product codes. Therefore, retailers and suppliers spend considerable time and resources translating and maintaining product code information among their trading partners.

     Due to the limited number of available alternatives, many suppliers and retailers continue to employ paper-based communications to manage their supply chain information, resulting in operational inefficiencies and administrative errors. According to a 1999 Grocery Manufacturers of America study, 60% of all invoices have errors, 60% of which are due to price and promotion issues. In addition, 35% of all invoices result in the retailer taking deductions for errors and discrepancies in invoices from suppliers. These deductions represent approximately 8% of annual invoice sales from suppliers. Invoice errors and discrepancies also cause significant administrative inefficiencies for both suppliers and retailers attempting to research and reconcile the source of the error. A 1998 Grocery Manufacturers of America study estimated that the administrative cost of invoice errors averages $40 per error and can reach up to $236 per error.

  Limitations of Current Approaches

     Currently, there is no established universal, low-cost electronic method for manufacturers, wholesalers, distributors and retailers to share item, price and promotion information easily and efficiently. In the traditional electronic data interchange (EDI) model, a communication technology available for several years, each participant creates, or "maps," a "connection" with each one of its participating supply chain partners. Suppliers and retailers that would have to create hundreds of point-to-point connections to implement an electronic based supply chain have found EDI too costly and technologically difficult. Consequently, only a small percentage of the industries' suppliers and retailers use EDI or have access to electronic supply chain applications. In addition, without a shared database of record from which both trading partners can access agreed upon item, price and promotion information, pricebook synchronization is virtually impossible.

     The unavailability of basic electronic commerce capabilities has impeded the application of more advanced supply chain concepts, such as collaborative planning, forecasting and replenishment, and scan based trading. For example, many stores have automatic scanning capabilities at the check-out register; however, only a small percentage of the information captured by the scanner is shared with suppliers in a timely manner.

     In order to improve the visibility and sharing of item, price and promotion information throughout the supply chain, manage data complexity, collaborate on product and promotion decisions, minimize supply chain information inefficiencies, and improve overall service levels to their customers, trading partners require a solution that enables them to:

     - Synchronize item, price and promotion information between trading partners in an easily accessible, cost-efficient and secure manner to use as the foundation for electronic transactions;

     - Seamlessly connect to all trading partners through multiple technology platforms, including Extensible Markup Language (XML), an emerging standard for the exchange of data over the Internet, and EDI, and across significantly varied levels of technological sophistication; and

     - Manage, map and maintain item, price and promotion information for tens of thousands of unique items from up to thousands of trading partners.

     We believe the inefficiencies and inadequacies of current approaches have created a significant opportunity for a business-to-business electronic commerce solution within the CPG and grocery industries.

THE VIALINK SOLUTION

     We provide subscription-based, business-to-business electronic commerce services that enable CPG and grocery industry participants to efficiently manage their highly complex supply chain information. Our solution is designed to operate across disparate technology platforms, application suites and item coding structures and can be implemented and deployed rapidly. Customers make only a single connection to our services. They may do this using a variety of technologies, such as a standard Internet browser, e-mail, highly sophisticated proprietary network infrastructure, standard EDI formats or XML.

     Our syncLink service replaces the multiple connections among manufacturers, wholesalers, distributors and retailers with a single electronic connection to a shared database. syncLink provides our customers with a cost-effective, reliable, scalable and secure way to communicate and synchronize trading and pricebook information. As the item, price and promotion information-of-record for participating trading partners, the syncLink database forms the foundation for viaLink's other electronic commerce services:

     - Chain Pricing -- an advanced information reporting service that facilitates the sharing of syncLink data among authorized members throughout all stages of the supply chain;

     - Item Movement -- a service that allows retailers to share actual retail item sales and warehouse item movement information with manufacturers and distributors on a daily or weekly basis; and

     - Scan Based Trading -- a service that enables retailers and suppliers to transact business electronically based on actual retail sales data.

     We believe our solution provides suppliers and retailers with the following benefits:

     - Reduced manual data entry and pricebook maintenance, which can increase overall administrative efficiency;

     - Reduced invoice discrepancies through synchronization of trading information, which can reduce deduction write-offs, working capital inefficiencies and administrative costs associated with reconciling the discrepancies;

     - Reduced time spent resolving errors and disputes, which can increase salesforce productivity and actual time selling;

     - Enhanced promotion effectiveness and ability to facilitate more efficient new product introductions due to greater trading information visibility; and

     - Improved item delivery and receiving processes.

     We believe that the benefits of our solution will attract leading national and regional retailers and suppliers to our network of CPG and grocery industry participants. We also believe that the addition of these retailers and suppliers will create a network effect that increases the value of our viaLink solution to subscribers.

STRATEGY

     Our objective is to become the industry-accepted electronic commerce utility for synchronizing item, price and promotion information for the CPG and grocery industries. We plan to accomplish this by implementing the following strategies:

  Target Leading Retailers and Suppliers to Create a Network Effect

     We intend to create a network effect by targeting leading national and regional retailers and suppliers and providing the services necessary to create efficiencies for these key participants. We believe the adoption of our services by these companies will be an important endorsement for the rest of the CPG and grocery industries. As a result of this network effect, we believe the value of our services to our subscribers will increase with the addition of new trading partners, thereby increasing the overall value of our solution. Over the last several months, we have signed a number of customers including Coors Brewing Company, Kraft Foods, Spartan Stores and Unified Western Grocers.

  Build on First Mover Advantage and Increase Brand Awareness

     We believe our position as the first company to offer a synchronized, secure, shared database containing item, price and promotion information provides us with a first mover advantage to attract a critical mass of retailers and suppliers. To increase the number of retailers and suppliers that use our services, we intend to rapidly build awareness of our services by developing a compelling brand and value proposition. Our plans include:

     - Expanding the size and capabilities of our internal sales force;

     - Working with existing customers to connect new suppliers and retailers;

     - Advertising extensively in industry and business media;

     - Participating in industry trade shows and conferences; and

     - Working with industry trade associations to provide broad industry influence.

  Leverage Strategic Alliances and Relationships

     We believe that strategic alliances and relationships enhance our ability to reach new customers. We have established strategic, business and technology alliances with leading organizations such as i2 Technologies, Ernst & Young and Hewlett-Packard. These alliances provide us with technology services, financial resources and marketing and sales support and enhance our ability to develop and deliver new services. We have also formed alliances and relationships with ICS FoodOne, OMI International, Cyclone Commerce and UCCnet and we are a member of the Oracle Partner Program. We believe these alliances and relationships add to our credibility with potential new customers, contribute to expanding awareness of our products and services and are critical to achieving greater market penetration and acceptance of our services. As opportunities arise, we intend to establish additional alliances and relationships with key participants in a number of strategic markets or acquire complementary services and technologies to further drive adoption of our solution and enhance and expand our service offerings.

     We recently announced an initiative to enable third-party technology providers to connect to our services. This program, called the "viaLink ready Program", allows technology providers to create and rapidly deploy solutions that use our services and extend the capabilities of their own applications. We expect to gain greater adoption and penetration of our solution by accessing the customers of these third-party technology providers. The "viaLink ready Program" is being facilitated by our implementation of XML. Currently, we have 13 companies participating in the "viaLink ready Program".

  Expand Service Offerings

     Given the significant complexities and inefficiencies prevalent in the CPG and grocery supply chain, we expect suppliers and retailers will demand more advanced supply chain services that assist them in tracking sales, forecasting demand, replenishing inventory and managing transactions based on point-of-sale data. syncLink, the foundation of our solution, allows us to develop and deploy other value-added services. For example, we plan to deploy our Item Movement service which, together with syncLink, allows trading partners to implement Scan Based Trading. We will continue to invest resources to develop complementary services that leverage the syncLink database and create efficiencies for our subscribers.

  Enter New Markets

     We plan to expand internationally and to extend our solution to other industries outside of the CPG and grocery industries. Over the next 12 months, we plan to extend our solution to address the food service industry due to of its similarities to the CPG and grocery industries and the overlap of supply chain participants. We also intend to establish and expand our global presence by opening sales offices in Europe and in the Asia/Pacific region. We expect to expand into industries other than food service and into international markets through our sales efforts and by leveraging our strategic relationship and alliance partners.

SERVICES

     We offer the following value-added electronic commerce services for the CPG and grocery industries:

  syncLink

     Our subscription-based service, syncLink, is a synchronized, shared database containing item, price and promotion information, including product authorizations and de-authorizations. syncLink is maintained in a secure environment and its data is accessible only to authorized subscribers.

  Chain Pricing

     Chain Pricing, a reporting service using syncLink data, allows authorized manufacturers, wholesalers, distributors and retailers to share item, price and promotion information. Chain Pricing provides item and pricing information visibility though each level of multi-tiered distribution channels. For example, a manufacturer may not have information on the prices and promotions offered by its independently-owned distributors. By implementing syncLink and Chain Pricing services at each of its distributors, a manufacturer is able to view prices and promotions offered on its products by its distributors to specific retailers.

  Item Movement

     Item Movement provides timely retail sales and warehouse item movement information to manufacturers and suppliers using data within syncLink. For example, a manufacturer can view information relating to items shipped from the warehouse to a customer and can compare this movement information with information relating to product sales at the retail store. This visibility of price and item movement is important for manufacturers and suppliers and can help optimize promotion spending and supply chain planning decisions.

  Scan Based Trading

     The traditional business-to-business trading environment in the CPG and grocery industries is delivery-based, i.e., the point of transaction is the supplier's point-of-delivery to the retailer. In traditional trading relationships, the retailer purchases the inventory from the supplier. However, a new operational environment, known as scan based trading, is emerging in which the consumer point-of-sale becomes the new trading boundary between suppliers and retailers. Our Scan Based Trading service allows trading partners to transact business based upon items sold at the retail outlet scanner, similar to consignment selling. Scan Based Trading requires reliable, synchronized exchange of item, price and promotion information and a shared control system for managing delivery information, retail sales data, inventories and shrink reporting.

     Scan Based Trading represents a significant change from current business practices and has broad benefits for both retailers and suppliers, including improved information visibility throughout the supply chain. Scan Based Trading reduces a retailer's inventory investment, lowers administrative expenses and allows the supplier to collect critical consumer pricing and promotion information at the point of sale which can be used to make better production, scheduling and promotion decisions. For the supplier, it also eliminates a supply chain bottleneck because the supplier is no longer required to check-in products upon arrival at each store. These and other efficiencies translate into improved asset utilization, just-in-time product flows, improved assortment at the store shelf and improved replenishment effectiveness.

     The Direct Store Delivery Committee of the Grocery Manufacturers of America selected us as their electronic commerce provider in a pilot program of item, price and promotion synchronization and scan based trading. Schnuck Markets, in St. Louis, Missouri, Andronico's, in Berkeley, California, and 23 suppliers are piloting synchronization. Five of those suppliers are also piloting our Item Movement and Scan Based Trading services.

  Key Features

     Our services have the following key features:

     - Accessible. Our services can be accessed through a single connection from a variety of technology platforms. Customers can access our services using a standard Web browser, e-mail or a sophisticated private network infrastructure.

     - Subscription-Based. Through our partner Hewlett-Packard, we serve as the database host and provide our services on a subscription basis, so that each subscriber's technology and capital investments are minimized. Our subscription fee is a cost-effective monthly charge, based on the number of store and/or warehouse connections and the type of services (e.g., syncLink, Chain Pricing, Item Movement and/or Scan Based Trading) being used. We also charge an implementation fee to cover the cost of mapping the data and providing the interface connection.

     - Secure. We protect customer information from unauthorized users with a series of firewalls and passwords. Additionally, we provide access to information in our database only to those authorized parties designated by our customers.

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

     - Neutral. We provide our customers with an independent, secure database of record for item, price and promotion information. syncLink can be used to provide a neutral source of data to resolve disputes about prices, products and promotions between trading partners.

     - Flexible. We believe our service adds value to the trading partners by providing data translation capabilities to facilitate efficient trading using common item information. Our service allows our customers to maintain their existing item definitions and coding structures.

IMPLEMENTATION, MAINTENANCE AND CUSTOMER SUPPORT

     syncLink implementation begins with the supplier. Manufacturers, wholesalers and distributors send their data to us in an agreed-upon format, and our services perform an automated check against existing viaLink master items in the syncLink database. This automated check matches information such as product descriptions, UPC bar codes, size, quantities and case configurations. Items not automatically matched are processed by our data management team for manual matching. A viaLink or third-party implementation professional is assigned to the supplier to help the supplier's staff link their items to the master items. Depending on the retailer, a similar process may occur to match retailer item codes to the syncLink database. Our implementation team also works with customers to help link their technology platforms and interfaces to our services and to define the data transmission formats required by each customer.

     Once the implementation process is complete, the relationship with our customer is transitioned to our customer support staff. We offer two levels of support to our customers. Level 1 support manages issues related to Internet connectivity and browsers, questions about the basic functionality of our services, and administrative issues, including customer security access. Level 2 support addresses more complex matters such as business rule issues (e.g., data mapping), transmission error corrections, data file export issues related to customer data and connection issues. Our customer support services are available to all customers 24 hours a day, 365 days a year.

     Each supplier performs ongoing maintenance of item, price and promotion information. These changes are then loaded into syncLink, either on-line or through batch interfaces with supplier systems, and the information is made available to the retailer for acceptance or rejection.

STRATEGIC ALLIANCES AND RELATIONSHIPS

     We have formed a number of strategic alliances and relationships that we believe are integral to driving rapid adoption and penetration of our services. The continued establishment of strategic alliances is a fundamental business strategy as we expand our services and enter new markets. Our strategic alliances and relationships include the following:

  Ernst & Young

     In May 1999, we entered into a strategic alliance with Ernst & Young. As part of this alliance, Ernst & Young has agreed to provide us with marketing and sales support. In addition, Ernst & Young will provide us with its consulting services at discounted rates, including services related to general systems integration, technology enhancements, implementation, project management and training. In connection with this alliance, Ernst & Young purchased $2.0 million of our common stock.

  i2 Technologies

     In October 1999, we entered into a strategic alliance with i2 Technologies, a leading supply chain planning software and e-business solutions provider. The primary focus of this alliance is to integrate the products and services of our two companies, extend the integrated solutions across multiple industries, and develop joint sales and marketing programs. i2 Technologies has agreed to pay us a royalty based upon revenues it receives from providing the syncLink and Chain Pricing services outside of the CPG, grocery and food service industries. In connection with this alliance, i2 Technologies purchased $5.0 million of our common stock and has a warrant to purchase an additional $5.0 million of our common stock.

  Hewlett-Packard

     In February 1999, we entered into a strategic alliance with Hewlett-Packard. As a result of this alliance, Hewlett-Packard provides us with the secure technology infrastructure and platform, including agreed-to performance, back-up and reliability criteria, to host our syncLink and other services. Hewlett-Packard may also provide us with co-marketing and consulting support from time to time. Additionally, Hewlett-Packard invested $6.0 million in us in the form of convertible debt. We, in turn, will use up to $3.0 million to purchase Hewlett-Packard products and services.

  Other Alliances and Relationships

     We have established alliances and relationships with other companies and organizations to help enhance our ability to reach new customers, develop joint marketing programs, connect to services with complementary functionality and gain technical knowledge. Currently, we have entered into alliances and relationships with the following companies and organizations:

     - Cyclone Commerce -- We have integrated Cyclone's Internet data exchange security technology with our services. We also have a joint sales and marketing program with Cyclone.

     - ICS FoodOne -- We are working together to connect our services to ICS FoodOne's complementary new product introduction and promotion announcement services.

     - OMI International -- We are working together, including developing joint marketing programs, to connect our services to OMI's retail order management systems.

     - Food Marketing Institute -- Utilizing our services, we are working with the Food Marketing Institute on an initiative to improve promotion efficiency for the food industry.

     - Oracle Partner Program -- We joined Oracle's global partner program to gain access to their technology support, education resources and marketing support.

     - UCCnet -- We joined UCCnet's alliance as an architect partner to leverage our services through UCCnet's emerging electronic marketplace for the CPG and grocery industries.

     Cyclone, ICS FoodOne and OMI, along with 10 other companies, are the initial members of our "viaLink ready Program".

TECHNOLOGY

  Architecture

     We have deployed a reliable, secure and readily available technology platform based on open architectures and industry standard technologies. The platform utilizes Oracle relational database technology and applications built with the Smalltalk object-oriented programming and development language. Smalltalk is a portable development and operational environment, well-suited to manage mission-critical business applications.

     Access to our services is provided through the Internet, as well as other methods of electronic communication. In order to maintain the security of our database, users do not have direct access to the underlying data stored in the Oracle databases. Users connect to application programs, which interpret the requests for service, then connect to the Oracle databases for access to the underlying data.

  Data Integrity and Security

     Our production operations are housed and hosted in Hewlett-Packard's secure facility in Atlanta, Georgia. This facility is secured through a variety of technical and physical protection mechanisms,

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

including full-time professional security staff. This facility provides redundant infrastructure such as backup utilities and communication lines to support a high availability operation. The Hewlett-Packard servers hosting our services include fail-over capability, with redundant data storage and communications resources.

     To minimize the security risks associated with a shared network on the Internet, we have implemented extensive security measures in our services. We use encryption technologies to protect the confidentiality of information transmitted over the Internet. Customer access to our services is controlled through specific user identification and password combinations. We also protect our services through firewalls, which are intended to restrict unauthorized use and prevent security breaches. Additionally, we contract with third-party organizations to test the integrity of our security protocols.

CUSTOMERS

     We have offered our viaLink services for two years, and we currently have more than 620 customers, including 420 Coors distributors. Our existing customer base is primarily small suppliers and retailers. Currently, we are targeting large national and regional customers. Recently, we have signed several large national customers such as Coors Brewing Company, Kraft Foods, Spartan Stores and Unified Western Grocers.

     In addition to our viaLink services, we also provide web hosting activities for a limited number of our customers. In 1999, web hosting services accounted for 48% of our revenues.

     Three customers individually accounted for 20%, 13% and 10% of our total revenues in 1997; 13%, 11% and 11% of our total revenues in 1998; and 27%, 14% and 12% of our total revenues in 1999. Likewise, approximately 57%, 49% and 70% of our total revenues were attributable to five clients in 1997, 1998 and 1999, respectively. Due to the sale of our consulting and systems integration assets, we lost more than 90% of our historical revenue. We will continue to be dependent upon revenues from a limited number of customers until we achieve market penetration. In 1999, no one customer accounted for more than 27% of revenues.

SALES AND MARKETING

     We market our services to the CPG and grocery industries directly through our sales and marketing team and senior staff members and indirectly through our alliances, particularly Ernst & Young and i2 Technologies. As of March 3, 2000, our sales and marketing team consisted of 16 full-time employees. We intend to continue to expand our sales and marketing team in 2000 and to further leverage our relationships with Ernst & Young, i2 Technologies, and Hewlett-Packard.

     Our sales and marketing team is responsible for generating sales leads, following-up on customer referrals, signing contracts with new customers and providing input into our services and product development efforts based on customer feedback and market data. We generate sales and marketing leads through trade advertising, customer referrals, public relations, trade shows and strategic relationships. We also use a variety of other consulting and contractor relationships to help develop and promote our services. We believe forming indirect sales and co-marketing relationships, such as with i2 Technologies and Ernst & Young, will allow us to leverage the significant resources of these larger organizations and more rapidly penetrate our target market.

     Our marketing strategy is focused on increasing the awareness of the viaLink brand and services, educating our target market on the benefits of business-to-business electronic commerce and positioning ourselves as the cornerstone of the CPG and grocery industries' electronic commerce strategy and activities. To increase the awareness of our brand and understanding of our services, we recently launched a brand awareness campaign that included a new logo, advertising campaign, customer newsletter, Web site and sales collateral and presentation materials.

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

     We intend to significantly expand our sales and marketing activities in 2000. We intend to continue to build our brand awareness and generate additional sales leads by increasing our staff, marketing expenditures and advertising and participating in trade shows.

PRODUCT DEVELOPMENT AND ENHANCEMENT

     We initially introduced syncLink in 1997 and intend to continue to make significant investments in product development and enhancements to improve and extend our services, including enhancements to our Scan Based Trading service. Our plans also include a wide deployment of XML to enable third-party technology providers, including our "viaLink ready Program" members, to accelerate the adoption of our services by the industry.

     Growth of our services will require that we continue to invest in our hardware platform, including additional servers, enterprise storage systems and additional backup and recovery capabilities. We also expect to deploy our services across multiple data centers to accommodate expansion into international markets.

     In addition to internal product development and enhancement efforts, we intend to seek acquisitions of complementary businesses, products and technologies, or enter into joint venture or license agreements to broaden our service offerings and provide more comprehensive solutions to the CPG and grocery supply chain.

     Currently, the dynamic nature of the information technology industry places significant research and development demands on businesses that desire to remain competitive. Our future success, particularly our ability to achieve widespread market adoption, depends on the success of our product development and enhancement efforts in a timely manner. There are a number of risks and challenges involved in the development of new features and technologies which, if not successfully addressed, would harm our business.

     As of March 3, 2000, our product development, technical support and operations staff consisted of 27 full-time employees. Our product development expenses were $1.2 million in 1998 and $2.8 million in 1999. We believe that significant investments in product development and enhancement will be required to remain competitive.

PROPRIETARY RIGHTS

     Our success and ability to compete are dependent upon our ability to develop and maintain the proprietary aspects of our technology and operate without infringing on the proprietary rights of others. We have no patents or patent applications pending. Instead, we rely primarily on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect our proprietary rights. Because the software development industry is characterized by rapid technological change, we believe that factors such as the technological and creative skills of our personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are more important to establishing and maintaining a technology leadership position than the various legal protections available for our technology. viaLink(R) and Chainlink(R) are our registered trademarks. viaLink ready(SM) and syncLink(SM) are our service marks.

     We also require employee and third-party non-disclosure and confidentiality agreements. We seek to protect our software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. We cannot be certain that others will not develop technologies that are similar or superior to our technology or design around the copyrights and trade secrets owned by us. We believe, however, that these measures afford only limited protection. Despite these precautions, it may be possible for unauthorized parties to copy portions of our software products, reverse engineer, or obtain and use information that we regard as proprietary.

     Although we are not aware of any claims that we are infringing any proprietary rights of third parties, there can be no assurance that third parties will not claim infringement by us in the future. We expect
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

that software product developers will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Any infringement claims against us, with or without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require us to enter into royalty or licensing agreements. In the event of a successful claim of product infringement against us, should we fail or be unable to either license the infringed or similar technology or develop alternative technology on a timely basis, our business, operating results and financial condition could be materially adversely affected.

     We rely upon software that we license from third parties, including software that is integrated with our internally developed software and is used in our products to perform key functions. There can be no assurance that these third-party software licenses will continue to be available to us on commercially reasonable terms. The loss of or inability to maintain any such software licenses could result in shipment delays or reductions until equivalent software could be developed, identified, licensed and integrated and could materially adversely affect our business, operating results and financial condition.

COMPETITION

     The business-to-business electronic commerce environment in which we operate is still evolving and subject to rapid change. Currently, we compete principally on the basis of the specialized nature and uniqueness of our services. We believe the in-depth industry knowledge embedded in the functionality of our services, our cost-effective subscription pricing, and the accessibility of our services to all potential customers in the industry are competitive advantages for us. Additionally, we believe we have the only Internet-based electronic commerce solution in production today for synchronization of item, price and promotion information for the CPG and grocery industries.

     Currently, we do not know of any direct competition for our electronic commerce services. However, we believe direct competition for our services will develop and increase in the future. Direct competition could develop from several potential sources, including:

     - Large, enterprise-wide software vendors, developers and integrators such as EDS, i2 Technologies, IBM, Manugistics, Oracle and SAP;

     - EDI providers such as GEIS and Sterling Commerce;

     - Large business-to-business electronic commerce exchange vendors such as Ariba, CommerceOne and VerticalNet;

     - Other database vendors such as A.C. Nielsen, Information Resources and
       QRS;

     - Industry-led initiatives such as UCCnet;

     - Big 5 consulting firms such as Andersen Consulting, Deloitte & Touche, Ernst & Young, KPMG and PricewaterhouseCoopers; and

     - Existing industry participants who may attempt to deploy their proprietary systems as industry solutions.

     These large potential competitors, if successful, may provide functionality similar to our services. Many of our potential competitors have substantially greater resources than we do. Any failure by us to achieve rapid market penetration or to successfully address the risks posed by expected competition would have a material adverse effect on our business, financial condition and operating results.

     We recently joined UCCnet's alliance as an architect partner to leverage our services through UCCnet's emerging electronic marketplace for the CPG and grocery industries. UCCnet also recently announced it had awarded a multi-year contract to AppNet, Inc. to develop, build and maintain UCCnet's electronic marketplace. AppNet will design and develop user interfaces, perform supply chain integration, provide implementation and consulting services and will be responsible for hosting and operations.

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

Although we do not believe AppNet is a direct competitor to our syncLink service at this time, they could become a competitor if they choose to build similar functionality rather than use our services in the UCCnet marketplace.

EMPLOYEES

     As of March 3, 2000, we had 103 full-time employees and three part-time employees. Of the full-time employees, 16 were employed in sales and marketing, 27 were employed in product research and development, technical support and operations, 41 were employed in implementation, customer support and service and 19 were employed in human resources, administration, finance and accounting. None of our employees are represented by a labor union. We have not experienced any work stoppages and consider our relations with our employees to be good.

               ADDITIONAL FACTORS THAT MAY AFFECT FUTURE RESULTS

     You should carefully consider these factors that may affect future results, together with all of the other information included in this Form 10-KSB, in evaluating our business. The risks and uncertainties described below are those that we currently believe may materially affect us. Additional risks and uncertainties that we are unaware of or that we currently deem immaterial also may become important factors that affect us.

     Keep these risks in mind when you read "forward-looking" statements elsewhere in this Form 10-KSB. These are statements that relate to our expectations for future events and time periods. Generally, the words "anticipate," "expect," "intend," and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements. Please see "Special Cautionary Note Regarding Forward-Looking Statements" below in this Item 1.

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

DUE TO THE RECENT SALE OF OUR CONSULTING AND SYSTEMS INTEGRATION ASSETS AND THE SALE OF OUR SUBSIDIARY, IJOB, INC., WE NEED TO REPLACE MOST OF OUR HISTORICAL REVENUES WITH REVENUES FROM OUR VIALINK SERVICES.

     We have historically derived substantially all of our revenues from providing management consulting services and computer systems integration services to the retail and wholesale distribution industries. In order to permit us to focus our resources solely on developing and marketing our viaLink services, we sold the assets underlying our management consulting services and computer systems integration services, and we sold our wholly-owned subsidiary, ijob, Inc. We had previously generated over 90% of our total revenues from these operations.

     As a result of these sales, we are now substantially dependent on revenues generated from our viaLink services. Our viaLink services have achieved limited market acceptance and, to date, have accounted for an insignificant amount of our historical revenues. Consequently, we resemble a development stage company and will face many of the inherent risks and uncertainties that development stage companies face. These risks include, but are not limited to, our:

     - Need for our services to achieve market acceptance and produce a sustainable revenue stream;

     - Need to expand sales, support and product development capabilities;

     - Need to manage rapidly changing operations;

     - Dependence upon key personnel;

     - Reliance on strategic alliances and relationships;

     - Ability to obtain financing on acceptable terms; and

     - Ability to offer greater value than our competitors.

     Our business strategy may not successfully address these risks. If we fail to recognize significant revenues to replace the revenues lost in these sales, our business, financial condition and operating results would be materially adversely affected.

WE ARE SUBSTANTIALLY DEPENDENT ON OUR VIALINK SERVICES. IF OUR VIALINK SERVICES FAIL TO BECOME ACCEPTED BY THE CONSUMER PACKAGED GOODS AND GROCERY INDUSTRIES, OUR BUSINESS WILL BE MATERIALLY ADVERSELY AFFECTED.

     Virtually all of our revenues for the foreseeable future will be derived from implementation fees and subscription revenues from our viaLink services, which may not achieve market acceptance. To date we have received an insignificant amount of revenues from these services. The acceptance of our syncLink service as an industry-wide shared database will depend upon subscriptions from a large number of industry manufacturers, suppliers and retailers. We cannot predict when a significant number of manufacturers, suppliers and retailers will subscribe to our services, if ever. If our services do not achieve market acceptance, or if market acceptance develops more slowly than expected, our business, operating results and financial condition will be seriously damaged.

     A number of factors will determine whether our services achieve market acceptance, including:

     - Performance and functionality of our services;

     - Ease of adoption;

     - Satisfaction of our initial subscribers;

     - Success of our marketing efforts;

     - Success of our strategic relationships and alliances;

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

     - Successful completion and favorable reporting of our synchronization and Scan Based Trading pilot expected in June 2000; and

     - Continued acceptance of the Internet for business use.

     The market for business-to-business electronic commerce services is evolving rapidly. As the market evolves, customers, including our current customers, may not choose our services.

WIDESPREAD INDUSTRY ADOPTION OF OUR SERVICES IS DEPENDENT UPON A CRITICAL MASS OF LARGE NATIONAL RETAILERS AND SUPPLIERS SUBSCRIBING TO OUR SERVICES.

     Our success depends on a significant number of large retailers using our services and linking with manufacturers, wholesalers and distributors over the Internet through syncLink. To encourage purchasers to use our services, syncLink must offer a broad range of product, price and promotion information from a large number of suppliers. However, to attract suppliers to subscribe to syncLink, we must increase the number of retailers who use our services. If we are unable to quickly build a critical mass of retailers and suppliers, we will not be able to benefit from a network effect where the value of our services to each subscriber significantly increases with the addition of each new subscriber. Our inability to achieve this network effect would reduce the overall value of our services to retailers and suppliers and, consequently, would harm our business.

WE DEPEND ON SUPPLIERS FOR THE SUCCESS AND ACCURACY OF OUR SERVICES.

     We depend on suppliers to subscribe to our services in sufficient and increasing numbers to make our services attractive to retailers and, consequently, other suppliers. In order to provide retailers accurate data, we rely on suppliers to update their item, price and promotion information stored in our database. We cannot guarantee that the item, price and promotion information available from our services will always be accurate, complete and current, or that it will comply with governmental regulations. Incorrect information could expose us to liability if it harms users of our services or result in decreased adoption and use of our services.

WE HAVE A HISTORY OF OPERATING LOSSES AND EXPECT FUTURE OPERATING LOSSES.

     We have a history of operating losses, and we expect to incur net losses for the foreseeable future. We incurred net operating losses of approximately $2.9 million in 1997, $1.5 million in 1998 and $13.8 million in 1999. As of December 31, 1999, we had an accumulated deficit of approximately $13.6 million representing the sum of our historical net losses. We expect to expend significant resources to aggressively develop and market our services into an unproven market. Therefore, we expect to have negative cash flow and net losses from operations for the foreseeable future. We may never generate sufficient revenues to achieve or sustain profitability or generate positive cash flow.

THE UNPREDICTABILITY OF OUR QUARTER-TO-QUARTER RESULTS COULD CAUSE OUR STOCK PRICE TO BE VOLATILE OR DECLINE.

     Our future operating results may vary significantly from quarter to quarter due to a variety of factors, many of which are outside our control. Our expense levels are based primarily on our estimates of future revenues and are largely fixed in the short term. Due in large part to our uncertainty regarding the success of our services, we cannot predict with certainty our quarterly revenues and operating results. We may be unable to adjust spending rapidly enough to compensate for any unexpected revenue shortfall caused by factors such as delayed or lack of market acceptance of our services. Further, we believe that period-to-period comparisons of our operating results are not necessarily a meaningful indication of future performance, especially in light of the significant changes in our business that we have undertaken. It is possible that in one or more future quarters, our results may fall below the expectations of securities analysts or investors. If this occurs, the trading price of our common stock would likely be volatile or decline.

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

OUR STOCK PRICE MAY BE VOLATILE.

     The market price of our common stock has been volatile in the past and may be volatile in the future. The market price of our common stock may be significantly affected by various factors, including but not limited to:

     - Fluctuations in our operating results;

     - Changes in financial estimates by securities analysts or our failure to perform in line with these estimates;

     - Timing of large national retailers and suppliers subscribing to our services;

     - Changes in market valuations of other technology companies;

     - Announcements by us or our potential competitors relating to significant technical innovations, acquisitions, strategic alliances and relationships, joint ventures or investments;

     - Departures of key personnel; and

     - Downturns in the general economy.

IF OUR STRATEGIC ALLIANCES AND RELATIONSHIPS DO NOT PRODUCE THE ANTICIPATED BENEFITS OR IF WE ARE UNABLE TO ENTER INTO ADDITIONAL FUTURE ALLIANCES AND RELATIONSHIPS, OUR SERVICES MAY NOT ACHIEVE MARKET ACCEPTANCE.

     Our business depends substantially on developing and maintaining strategic alliances and relationships to develop, market and sell our services. We believe our current and future strategic alliances and relationships will help us to validate our technology, facilitate broad market acceptance of our services and enhance our sales and marketing. Our current strategic alliances and relationships may not provide the benefits we expect or the access to new customers we anticipate, and they may not be sustained on favorable terms, if at all. Further, we may not be able to enter into successful new strategic alliances and relationships in the future. If we are unable to develop key alliances and relationships or maintain and enhance existing alliances and relationships, our business, operating results and financial condition would be harmed.

A PROMISSORY NOTE WE ISSUED TO HEWLETT-PACKARD HAS LEVERAGED US CONSIDERABLY, CAUSING FINANCIAL AND OPERATING RISK, AND MAY RESULT IN SIGNIFICANT DILUTION TO OUR STOCKHOLDERS.

     As a result of our issuing a $6.0 million subordinated secured convertible promissory note to Hewlett-Packard, our debt service requirements will increase substantially when we are required to repay the note in February 2004. The degree to which we are leveraged could materially adversely affect our ability to obtain future financing and could make us more vulnerable to industry downturns, general economic downturns and competitive pressures. Our ability to meet our debt obligations will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations. Additionally, beginning in August 2000, all principal and interest due under the note may be converted into shares of our common stock at $1.75 per share, a substantial discount from our current stock price, which would result in substantial dilution to our stockholders.

WE ARE DEPENDENT UPON THE OPERATION OF HEWLETT-PACKARD'S DATA CENTER FOR THE TIMELY AND SECURE DELIVERY OF OUR SERVICES.

     We use Hewlett-Packard's data center as the host for our services. We are dependent on our continued relationship with Hewlett-Packard and on their data center for the timely and secure delivery of our services. If Hewlett-Packard's data center fails to meet our expectations in terms of reliability and security, our ability to deliver our services will be seriously harmed, resulting in the potential loss of customers and subscription revenue. Furthermore, if our relationship with Hewlett-Packard were terminated, we would be forced to find another service provider to host our services. The transition to

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

another service provider could result in interruptions of our services and could increase the cost of providing our services.

OUR SINGLE-SITE INFRASTRUCTURE AND SYSTEMS MAY BE VULNERABLE TO NATURAL DISASTERS AND OTHER UNEXPECTED EVENTS, AND LOSSES WE INCUR AS A RESULT OF THESE EVENTS COULD EXCEED THE AMOUNT OF INSURANCE WE CARRY.

     The performance of our server and networking hardware and software infrastructure is critical to our business, reputation and ability to provide high quality services and attract and retain users of our services. We depend on our single-site infrastructure and systems which are located at a secure, underground Hewlett-Packard facility in Atlanta, Georgia. Any disruption to this infrastructure resulting from a natural disaster or other event could result in an interruption in our services. These interruptions, if sustained or repeated, could impair our reputation, the quality of our services and our ability to attract and retain users of our services.

     Our systems and operations may be vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunications failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. We do not have a formal disaster recovery plan or alternative provider of hosting services. In addition, our business interruption insurance may not be sufficient to compensate us for losses that could occur. Any system failure that causes an interruption in services could result in fewer transactions and, if sustained or repeated, could impair our reputation and the attractiveness of our services or prevent us from providing our services entirely.

THE ROYALTIES WE MUST PAY TO ERNST & YOUNG AND I2 TECHNOLOGIES COULD ADVERSELY AFFECT OUR ABILITY TO BECOME PROFITABLE.

     Pursuant to an alliance agreement, we must pay Ernst & Young a royalty of 7% of our total revenues, excluding any revenues derived from Ernst & Young audit clients, until May 2001. Upon meeting specified milestones relating to significant Ernst & Young clients becoming our customers, these royalty payments to Ernst & Young will continue in perpetuity.

     Pursuant to a separate alliance agreement, we must pay i2 Technologies a royalty of 5% of syncLink and Chain Pricing subscription services revenues over the term of the agreement through December 31, 2003. The royalty payments we are obligated to pay could inhibit our ability to become profitable and could have an adverse effect on our operating results and financial condition.

WE EXPECT TO FACE INCREASED COMPETITION. IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS WILL BE HARMED.

     Currently, we do not know of any direct competition for our electronic commerce services. However, we believe direct competition for our services will develop and increase in the future. If we face increased competition, we may not be able to sell our viaLink services on terms favorable to us. Furthermore, increased competition could reduce our market share or require us to reduce the price of our services.

     To achieve market acceptance and thereafter to increase our market share, we will need to continually develop additional services and introduce new features and enhancements. Our potential competitors may have significant advantages over us, including:

     - Significantly greater financial, technical and marketing resources;

     - Greater name recognition;

     - Broader range of products and services; and

     - Larger customer bases.

     Consequently, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements.

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

WE MUST ADAPT TO TECHNOLOGY TRENDS AND EVOLVING INDUSTRY STANDARDS TO REMAIN COMPETITIVE.

     The Web-based electronic commerce market is characterized by rapid changes due to technological innovation, evolving industry standards and changes in subscriber needs. Our future success will depend on our ability to continue to develop and introduce a variety of new services and enhancements that are responsive to technological change, evolving industry standards and customer requirements on a timely basis. We cannot be certain that technological developments and products and services our competitors introduce will not cause our existing services, and new technologies in which we invest, to become obsolete.

OUR OPERATING RESULTS MAY BE HARMED IF BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE OVER THE INTERNET DOES NOT CONTINUE TO GAIN ACCEPTANCE, PARTICULARLY IN THE CONSUMER PACKAGED GOODS AND GROCERY INDUSTRIES.

     Our ability to achieve market acceptance depends upon the consumer packaged goods and grocery industries' widespread acceptance of the Internet as a vehicle for business-to-business electronic commerce. There are a number of critical issues concerning commercial use of the Internet, including security, reliability, cost, quality of service and ease of use and access. Organizations that have already invested substantial resources in other means of exchanging information may be reluctant to implement Internet-based business strategies. We cannot assure you that Internet-based information management utilizing viaLink, or any other product, will become widespread. If the Internet fails to become widely accepted by the consumer packaged goods and grocery industries, our subscribers may be forced to use private communications networks which would materially adversely affect our operating results.

UNDETECTED SOFTWARE ERRORS OR FAILURES FOUND IN OUR PRODUCTS MAY RESULT IN LOSS OF OR DELAY IN MARKET ACCEPTANCE OF OUR PRODUCTS WHICH COULD MATERIALLY ADVERSELY AFFECT OUR OPERATING RESULTS.

     Errors or defects in our products may result in loss of revenues or delay in market acceptance and could materially adversely affect our business, operating results and financial condition. Applications such as ours may contain errors or defects, sometimes called "bugs," particularly when first introduced or when new versions or enhancements are released. Despite our testing, current versions, new versions or enhancements of our products may still have defects and errors after commencement of commercial operation. As a result of "bugs" in our software, customers may experience data loss, data corruption or other business disruption, which could subject us to potential liability.

PERFORMANCE PROBLEMS WITH OUR DATABASE OR SOFTWARE COULD SUBJECT US TO PRODUCT LIABILITY CLAIMS WHICH, WHETHER OR NOT SUCCESSFUL, COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

     Our subscribers depend on our database to provide, access, manage and share item, pricing and promotion information in an efficient and cost-effective manner. Any errors, defects or other performance problems with our database, software or services could result in financial or other damages to our subscribers. A product liability claim, whether or not successful, could damage our reputation and our business, operating results and financial condition. Our service agreements with our subscribers typically contain provisions designed to limit our exposure to potential liability claims. However, these contract provisions may not preclude all potential claims. Product liability claims in excess of insurance limits could require us to spend significant time and money in litigation or to pay significant damages.

THE SECURITY OF OUR DATABASE COULD BE BREACHED, WHICH COULD DAMAGE OUR REPUTATION AND DETER CUSTOMERS FROM USING OUR SERVICES.

     We must protect our computer systems and networks from break-ins, security breaches and other disruptive problems associated with the unauthorized use of the Internet. Our database and services may be vulnerable to break-ins and similar security breaches that jeopardize the security of the information stored in our database and transmitted through our computer systems and networks and those of our subscribers. In addition, we could, in the future, be subjected to denial of service, vandalism and other attacks on our systems by Internet hackers. Due to the highly proprietary information that we retain in our

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

database, any security breach could adversely affect our ability to attract and retain subscribers, damage our reputation and subject us to litigation. Moreover, the security and privacy concerns of potential subscribers, as well as concerns related to computer viruses, may inhibit the marketability of our services.

     Our services contain security protocols. We have also contracted with third-party providers to provide security protocols for the transmission of data over the Internet. Although we intend to continue our current security efforts and to implement security technology and operational procedures to prevent break-ins, damage and failures, these security efforts may fail. Our insurance coverage may be insufficient in certain circumstances to cover claims that may result from these events.

WE EXPECT OUR PLANNED AGGRESSIVE GROWTH TO STRAIN OUR RESOURCES.

     We intend to expand our operations rapidly in the foreseeable future to pursue existing and potential market opportunities. If this rapid growth occurs, it will place significant demands on our management and operational resources. We will need to hire additional sales and marketing, research and development and technical personnel to increase and support our sales. We will also need to hire additional support and administrative personnel, expand our customer service capabilities, contract for third-party implementation resources and expand our information management systems. From time to time, we have experienced, and we expect to continue to experience, difficulty in hiring and retaining talented and qualified employees. Our failure to attract and retain the highly trained technical personnel that are essential to our product development, marketing, service and support teams may limit the rate at which we can generate revenue and develop new products or product enhancements. In order to manage our growth effectively, we must implement and improve our operational systems, procedures and controls on a timely basis. If we fail to implement and improve these systems, our business, operating results and financial condition may be materially adversely affected.

WE PLAN TO EXPAND INTO INTERNATIONAL MARKETS, WHICH WILL CAUSE OUR BUSINESS TO BECOME SUSCEPTIBLE TO ADDITIONAL RISKS.

     As part of our strategy, we plan to expand our presence and the sales of our services outside the United States. Conducting international operations would subject us to risks we do not face in the United States including:

     - Currency exchange rate fluctuations;

     - Unexpected changes in regulatory requirements;

     - Longer accounts receivable payment cycles and difficulties in collecting accounts receivables;

     - Difficulties in managing and staffing international operations;

     - Potentially adverse tax consequences, including restrictions on the repatriation of earnings;

     - The burdens of complying with a wide variety of foreign laws and regulatory requirements;

     - Reduced protection for intellectual property rights in some countries;
       and

     - Political and economic instability.

     Each country may have unique operational characteristics in each of their CPG and grocery industries that may require significant modifications to our existing services. In addition, we have limited experience in marketing, selling and supporting our services in foreign countries. Development of these skills may be more difficult or take longer than we anticipate, especially due to language barriers, currency exchange risks and the fact that the Internet may not be used as widely in other countries, and the adoption of electronic commerce may evolve slowly or may not evolve at all. As a result, we may not be successful in marketing our services to retailers and suppliers in markets outside the United States.

WE PLAN TO MOVE OUR CORPORATE HEADQUARTERS TO DALLAS, TEXAS. THIS MOVE MAY ADVERSELY AFFECT OUR OPERATIONS AND CAUSE US TO LOSE KEY PERSONNEL.

     We intend to move our corporate headquarters from Edmond, Oklahoma to Dallas, Texas within the next 12 months. We believe the move to Dallas will give us greater access to technology and development personnel and resources. We expect this move will place a significant strain on our operations and may cause us to lose some of our employees, particularly our development staff. While we anticipate that many of our employees will accept positions with us in Dallas, we cannot assure you that all of our employees will be willing to relocate. If we were to lose a significant number of employees, our management would have to devote a significant amount of their time to recruiting and training efforts and our business, financial condition and operating results may be materially adversely affected. In addition, the lease on our facilities in Oklahoma extends until 2005. If we are unable to sublease or assign these premises on acceptable terms or if our landlord refuses to release us from our obligations under the lease, we will remain liable for all or a portion of the remaining rental payments, which would negatively affect our operating results.

OUR SUCCESS IS SUBSTANTIALLY DEPENDENT ON OUR ABILITY TO RETAIN AND ATTRACT KEY PERSONNEL.

     Our future performance depends on the continued service of our key senior management team, Smalltalk programmers and sales personnel. The loss of the services of one or more of our key personnel, in particular Lewis B. Kilbourne, our Chief Executive Officer, could seriously harm our business. On October 1, 1998, we entered into an employment agreement with Dr. Kilbourne. This agreement has a three-year term, with year-to-year renewals. We do not maintain a key man life insurance policy for Dr. Kilbourne. Our future success also depends on our continuing ability to attract, hire, train and retain a substantial number of highly skilled managerial, technical, sales, marketing and customer support personnel. Competition for qualified personnel is intense, and we may fail to retain our key employees or to attract or retain other highly qualified personnel.

IF WE MAKE FUTURE ACQUISITIONS OR ENTER INTO JOINT VENTURES OR ADDITIONAL ALLIANCE ARRANGEMENTS, OUR MANAGEMENT'S ATTENTION MAY BE DIVERTED FROM OUR OPERATIONS, WE MAY INCUR ADDITIONAL LIABILITIES AND WE MAY NOT SUCCESSFULLY INTEGRATE ACQUIRED OPERATIONS.

     In the future we may acquire additional businesses, products and technologies, or enter into joint ventures or alliance arrangements that could complement or expand our business. Management's negotiations of potential acquisitions or joint ventures and alliance agreements and management's integration of acquired businesses, products or technologies could divert their time and resources. Any future acquisitions could require us to issue dilutive equity securities, incur debt or contingent liabilities, amortize goodwill and other intangibles or write-off in-process research and development and other acquisition-related expenses. Further, we may not be able to successfully integrate any acquired business, product or technology into our existing operations or retain the key employees of the acquired business. If we are unable to fully integrate an acquired business, product or technology, we may not receive the intended benefits of that acquisition.

IF WE FAIL TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR FACE A CLAIM OF INTELLECTUAL PROPERTY INFRINGEMENT BY A THIRD PARTY, WE COULD LOSE OUR INTELLECTUAL PROPERTY RIGHTS OR BE LIABLE FOR SIGNIFICANT DAMAGES.

     Our success is in part dependent upon our proprietary software technology. Companies in the software industry have experienced substantial litigation regarding intellectual property. Our subscription agreements contain provisions prohibiting the unauthorized use, copying and transfer of our proprietary information. We own no patents; rather, we rely on a combination of trade secret, copyright and trademark laws as well as non-disclosure and confidentiality agreements to protect our proprietary technology. However, these measures provide only limited protection, and we may not be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights.

     Any litigation to enforce our intellectual property rights may divert management resources and may not be adequate to protect our business. We also could be subject to claims that we have infringed the intellectual property rights of others. In addition, we may be required to indemnify our subscribers for similar claims made against them. Any claims against us or any claims we may seek to bring against others could require us to spend significant time and money in litigation, pay damages, develop new intellectual property or acquire licenses to intellectual property that is the subject of the infringement claims. These licenses, if required, may not be available on acceptable terms. Intellectual property claims against us could have a material adverse effect on our business, operating results and financial condition.

WE DEPEND ON THIRD-PARTY TECHNOLOGY FOR USE IN OUR PRODUCTS. IF WE ARE UNABLE TO CONTINUE TO USE THESE SOFTWARE LICENSES, OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED.

     We currently, and in the future we expect to continue to, license or otherwise obtain access to intellectual property of third parties. We rely upon software that we license from third parties, including software that is integrated with our internally developed software and used in our products to perform key functions. These third-party software licenses may not continue to be available to us on commercially reasonable terms. The loss of, or inability to maintain or obtain, any of these software licenses, could result in delays in our ability to provide our services or in reductions in the services we provide until we integrate equivalent software that we develop internally or that we identify and license from a third-party. Any delay in product development or in providing our services could damage our business, operating results and financial condition.

OUR CUSTOMER BASE IS CONCENTRATED AND OUR SUCCESS DEPENDS IN PART ON OUR ABILITY TO RETAIN EXISTING CUSTOMERS AND SUBSCRIBERS.

     If one or more of our major customers were to substantially reduce or terminate their use of our services, our business, operating results and financial condition would be harmed. In 1999, we derived 70% of our total revenues from our five largest customers. Our largest customer in 1999 accounted for approximately 27% of our total revenues. The amount of our revenues attributable to specific customers is likely to vary from year to year. We do not have long-term contractual commitments with any of our current subscribers, and our subscribers may terminate their contracts with little or no advance notice and without significant penalty. As a result, we cannot be certain that any of our current subscribers will be subscribers in future periods. A subscriber termination would not only result in lost revenue, but also the loss of subscriber references that are necessary for securing future subscribers.

THE PRICE OF OUR COMMON STOCK MAY DECLINE DUE TO SHARES ELIGIBLE FOR FUTURE
SALE.

     Sales of a substantial number of shares of common stock could adversely affect the market price of the common stock and could impair our ability to raise capital through the sale of equity securities. As of March 3, 2000, we had outstanding 19,735,416 shares of common stock. Of these shares:

     - 16,047,780 shares are freely tradable without restriction or further registration under the Securities Act unless purchased by our "affiliates;" and

     - 3,687,636 shares of common stock are "restricted securities" as defined in Rule 144 of the Securities Act.

     An additional 1,541,052 shares of common stock are issuable upon the exercise of currently exercisable options.

     An additional 45,000 shares of common stock are issuable upon the exercise of currently exercisable warrants. All of the shares issued upon the exercise of these warrants will be freely tradable.

     Pursuant to the $6.0 million subordinated secured convertible promissory note we issued to Hewlett-Packard, Hewlett-Packard may convert the note into shares of our common stock at a conversion price of $1.75 per share beginning in August 2000.

     Pursuant to our agreement with Ernst & Young, Ernst & Young is entitled to request the registration of 750,000 shares of our common stock which were purchased by them upon the exercise of a warrant. Pursuant to our agreement with i2 Technologies, i2 Technologies is entitled to request the registration of 895,536 shares of our common stock which were purchased by them and 746,268 shares of common stock issuable to them upon exercise of a warrant.

PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW COULD PREVENT, DELAY OR IMPEDE A CHANGE IN CONTROL OF US AND MAY REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

     Provisions of our certificate of incorporation and bylaws, including those relating to our classified board and our ability to offer "blank check" preferred stock, could have the effect of discouraging, delaying or preventing a merger or acquisition that a stockholder may consider favorable. We are also subject to the anti-takeover laws of Delaware which may discourage, delay or prevent someone from acquiring or merging with us, which may adversely affect the market price of our common stock. Please see "Description of Securities -- Anti-Takeover Effects" for more information concerning anti-takeover provisions.

        SPECIAL PRECAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Form 10KSB contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "continue" and other similar words. You should read statements that contain these words carefully because they discuss our future expectations, make projections of our future results of operations or of our financial condition or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed in the sections captioned "Additional Factors That May Affect Future Results" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as any cautionary language in this Form 10KSB, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

ITEM 2. DESCRIPTION OF PROPERTY

     We currently lease the following facilities under operating leases

     - Approximately 30,000 square feet of space in Edmond, Oklahoma for our corporate headquarters under a ten-year lease expiring on June 30, 2006. The lease requires monthly rental payments of $27,500 until June 2001, and $28,750 during the remaining term of the lease. Netplex currently subleases approximately 18,000 square feet of the office facility from the Company for monthly rental payments of approximately $17,100.

     - Approximately 21,700 square feet of space in Dallas, Texas for our executive and financial offices under a lease expiring on October 31, 2001. The lease requires monthly rental payments over the term of the lease of $21,145 subject to normal operating expense escalations beginning January 2001.

     - Approximately 1,950 square feet of space in Chicago, Illinois for our marketing office under a lease expiring on December 7, 2002. The lease requires monthly rental payments of $2,607 until November 2000, $2,685 from December 2000 to December 2001, and $2,765 for the remaining term of the lease.

     We believe that our existing facilities are adequate for our current needs and that additional space will be available as needed.

ITEM 3. LEGAL PROCEEDINGS

     On July 16, 1999, Investor Awareness filed suit against us in the District Court for Cook County Illinois alleging that we breached a contract between Investor Awareness and us relating to investor relations services. Investor Awareness has alleged that we agreed to issue options to it pursuant to the terms of that contract. Investor Awareness is seeking a declaratory judgment for the options it allegedly earned under the agreement and for damages of approximately $67,500 plus costs and attorneys fees. We have filed an answer stating that we have not breached any of our duties under the contract. We will vigorously defend the claims of this suit. However, we may not prevail in this litigation.

     There are no other material legal proceedings pending or, to our knowledge, threatened against us.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None.

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock has been quoted on the Nasdaq SmallCap Market under the symbol "IQIQ" since November 1996. The following table sets forth, for the periods indicated, the high and low closing prices of the common stock as reported by the Nasdaq SmallCap Market.

                                                               COMMON STOCK
                                                                  PRICE
                                                              --------------
                                                               HIGH     LOW
                                                              ------   -----
1997:
First Quarter...............................................  $ 1.34   $0.92
Second Quarter..............................................    1.06    0.75
Third Quarter...............................................    1.38    0.77
Fourth Quarter..............................................    1.13    0.75
1998:
First Quarter...............................................    1.03    0.75
Second Quarter..............................................    1.23    0.66
Third Quarter...............................................    0.88    0.59
Fourth Quarter..............................................    2.81    0.61
1999:
First Quarter...............................................    7.75    2.92
Second Quarter..............................................    5.75    3.31
Third Quarter...............................................    4.61    3.31
Fourth Quarter..............................................   18.19    4.53

                                DIVIDEND POLICY

     We have never declared or paid cash dividends on our capital stock and we do not intend to pay cash dividends on our capital stock in the foreseeable future. We currently expect to retain any future earnings to fund the operation and expansion of our business. Any future determination as to the payment of dividends will be at the discretion of our board of directors. In addition, the terms of the secured subordinated promissory note we issued to Hewlett-Packard prohibit us from paying any dividends while any amounts remain outstanding under this note.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements and related notes. The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those discussed below and elsewhere in this Form 10-KSB, particularly under the heading "Additional Factors That May Affect Future Results."

OVERVIEW

     We are a leading provider of subscription-based, business-to-business electronic commerce services that enable CPG and grocery industry participants to efficiently manage their highly complex supply chain information. Our services allow manufacturers, wholesalers, distributors and retailers to communicate and synchronize item, price and promotion information in a more cost-effective and accessible way than has been possible using traditional electronic and paper-based methods.

     We were originally formed in 1985 as Applied Intelligence Group, Inc. From inception, our operations consisted primarily of consulting services related to the planning, designing, building and installation of computerized information management systems and computerized checkout or point-of-sale systems in the retail and distribution industry. We also provided a Web-based human resource recruiting application.

     In 1993, we began the design and development of viaLink, an Internet-based subscription service to complement our existing consulting business. We introduced the syncLink service, formerly marketed and sold as Item Catalog, in January 1997. In 1998, we made the strategic decision to focus exclusively on our viaLink services. As a result, we sold our management consulting and systems integration assets to The NetPlex Group, Inc. in September 1998 and changed our name to The viaLink Company in October 1998. In December 1998, we sold ijob, our wholly-owned subsidiary which operated our Web-based human resources recruiting application, to DCM Company.

     Prior to 1999, we derived substantially all of our revenues from our consulting and systems integration assets. As a result of the sales of our management consulting and systems integration assets and ijob, we resemble a development stage company because our planned principal operations have not yet generated significant revenues. This fundamental change in our business is extremely risky, and we cannot be certain that our strategic decision to shift our focus from our historical businesses to our viaLink services ultimately will be successful.

     We expect to generate our future revenues primarily from monthly subscriptions to our services. For use of our syncLink service, retailers pay us based on the number of suppliers from whom they receive data and suppliers pay us based on the number of retailers that subscribe to their data. Our basic syncLink subscription service fee is a monthly flat fee per trading partner per store for direct-store-delivery customers. We have a similar pricing model for warehouse-delivered products. Our other services, Chain Pricing, Item Movement and Scan Based Trading, are available for additional fees. Previously, we priced our services based on a flat monthly subscription rate with no variable component for the number of stores or warehouse connections.

     We also charge an implementation fee ranging from $1,200 for an on-line implementation to over $100,000 for more complex supplier and retailer installations. Our implementation fees are separately priced based on time and materials. Implementation costs consist primarily of labor by technical support personnel to configure customer data and establish a connection to our services. Our typical implementation fee is approximately $20,000. Additionally, we receive revenues from the performance of certain Web-hosting services, but we expect to reduce our focus and reliance on providing these services in the future.

     We recognize revenues for our subscription and Web-hosting services as they are provided. Revenues collected in advance are deferred and recognized as earned. Revenues for implementations are recognized as the implementations are completed. We have agreed to pay a royalty of up to 7% of our total revenues to Ernst & Young and 5% of our syncLink and Chain Pricing subscription revenues to i2 Technologies.

     We reported a substantial loss from operations for the fiscal year ended December 31, 1999 and we expect to report substantial losses for the foreseeable future. The extent of these losses will depend primarily on the amount of revenues generated from implementations of and subscriptions to our viaLink services, which have not yet achieved market acceptance or significant market penetration. In order to achieve market penetration, we expect to continue our high level of expenditures for sales and marketing and development of our viaLink services. These expenses substantially exceed our revenues, which to date have been minimal. As a result, we expect to incur losses in future periods until such time as the recurring revenues from these services are sufficient to cover expenses.

RESULTS OF OPERATIONS

     The sale of our consulting and systems integration assets was effective September 1, 1998, and the sale of ijob was effective December 31, 1998. As a result of the sale of our consulting and systems integration assets, we are no longer a reseller of hardware and software. Consequently, our results of operations for the year ended December 31, 1999 do not include the results of operations related to the consulting and systems integration assets or the operations of ijob. Our results of operations for the years ended December 31, 1997 and 1998 include the sales, expenses and results of operations related to the consulting and systems integration assets through August 31, 1998 and the operations of ijob for the entire period. Therefore, the results of operations for the year ended December 31, 1999 are not comparable to the year ended December 31, 1998 and the results of operations for the year ended December 31, 1998 are not comparable to the year ended December 31, 1997

  Comparison of 1999 to 1998

     Revenues. Our total revenues decreased 93%, from $8.2 million for the fiscal year ended December 31, 1998, to $616,000 for the fiscal year ended December 31, 1999. The decrease in revenues was the result of the sales of our management consulting and systems integration assets and ijob.

     Direct Cost of Sales. Direct cost of sales consists of purchased hardware and certain software for resale, and costs associated with viaLink's proprietary software products. Direct cost of sales were eliminated in 1999 as the result of the sale of our consulting and systems integration assets in 1998.

     Customer Operations. Customer operations expense consists of personnel costs associated with implementation, consulting and other services and costs of operating, maintaining and accessing our technical operations and hosting facilities. Customer operations expense also includes the cost of providing support and maintenance to customers. Our customer operations expense decreased 29%, from $3.8 million for the fiscal year ended December 31, 1998, to $2.7 million for the fiscal year ended December 31, 1999. This decrease was largely due to a decrease in the personnel costs which resulted from the sale of the consulting and systems integration assets during 1998.

     Development. Development expense includes personnel and contract labor costs and professional fees incurred for product development, enhancements, upgrades, quality assurance and testing. Our development expenses increased 132%, from $1.2 million for the fiscal year ended December 31, 1998, to $2.8 million for the fiscal year ended December 31, 1999. This increase was due primarily to an increase in development staff from 15 persons at January 1, 1999 to 27 persons at December 31, 1999. Additionally, $487,000 of non-cash service costs is included in development expense in 1999 for the amortization of a portion of the fair value of the warrants issued to Ernst & Young and i2 Technologies, reflecting the development efforts provided by these alliance partners. We are utilizing and will increase our reliance on our alliance partners and other vendors to advance our development efforts. We are currently undertaking various projects that we expect will result in continued increases in these types of expenses for the foreseeable future.

     Selling and Marketing. Selling and marketing expense consists primarily of personnel costs, commissions, travel, promotional events, including trade shows, seminars and technical conferences, advertising and public relations programs. Selling and marketing expense increased 570%, from $436,000 for the fiscal year ended December 31, 1998, to $2.9 million for the fiscal year ended December 31, 1999. This increase in selling and marketing expense was primarily due to (a) the expansion of our sales, business development and marketing team from four persons at January 1, 1999 to 15 persons at December 31, 1999, resulting in $900,000 in increased personnel costs, (b) our new marketing and promotional program to promote our viaLink services, resulting in approximately a $1.1 million increase in advertising, travel and other fees and (c) $487,000 of non-cash service costs for the amortization of a portion of the fair value of the warrants issued to Ernst & Young and i2 Technologies reflecting the selling and marketing efforts provided by these alliance partners. We expect these types of expenses will continue to increase in the foreseeable future.

     General and Administrative (G&A). G&A expense consists primarily of the personnel and other costs of the finance, human resources, administrative and executive departments and the fees and expenses associated with legal, accounting and other services. G&A expense increased 138%, from $2.3 million for the fiscal year ended December 31, 1998, to $5.4 million for the fiscal year ended December 31, 1999. This increase in G&A expense is primarily attributable to the recruiting, staffing and relocation of key executive and management staff and the related increase in personnel expenses for the administrative infrastructure built to support future operations. In addition, G&A expense also increased due to an increase in legal, consulting and other professional fees. As a result of our significant efforts to develop internal processes and infrastructure to support the expected increase in operational activity and scale, we anticipate that our G&A expense will continue to increase in absolute dollars for the foreseeable future.

     Depreciation and Amortization. Depreciation and amortization expense increased 30%, from $458,000 for the fiscal year ended December 31, 1998, to $594,000 for the fiscal year ended December 31, 1999. This increase reflects the effect of $2.3 million in capital expenditures in 1999 for new computer hardware and software to support the viaLink services. This effect is partially offset by the sale of our consulting and systems integration assets on September 1, 1998, and the sale of ijob on December 31, 1998.

     Interest Expense, Net. Interest expense, net, increased from $161,000 for the fiscal year ended December 31, 1998, to $4.0 million for the fiscal year ended December 31, 1999. This increase is due to the promissory note we issued to Hewlett-Packard for $6.0 million at 11.5% interest, plus the amortization of the beneficial conversion feature of the note as more fully discussed in Note 5 to the financial statements. We will continue to record non-cash interest charges of approximately $1.0 million per quarter until the conversion date of August 5, 2000. Interest expense is offset by interest income on short-term investments.

     Gain on Sale of Assets. Gain on sale of assets decreased 62%, from $3.3 million for the fiscal year ended December 31, 1998, to $1.3 million for the fiscal year ended December 31, 1999. On March 11, 1999, DCM Company paid the note receivable of $800,000 plus accrued interest in full due to us in connection with the sale of ijob, and we recognized the deferred gain of $462,000 during the first quarter of 1999. We also recorded $801,000 of income under the earn-out agreement with NetPlex during 1999. Due to the potential for non-payment, no amounts have been recorded under the NetPlex earn-out agreement subsequent to September 30, 1999. We will continue to record income under the earn-out agreement as we receive payments.

     Realized Gain on Sale of Marketable Securities. During the second quarter of 1999, we converted 643,770 shares of NetPlex preferred stock we received as consideration for the sale of the consulting assets into 643,770 shares of freely-tradable common stock of NetPlex. In December 1999, we sold all of our shares of NetPlex common stock for proceeds of $4.9 million. This sale resulted in a realized gain of $3.9 million recorded for the fiscal year ended December 31, 1999.

     Tax Provision. Deferred tax assets and deferred tax liabilities are separately recognized and measured at currently enacted tax rates for the tax effect of temporary differences between the financial reporting and tax reporting bases of assets and liabilities, and net operating loss and tax credit carryforwards for tax purposes. A valuation allowance must be established for deferred tax assets if it is "more likely than not" that all or a portion will not be realized. Prior to the third quarter of 1998, we had recorded a tax benefit of $1.0 million related to the pre-tax losses incurred in prior years, and no valuation allowance had been established prior to the third quarter of 1998. As a result of the net gain on the sale of our consulting and systems integration assets, the deferred tax asset of $1.0 million was realized and a valuation allowance of $190,000 was established for the remaining net deferred tax asset as of September 30, 1998. The deferred tax asset at December 31, 1998 and December 31, 1999, generated by losses recorded in the fourth quarter of 1998 and during 1999, is offset by a full valuation allowance. We will continue to provide a full valuation allowance for future and current net deferred tax assets until such time as we believe it is more likely than not that the asset will be realized.

     Other Comprehensive Income. Other comprehensive income for the fiscal year ended December 31, 1998 includes an unrealized loss of $316,000, representing the net decrease in market value of the 643,770 shares of NetPlex stock received as consideration from the sale of our consulting and systems integration assets from September 1, 1998 to December 31, 1998. During 1999, and through the date of sale of the NetPlex shares, we continued to record other comprehensive income for the fluctuations in market value. All such unrealized gains were realized as gain on sale of securities in December 1999.

  Comparison of 1998 to 1997

     Revenues. Our total revenues decreased 9%, from $9.0 million for the fiscal year ended December 31, 1997, to $8.2 million for the fiscal year ended December 31, 1998. This decrease in revenues was primarily attributable to the sale of our consulting assets.

     Direct Cost of Sales. Direct cost of sales decreased 29%, from $2.2 million for the fiscal year ended December 31, 1997, to $1.6 million for the fiscal year ended December 31, 1998. This decrease corresponded with the decrease in hardware and product sales, offset by an increase in consulting and proprietary solution sales for the fiscal year ended December 31, 1998.

     Customer Operations. Customer operations expense decreased by 17%, from $4.5 million for the fiscal year ended December 31, 1997, to $3.8 million for the fiscal year ended December 31, 1998. This decrease was due to the sale of our consulting and systems integration assets.

     Development. Development expense increased 7%, from $1.1 million for the fiscal year ended December 31, 1997 to $1.2 million for the fiscal year ended December 31, 1998. This increase was due primarily to increased development activity for our services. We incurred costs of approximately $1.9 million and $1.8 million for product development in 1997 and 1998, respectively. For the same periods we capitalized $752,000 and $617,000, respectively, in software development costs.

     Selling and Marketing. Selling and marketing expense decreased 38%, from $709,000 for the fiscal year ended December 31, 1997, to $436,000 for the fiscal year ended December 31, 1998. This decrease was primarily a result of management initiatives to improve cash flow by reducing sales and marketing expense.

     General and Administrative. G&A expense decreased 20%, from $2.8 million for the fiscal year ended December 31, 1997, to $2.3 million for the fiscal year ended December 31, 1998. This decrease was primarily as a result of management initiatives to improve cash flow by reducing G&A expense.

     Depreciation and Amortization. Depreciation and amortization expense decreased 9%, from $503,000 for the fiscal year ended December 31, 1997, to $458,000 for the fiscal year ended December 31, 1998.

This decrease is due to decreased depreciation and amortization related to the consulting assets sold in 1998.

     Interest Expense, Net. Interest expense, net, increased from $74,000 for the fiscal year ended December 31, 1997, to $161,000 for the fiscal year ended December 31, 1998. This increase was due to increased borrowing under our line of credit in 1998.

     Gain on Sale of Assets. As a result of the sale of our consulting and systems integration assets, we recorded a one-time net gain of $3.0 million for the fiscal year ended December 31, 1998. Additionally, we accrued $341,000 under the earn-out agreement with NetPlex in 1998.

     Tax Provision (Benefit). Prior to the third quarter of 1998, we recorded a tax benefit of $1.0 million related to the pre-tax losses incurred in prior years, and no valuation allowance was established prior to the third quarter of 1998. As a result of the net gain on the sale of our consulting and systems integration assets in the third quarter of 1998, the deferred tax asset of $1.0 million was realized and a valuation allowance of $190,000 was established for the remaining net deferred tax asset as of September 30, 1998. Losses were incurred in the fourth quarter of 1998, for which no net deferred tax asset was recorded. We will not record any further tax benefits and deferred tax assets until such time as management believes it is more likely than not that the asset may be realized.

     Other Comprehensive Loss. Other comprehensive loss of $316,000 is the result of the write-down to market value at December 31, 1998 of the NetPlex preferred stock received in connection with the sale of our consulting and systems integration assets to NetPlex.

LIQUIDITY AND CAPITAL RESOURCES

     Due to the sale of our consulting and systems integration assets and the sale of ijob, we are unable to rely on our historical revenues and expect cash requirements in connection with sales and marketing and investment in our viaLink services will be substantial. As a result of these sales, we now resemble a development stage company because our planned principal operations have not yet generated significant revenues. As of December 31, 1999, we had cash, cash equivalents and short-term investments of $15.1 million.

     During 1999, we used $8.5 million in operating activities, reflecting a net loss of $12.6 million. Cash used in operating activities also reflects the effects of the gain on sale of marketable securities of $3.9 million, $6.5 million for non-cash stock compensation and interest expense for the conversion feature of the Hewlett-Packard note, $1.0 million of depreciation and amortization and a $900,000 increase in cash provided by other working capital changes.

     During 1999, we used $3.8 million in investing activities. Cash used in investment activities consisted primarily of increases in short-term investments, capital expenditures and capitalized software development costs. Also included in investing activities were proceeds of $4.9 million received by us in connection with the sale of our NetPlex common stock. In March 1999, we received proceeds of $812,444 for payment of the note receivable and accrued interest due to us in connection with the sale of ijob. Additionally, we invested $1.3 million in computer hardware, $768,000 in computer software and $275,000 in various other fixed assets in 1999, compared to $42,000 in total expenditures in 1998. We also invested $607,000 in software development costs during 1999, compared to $617,000 in 1998.

     During 1999, financing activities provided net cash of $20.2 million, primarily the result of the investments made by certain of our alliance partners. Additionally, we received $7.6 million in proceeds from the exercise of our stock options and warrants, offset in part by approximately $400,000 of registration costs. In February 1999, we completed a financing with Hewlett-Packard, whereby Hewlett-Packard provided us with $6.0 million through a subordinated secured promissory note. In connection with our agreement with Ernst & Young, which was entered into in May 1999, we issued a warrant to purchase up to 1,000,000 shares of our common stock at a price of $2.00 per share. In August 1999, Ernst & Young exercised warrants to purchase 250,000 shares of our common stock resulting in gross proceeds to us of $500,000. In November 1999, Ernst & Young exercised warrants to purchase the remaining 750,000 shares of our common stock from this agreement, resulting in gross proceeds to us of $1.5 million. In October 1999, i2 Technologies invested $5.0 million in us in exchange for 895,536 shares of our common stock and a warrant to purchase up to an additional 746,268 shares of our common stock at an exercise price of $6.70 per share.

     We currently do not have a credit facility available to borrow additional funds. We have incurred operating losses and negative cash flow in the past and expect to incur operating losses and negative cash flow for the foreseeable future. We expect our spending to increase steadily for the foreseeable future for further technology and product development, increased marketing expenditures and other technology and database costs. We also expect to hire additional management and support/service employees. To support this level of spending, we must use our current cash, cash equivalents and collection of accounts receivable to operate the business and/or eventually obtain additional financing. We cannot be certain when operating revenues will exceed operating costs, if ever.

     We believe that our available cash resources will be sufficient to finance our presently anticipated operating losses and working capital expenditure requirements for the foreseeable future. Our future capital requirements will depend on our revenue growth, profitability, working capital requirements, level of investment in long term assets and other financing sources. Increases in these capital requirements or a lack of revenue due to delayed or less than expected market acceptance of our viaLink services would accelerate the use of our cash, cash equivalents and short-term investments.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes standards for accounting and reporting for derivative instruments. The effective date for SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2001. We are currently not a party to any derivative instruments and do not expect the adoption of SFAS No. 133 to have a significant impact on our financial position or operating results.

ITEM 7. FINANCIAL STATEMENTS

     See Index to Financial Statements on Page F-1 of this Annual Report on Form 10-KSB.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     (a) Previous independent accountants

          (i) Effective December 7, 1999, PricewaterhouseCoopers LLP has resigned as The viaLink Company's independent accountants.

          (ii) The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

          (iii) In connection with its audits for the two most recent fiscal years and through December 7, 1999, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

     (b) New independent accountants

          (i) The Company engaged KPMG LLP as its new independent accountants as of December 10, 1999.

          (ii) During the Company's most recent two fiscal years, the Company did not consult with KPMG LLP regarding the application of accounting principles as to a specified transaction or the type of opinion that might be rendered on the Company's financial statements or any matter that was either the subject of a disagreement or a reportable event.

          The Company's Board of Directors participated in and approved the decision to engage KPMG LLP as the Company's new independent accountants.

                                    PART III

ITEM 9. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The information required by this Item is set forth under the caption "Management" in the Company's definitive Proxy Statement (the "Proxy Statement"), which will be filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934 and is incorporated herein by reference.

ITEM 10. EXECUTIVE COMPENSATION

     The information required by this Item is set forth under the caption "Executive Compensation" in the Proxy Statement, which will be filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934 and is incorporated herein by reference.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information required by this Item is set forth under the caption "Security Ownership of Certain Beneficial Owners and Management" in the Proxy Statement, which will be filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934 and is incorporated herein by reference.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information required by this Item is set forth under the caption "Certain Transactions" in the Proxy Statement, which will be filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934 and is incorporated herein by reference.

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

     (a) The following documents are filed as part of this Annual report on Form 10-KSB:

          1. Financial Statements.

             See Index to Financial Statements on page F-1 of this Annual Report on Form 10-KSB

          2. Financial Statements Schedules.

             Financial statement schedules under the applicable rules and regulations of the Securities and Exchange Commission have been omitted as the schedules are not applicable or the information required thereby is included in the Company's financial statements or notes thereto.

          3. Exhibits.

             The following instruments are included as exhibits to the report. Exhibits incorporated by reference are so indicated.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        2.1**            Agreement and Plan of Merger dated May 8, 1996 by and among the Registrant, Vantage Capital Resources, Inc., John
                         Simonelli, Larry E. Howell, Robert L. Barcum, Robert N.
                         Baker and David B. North
        2.2(1)           Asset Purchase Agreement dated June 12, 1997 by and among
                         ijob, Inc., Human Technologies, Inc., David C. Mitchell and
                         Ron Beasley
        2.3(2)           Asset Acquisition Agreement dated August 31, 1998 by and
                         between the Registrant and The NetPlex Group, Inc.
        2.4(2)           First Amendment to Asset Acquisition Agreement dated
                         September 9, 1998 by and between Registrant and The NetPlex
                         Group, Inc.
        2.5(2)           Stock Purchase Agreement dated December 31, 1998 by and
                         among Registrant, DCM Company, Inc., David C. Mitchell and ijob, Inc.
        3.1(3)           Form of Certificate of Incorporation
        3.2(3)           Form of Bylaws
        4.1(4)           Form of Certificate of Common Stock
        4.2              See Exhibits 3.1 and 3.2 for provisions of the Registrant's
                         Certificate of Incorporation and Bylaws defining rights of holders of common stock of the Registrant
        4.3**            Form of Underwriter's Warrant Agreement by and between
                         Barron Chase Securities Inc. and the Registrant
        4.4(5)           Shareholder Agreement dated as of February 4, 1999 by and
                         between Registrant and Hewlett-Packard Company
        4.5(6)           Stock Option Agreement dated as of December 18, 1998 by and between Registrant and Brian Herman
        4.6(7)           Registration Rights Agreement dated May 3, 1999 by and
                         between Registrant and Ernst & Young LLP
        4.7(8)           Securities Purchase Agreement dated October 12, 1999, by and between the Registrant and i2 Technologies, Inc.
        4.8(8)           Common Stock Purchase Warrant dated October 12, 1999, issued by the Registrant to i2 Technologies, Inc.
        4.9(8)           Registration Rights Agreement dated October 12, 1999, by and between the Registrant and i2 Technologies, Inc.
       10.1(6)           Note Purchase Agreement dated as of February 4, 1999 by and between the Registrant and Hewlett-Packard Company
       10.2**            Lease dated October 3, 1994 by and between the Registrant
                         and Oklahoma Christian Investment Corporation
       10.3(3)           Form of Subordinated Secured Convertible Promissory Note
                         dated as of February 4, 1999 issued by the Registrant in
                         favor of Hewlett-Packard Company
       10.4(6)           Security Agreement dated as of February 4, 1999 by and
                         between the Registrant and Hewlett-Packard Company
       10.5**            Exchange Agreement dated October 14, 1996 by and among the
                         Registrant, Robert L. Barcum, Robert N. Baker, Russell L.
                         Reinhardt, David B. North, John Simonelli, and Larry E.
                         Howell

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
       10.6(2)           Earn-out Agreement dated September 30, 1998 by and between the Registrant and The NetPlex Group, Inc.
       10.7(9)           Administrative Services Agreement dated August 31, 1998 by and between the Registrant and The NetPlex Group, Inc
       10.8(9)           Sublease dated September 1, 1998 by and between Applied
                         Intelligence Group, Inc. and The NetPlex Group, Inc.
       10.9(9)           Software Remarketing and Reselling Agreement effective as of
                         September 1, 1998 by and between the Registrant and The
                         NetPlex Group, Inc.
       10.10(3)          Form of Indemnification Agreement dated February 9, 1998 by and between the Registrant and the Registrant's executive
                         officers
       10.11(3)          Employment Agreement dated October 1, 1998 by and between
                         the Registrant and Lewis B. Kilbourne
       10.12(3)          Employment Agreement dated October 1, 1998 by and between
                         the Registrant and Robert N. Baker
       10.13(10)         The viaLink Company (f/k/a Applied Intelligence Group, Inc.)
                         1995 Stock Option Plan, as amended and restated effective
                         September 1, 1998
       10.14(11)         The viaLink Company (f/k/a Applied Intelligence Group, Inc.)
                         1998 Non-Qualified Stock Option Plan
       10.15(12)         The viaLink Company (f/k/a Applied Intelligence Group, Inc.)
                         1998 Stock Grant Plan
       10.16(13)         The viaLink Company (f/k/a Applied Intelligence Group, Inc.)
                         1997 Employee Stock Purchase Plan
       10.17(4)          The viaLink Company 1999 Stock Option/Stock Issuance Plan
       10.18(14)         1999 Stock Option/Stock Issuance Plan Form of Stock Option
                         Agreement
       10.19(14)         1999 Stock Option/Stock Issuance Plan Form of Stock Issuance
                         Agreement
       10.20(14)         1999 Stock Option/Stock Issuance Plan Form of Automatic
                         Stock Option Agreement
       10.21(4)          The viaLink Company 1999 Employee Stock Purchase Plan
       10.22(7)          Amended and Restated Alliance Agreement dated as of May 3,
                         1999 by and between the Registrant and Ernst & Young LLP
       10.23(7)          Master Services Agreement dated May 3, 1999 by and between the Registrant and Ernst & Young LLP
       10.24(8)          Alliance and Marketing Agreement dated October 12, 1999, by and between the Registrant and i2 Technologies, Inc.
       10.25(8)          Software License dated October 12, 1999, by and between the
                         Registrant and i2 Technologies, Inc.
       10.26             Office Building Sublease effective as of December 16, 1999, between Kerr-McGee Corporation and the Registrant
       10.27             Employment Agreement made as of April 1, 1999, by and
                         between the Registrant and J. Andrew Kerner
       10.28             Employment Agreement made as of April 9, 1999, by and
                         between the Registrant and David M. Lloyd
       10.29             Employment Agreement made as of April 8, 1999, by and
                         between the Registrant and Robert I. Noe
       10.30             Employment Agreement effective January 4, 2000 by and
                         between the Registrant and Patrick Fitzgerald.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
       10.31             Form of Addendum to Employment Agreement between the
                         Registrant and J. Andrew Kerner
       10.32             Form of Addendum to Employment Agreement between the
                         Registrant and David M. Lloyd
       10.33             Form of Addendum to Employment Agreement between the
                         Registrant and Robert I. Noe
       21.1(3)           Subsidiaries of Registrant
       23.1              Consent of KPMG LLP
       23.2              Consent of PricewaterhouseCoopers LLP
       27                Financial Data Schedule

---------------

  ** Incorporated herein by reference to the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-5038-D), as amended.

 (1) Incorporated herein by reference to the Registrant's Annual Report on Form 10-KSB for the year ending December 31, 1997.

 (2) Incorporated herein by reference to the Registrant's Definitive Information Statement on Schedule 14-C filed October 15, 1998.

 (3) Incorporated herein by reference to the Registrant's Definitive Proxy Statement on Schedule 14A (File No. 000-21729) filed April 19, 1999.

 (4) Incorporated herein by reference to the Registrant's Registration Statement on Form 8-A/A (File No. 333-05038-D) filed under Section 12(g) of the Exchange Act.

 (5) Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated February 4, 1999.

 (6) Incorporated herein by reference to the Registrant's Annual Report on Form 10-KSB for the year ending December 31, 1998.

 (7) Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated May 3, 1999.

 (8) Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated October 12, 1999.

 (9) Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated October 27, 1998.

(10) Incorporated herein by reference to the Registrant's Registration Statement on Form S-8, as amended (Reg. No. 333-69203).

(11) Incorporated herein by reference to the Registrant's Registration Statement on Form S-8, as amended (Reg. No. 333-69319).

(12) Incorporated herein by reference to the Registrant's Registration Statement on Form S-8, as amended (Reg. No. 333-47547).

(13) Incorporated herein by reference to the Registrant's Registration Statement on Form S-8, as amended (Reg. No. 333-30073).

          4. Reports on Form 8-K.

             The Registrant filed a Current Report on Form 8-K, dated October 4, 1999, reporting pursuant to Item 5 of such Form the Notice of Redemption of Redeemable Common Stock Purchase Warrants of viaLink Company sent to the holders of our Redeemable Common Stock Purchase Warrants. This notice set the redemption date of November 5, 1999.

             The Registrant filed a Current Report on Form 8-K, dated October 12, 1999, reporting pursuant to Items 5 and 7 of such Form the Registrant's strategic relationship with i2 Technologies, Inc., to integrate certain of the products and services of the Registrant and i2;

        and i2's investment of $5.0 million in exchange for common stock and issuance of a warrant to purchase an additional $5.0 million in common stock.

             The Registrant filed a Current Report on Form 8-K, dated November 16, 1999, reporting pursuant to Items 5 and 7 of such Form the completion of the Registrant's reincorporation in Delaware.

             The Registrant filed a Current Report on Form 8-K, dated December 7, 1999, reporting pursuant to Items 4 and 7 of such Form the change in the Registrant's Certifying Accountants. Effective December 7, 1999, PricewaterhouseCoopers LLP resigned as The viaLink Company's independent accountants and the Registrant subsequently engaged KPMG LLP as its new independent accountants as of December 10, 1999.

             The Registrant filed a Current Report on Form 8-K, dated March 1, 2000, reporting pursuant to Items 5 and 7 of such Form the declaration of a two-for-one split of shares of the Registrant's common stock to be effected in the form of a stock dividend of one share for each share of common stock outstanding payable to stockholders of record on March 17, 2000.

                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, as of the 21st day of March, 2000.

                                            THE VIALINK COMPANY
                                            (Registrant)

                                            By:   /s/ LEWIS B. KILBOURNE
                                              ----------------------------------
                                                      Lewis B. Kilbourne
                                                   Chief Executive Officer

                                            By:    /s/ J. ANDREW KERNER
                                              ----------------------------------
                                                       J. Andrew Kerner
                                                Senior Vice President, Finance
                                                   Chief Financial Officer
                                                   (principal financial and
                                                     accounting officer)

                         INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF THE VIALINK COMPANY
  Independent Auditors' Reports.............................  F-2
  The viaLink Company Balance Sheets as of December 31, 1998
     and 1999...............................................  F-4
  The viaLink Company Statements of Operations and
     Comprehensive Income (Loss)
     for the Years Ended December 31, 1997, 1998 and 1999...  F-5
  The viaLink Company Statements of Stockholders' Equity for
     the Years Ended December 31, 1997, 1998 and 1999.......  F-6
  The viaLink Company Statements of Cash Flows for the Years
     Ended December 31, 1997, 1998 and 1999.................  F-7
  The viaLink Company Notes to Financial Statements.........  F-8

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
The viaLink Company:

     We have audited the accompanying balance sheet of The viaLink Company as of December 31, 1999, and the related statements of operations and comprehensive income (loss), stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The viaLink Company as of December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                            KPMG LLP

Dallas, Texas
February 3, 2000, except as
to Note 13, which is as of
March 1, 2000

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors
The viaLink Company

     In our opinion, the accompanying balance sheet and the related statements of operations and comprehensive income (loss), of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of The viaLink Company at December 31, 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                            PRICEWATERHOUSECOOPERS LLP

Oklahoma City, Oklahoma
February 22, 1999, except as to the
stock splits described in Note 8 and
Note 13 relating to the 1997 and
1998 share and per share data,
which is as of March 14, 2000.

                              THE VIALINK COMPANY

                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1999

                                     ASSETS

                                                                 1998          1999
                                                              ----------   ------------
Current assets:
  Cash and cash equivalents.................................  $  715,446   $  8,616,305
  Short-term investments, held to maturity..................          --      6,479,443
  Accounts receivable -- trade, net of allowance for
     doubtful accounts of $7,841 in 1998 and $41,416 in
     1999...................................................     158,117        122,796
  Other receivables.........................................     585,778        472,599
  Prepaid expenses..........................................      16,716        395,513
  Marketable securities, available for sale.................     684,327             --
                                                              ----------   ------------
          Total current assets..............................   2,160,384     16,086,656
Furniture, equipment and leasehold improvements, net........     719,910      2,473,281
Software development costs, net.............................   1,340,230      1,523,588
Note receivable, net of deferred gain on sale...............     337,958             --
Deferred service fees.......................................          --      3,046,302
Other assets................................................      38,564        108,762
                                                              ----------   ------------
          Total assets......................................  $4,597,046   $ 23,238,589
                                                              ==========   ============

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities..................  $1,066,273   $  2,236,521
  Current portion of capital lease obligations..............      44,194             --
                                                              ----------   ------------
          Total current liabilities.........................   1,110,467      2,236,521
Long-term debt..............................................          --      4,230,720
                                                              ----------   ------------
          Total liabilities.................................   1,110,467      6,467,241
Commitments and Contingencies(Notes 7 and 11)
Stockholders' equity:
  Common stock, $.001 par value; 50,000,000 shares
     authorized; 2,826,613 and 19,569,644 shares issued and
     outstanding at December 31, 1998 and 1999,
     respectively...........................................       2,827         19,570
  Additional paid-in capital................................   4,763,569     31,740,964
  Unearned stock compensation...............................          --     (1,389,079)
  Accumulated deficit.......................................    (964,144)   (13,600,107)
  Accumulated other comprehensive loss......................    (315,673)            --
                                                              ----------   ------------
          Total stockholders' equity........................   3,486,579     16,771,348
                                                              ----------   ------------
          Total liabilities and stockholders' equity........  $4,597,046   $ 23,238,589
                                                              ==========   ============

   The accompanying notes are an integral part of these financial statements.

                              THE VIALINK COMPANY

            STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                          1997          1998           1999
                                                       -----------   -----------   ------------
Revenues.............................................  $ 9,022,842   $ 8,230,628   $    615,519
Operating expenses:
  Direct cost of sales...............................    2,211,956     1,563,757             --
  Customer operations................................    4,526,968     3,759,626      2,655,113
  Development........................................    1,131,093     1,205,743      2,803,247
  Selling and marketing..............................      708,652       435,978      2,919,857
  General and administrative.........................    2,840,978     2,285,955      5,430,466
  Depreciation and amortization......................      502,559       458,259        594,373
                                                       -----------   -----------   ------------
          Total operating expenses...................   11,922,206     9,709,318     14,403,056
                                                       -----------   -----------   ------------
Loss from operations.................................   (2,899,364)   (1,478,690)   (13,787,537)
Interest expense, net................................      (73,581)     (161,355)    (3,983,785)
Gain on sale of assets...............................           --     3,339,123      1,262,921
Realized gain on sale of marketable securities.......           --            --      3,872,438
                                                       -----------   -----------   ------------
Income (loss) before income taxes....................   (2,972,945)    1,699,078    (12,635,963)
Provision (benefit) for income taxes.................   (1,112,127)    1,049,440             --
                                                       -----------   -----------   ------------
Net income (loss)....................................   (1,860,818)      649,638    (12,635,963)
Other comprehensive income (loss):
  Unrealized income (loss) on marketable securities,
     net of tax......................................           --      (315,673)       315,673
                                                       -----------   -----------   ------------
Comprehensive income (loss)..........................  $(1,860,818)  $   333,965   $(12,320,290)
                                                       ===========   ===========   ============
Net income (loss) per common share --
  -- Basic...........................................  $     (0.17)  $      0.06   $      (0.96)
                                                       ===========   ===========   ============
  -- Diluted.........................................  $     (0.17)  $      0.05   $      (0.96)
                                                       ===========   ===========   ============
Weighted average common shares outstanding --
  -- Basic...........................................   10,909,752    10,964,164     13,114,028
                                                       ===========   ===========   ============
  -- Diluted.........................................   10,909,752    12,409,772     13,114,028
                                                       ===========   ===========   ============

   The accompanying notes are an integral part of these financial statements.

                              THE VIALINK COMPANY

                       STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                                                       ACCUMULATED
                                      COMMON STOCK       ADDITIONAL      UNEARNED         OTHER       ACCUMULATED
                                  --------------------     PAID-IN        STOCK       COMPREHENSIVE     EARNINGS
                                    SHARES     AMOUNTS     CAPITAL     COMPENSATION   INCOME (LOSS)    (DEFICIT)        TOTAL
                                  ----------   -------   -----------   ------------   -------------   ------------   ------------
Balance, December 31, 1996......   2,726,500   $2,727    $ 4,491,226   $        --      $     --      $    247,036   $  4,740,989
  Exercise of stock options.....         444       --            279                                                          279
  Stock issued under employee
    stock purchase plan.........       2,565        3          7,483                                                        7,486
  Net loss......................                                                                        (1,860,818)    (1,860,818)
                                  ----------   -------   -----------   -----------      --------      ------------   ------------
Balance, December 31, 1997......   2,729,509    2,730      4,498,988            --            --        (1,613,782)     2,887,936
  Exercise of stock options.....      88,610       89        240,303                                                      240,392
  Stock issued under employee
    stock purchase plan.........       3,461        3          8,555                                                        8,558
  Stock issued under employee
    bonus plan..................       5,033        5         15,723                                                       15,728
  Net income....................                                                                           649,638        649,638
  Unrealized loss on securities
    available for sale..........                                                        (315,673)                        (315,673)
                                  ----------   -------   -----------   -----------      --------      ------------   ------------
Balance, December 31, 1998......   2,826,613    2,827      4,763,569            --      (315,673)         (964,144)     3,486,579
  Exercise of stock options.....     575,435      575      1,993,311                                                    1,993,886
  Stock issued under employee
    stock purchase plan.........         172       --          1,891                                                        1,891
  Proceeds from Hewlett-Packard
    note........................                           6,000,000                                                    6,000,000
  Issuance of stock options to
    employees...................                           2,185,736    (2,185,736)                                            --
  Issuance of stock purchase
    warrants....................                           4,006,468                                                    4,006,468
  Amortization of unearned stock
    compensation................                                           796,657                                        796,657
  Proceeds from exercise of
    common stock warrants.......   1,068,042    1,068      5,621,192                                                    5,622,260
  Exercise of common stock
    warrants, Ernst & Young.....     250,000      250      1,999,750                                                    2,000,000
  Issuance of common stock for
    services....................      20,480       21        549,639                                                      549,660
  Proceeds from issuance of
    common stock to i2
    Technologies, Inc. .........     223,884      224      4,999,776                                                    5,000,000
  Registration costs............                            (365,763)                                                    (365,763)
  Two-for-one stock split on
    November 29, 1999...........   4,820,196    4,820         (4,820)                                                          --
  Two-for-one stock split on
    March 1, 2000 (note 13).....   9,784,822    9,785         (9,785)                                                          --
  Unrealized gain on securities,
    net of reclassification
    adjustment..................                                                         315,673                          315,673
  Net loss......................                                                                       (12,635,963)   (12,635,963)
                                  ----------   -------   -----------   -----------      --------      ------------   ------------
Balance, December 31, 1999......  19,569,644   $19,570   $31,740,964   $(1,389,079)           --      $(13,600,107)  $ 16,771,348
                                  ==========   =======   ===========   ===========      ========      ============   ============

   The accompanying notes are an integral part of these financial statements.

                              THE VIALINK COMPANY

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                                 1997          1998           1999
                                                              -----------   -----------   ------------
Cash flows from operating activities:
  Net income (loss).........................................  $(1,860,818)  $   649,638   $(12,635,963)
  Adjustments to reconcile net income (loss) to net cash
    used in operating activities:
    Depreciation and amortization...........................      827,396       925,134      1,015,609
    Deferred income tax provision (benefit).................   (1,112,127)    1,049,440             --
    Gain on sale of assets..................................           --    (2,998,453)      (462,042)
    Gain on sale of marketable securities...................           --            --     (3,872,438)
    Amortization of unearned stock compensation.............           --            --        796,657
    Amortization of deferred service fee....................           --            --        960,166
    Loss on disposal of fixed assets........................           --        12,694             --
    Non-cash interest expense on convertible debt...........           --            --      4,230,720
    Professional fees paid with common shares...............           --            --        549,660
    Increase (decrease) in cash for changes in:
      Accounts receivable, net..............................      672,515     1,054,162         35,321
      Other receivables.....................................      269,981      (540,885)       113,179
      Prepaid expenses and other assets.....................      127,830        32,407       (448,995)
      Accounts payable and accrued liabilities..............      428,512      (397,899)     1,170,248
      Deferred revenue......................................      (96,315)     (236,134)            --
                                                              -----------   -----------   ------------
         Net cash used in operating activities..............     (743,026)     (449,896)    (8,547,878)
                                                              -----------   -----------   ------------
Cash flows from investing activities:
  Proceeds from sale of assets, net of costs................           --     2,607,731             --
  Proceeds from sale of marketable securities...............           --            --      4,872,438
  Capital expenditures......................................     (332,987)      (41,785)    (2,345,157)
  Collection on note receivable from sale of ijob...........           --            --        800,000
  Purchase of short-term investments........................           --            --     (9,099,443)
  Proceeds upon maturity of short-term investments..........           --            --      2,620,000
  Capitalized expenditures for software development.........     (752,158)     (617,180)      (607,181)
                                                              -----------   -----------   ------------
         Net cash provided by (used in) investing
           activities.......................................   (1,085,145)    1,948,766     (3,759,343)
                                                              -----------   -----------   ------------
Cash flows from financing activities:
  Decrease in bank overdraft................................     (261,141)      (23,619)            --
  Proceeds from convertible debt............................           --            --      6,000,000
  Proceeds from long-term debt..............................    1,270,000     3,522,639             --
  Proceeds from stockholder notes...........................        6,455            --             --
  Proceeds from exercise of stock option and purchase
    plans...................................................        7,765       264,678      1,995,777
  Proceeds from exercise of common stock purchase warrants,
    net of registration costs...............................           --            --      7,256,497
  Proceeds from issuance of common stock to i2
    Technologies, Inc. .....................................           --            --      5,000,000
  Payments of capital lease obligations.....................     (135,153)     (132,422)       (44,194)
  Payment of stockholder notes..............................      (20,000)     (482,830)            --
  Payments of long-term debt................................     (780,000)   (4,012,639)            --
                                                              -----------   -----------   ------------
         Net cash provided by (used in) financing
           activities.......................................       87,926      (864,193)    20,208,080
                                                              -----------   -----------   ------------
Net increase (decrease) in cash and cash equivalents........   (1,740,245)      634,677      7,900,859
Cash and cash equivalents, beginning of period..............    1,821,014        80,769        715,446
                                                              -----------   -----------   ------------
Cash and cash equivalents, end of period....................  $    80,769   $   715,446   $  8,616,305
                                                              ===========   ===========   ============
Supplemental disclosures of cash flow information:
  Cash paid for interest....................................  $   123,778   $   220,553   $         --
                                                              ===========   ===========   ============
  Cash paid for income taxes, net of refunds................  $   114,852   $    26,454   $         --
                                                              ===========   ===========   ============
Supplemental schedule of non-cash investment activities:
  Issuance of stock purchase warrants for future services...  $        --   $        --   $  4,006,468
                                                              ===========   ===========   ============

   The accompanying notes are an integral part of these financial statements.

                              THE VIALINK COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     General Description of Business -- The viaLink Company (the "Company") provides subscription-based, business-to-business electronic commerce solutions that enable the CPG and grocery industries to more efficiently manage their highly complex supply chain information. Our services allow manufacturers, wholesalers, distributors and retailers to communicate, exchange and synchronize item, pricing and promotion information in a more cost-effective and accessible way than has been possible using traditional methods.

     Our strategy is to continue our investment in marketing and sales activities, development of our viaLink services and customer support services to facilitate our plan to penetrate the market and build recurring revenues generated from subscriptions to our viaLink services. In order to implement this strategy, we believe that we will need significant additional capital resources and we are seeking additional financing sources and other potential technology, strategic and marketing partners. Consequently, we resemble a development stage company and will face many of the inherent risks and uncertainties that development stage companies face. There can be no assurance, however, that these efforts will be successful or that we will be able to obtain additional financing or agreements with other partners on commercially reasonable terms, if at all. Our failure to successfully negotiate such arrangements would have a material adverse effect on our business, financial condition and results of operations, including our viability as an enterprise. As a result of the high level of expenditures for investment in technology development, implementation, customer support services, and selling and marketing expenses, we expect to incur losses in the foreseeable future periods until such time, if ever, as the recurring revenues from our viaLink services are sufficient to cover the expenses.

     Our clients and customers range from small, rapidly growing companies to large corporations in the consumer packaged goods and grocery industries and are geographically dispersed throughout the United States.

     Basis of Presentation -- The financial statements include the accounts of the Company and, prior to December 31, 1998, its wholly-owned subsidiary, ijob, Inc., which was formed June 30, 1997. All material intercompany balances and transactions have been eliminated. On December 31, 1998, ijob, Inc. was sold, and therefore, is not included in the Company's financial statements subsequent to that date.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management's estimates and assumptions in determining the carrying values of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents and Short-term Investments -- For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. Similar investments with a maturity, at purchase, of more than three months are classified as short-term investments held to maturity and are carried at amortized cost.

     Marketable Securities -- The Company classifies its investment in marketable securities as available-for-sale in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company's securities are carried at fair market value, with the unrealized gains and losses reported as other comprehensive income or loss until realized.

     Risks from Concentrations -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments, notes receivable and accounts receivable. The Company places its temporary cash investments with high credit quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited due to the large

                              THE VIALINK COMPANY
number of individual accounts and their dispersion across different regions. The Company does not believe a material risk of loss exists with respect to its financial position due to concentrations of credit risk.

     The Company received, as consideration for the sale of its management consulting and systems integration assets, 643,770 shares of preferred stock which were converted into common shares of the NetPlex Group, Inc. Such shares were classified as available-for-sale marketable securities and were subject to fluctuations in value due to market conditions until the sale of such securities in December 1999.

     Prior to 1999, the Company's revenues were in part dependent on large license fees and systems integration contracts from a limited number of customers. In 1999, three customers individually accounted for 27, 14 and 12 percent of revenues. In 1997, 1998 and 1999, approximately 57, 49 and 70 percent, respectively, of the Company's total revenues were attributable to five clients. During 1998, the Company sold its wholly owned subsidiary, ijob, Inc., and the assets underlying its management consulting and systems integration services (see Note 2). Historically, over 90% of the Company's revenues were generated from assets sold pursuant to these sales. As a result of the sales, the Company resembles a development stage company since its planned principal operations have not yet generated significant revenues. We will continue to be dependent upon revenues from a limited number of customers until we achieve market penetration.

     Furniture, equipment and leasehold improvements -- Furniture, equipment and leasehold improvements are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in operations for the period. The Company depreciates furniture and equipment using the straight-line method over their estimated useful lives ranging from 3 to 10 years. Leasehold improvements are amortized over the lease term using the straight-line method.

     Revenue Recognition -- Prior to 1999, the Company's revenues were primarily realized from providing management consulting services, systems integration services and reselling hardware and software products. The Company recognized revenue as the services were provided and products were delivered. Revenues from fixed-price contracts were recognized using the percentage of completion method. The Company's revenues in 1999 consist of recurring monthly subscription fees for customer use of the viaLink services, implementation fees, and recurring monthly fees for hosting customer websites. Contracts for customer use of the viaLink services are generally for a one-year period, but are generally cancelable with 30 days notice. The Company recognizes revenue for the use of the viaLink services and for hosting customer websites as these services are provided. Implementation fees for the viaLink services are nonrefundable and are separately priced from the use of the viaLink services based on time and materials, and are recognized when each implementation is complete. Implementation costs consist primarily of labor by technical support personnel to configure customer data and establish a connection to the viaLink database. The Company has no obligation to perform any future services and no additional implementation services are necessary upon renewal of the service by the customer. Revenues collected in advance are deferred and recognized as earned.

     Direct Cost of Sales -- Direct cost of sales represents the cost of hardware and certain point-of-sale software acquired for resale, including royalty payments required for sale of the Company's proprietary software products.

     Development -- The Company incurred costs and expenses of approximately $1.9 million, $1.8 million and $3.4 million for product development in 1997, 1998 and 1999, respectively. The Company capitalizes certain of these costs, including interest, that are directly related to the development of software to be sold and software developed for internal use. Capitalization of costs for internal use software begins after the preliminary project stage and ends when the software is substantially complete and ready for its intended

                              THE VIALINK COMPANY
use. The Company also capitalizes certain of these costs, including interest, for software to be sold beginning when technological feasibility has been established and ending when the product is available for customers. Capitalized software development costs are amortized using the straight-line method over the estimated useful life of three to five years and are subject to impairment evaluation in accordance with the provisions of SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

     Earnings Per Share -- Basic earnings per share is calculated by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing net income (loss) by the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Diluted earnings per share also includes the impact of convertible debt, if dilutive, using the if-converted method.

     Income Taxes -- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires deferred tax liabilities or assets to be recognized for the anticipated future tax effects of temporary differences that arise as a result of the differences in the carrying amounts and tax bases of assets and liabilities, and for loss carryforwards and tax credit carryforwards. SFAS 109 requires that the Company record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     Reclassifications -- Certain prior year amounts have been reclassified to conform to the 1999 financial statement presentation.

2. DIVESTITURES

     On December 31, 1998, the Company sold its wholly-owned subsidiary, ijob, Inc. to DCM Company ("DCM"), a corporation wholly-owned by David C. Mitchell, the President and a member of the board of directors of ijob at the time of the sale. DCM purchased all of the outstanding stock of ijob for a collateralized, ten-year $800,000 promissory note that accrued interest at 8% per annum. The promissory note was collateralized by substantially all of ijob's fixed assets, contract rights, accounts receivable and general intangibles. The net gain of $462,042 on the sale was deferred and netted against the $800,000 promissory note at December 31, 1998, as DCM was considered to be a highly leveraged entity. On March 11, 1999, the promissory note and accrued interest were paid in full. Accordingly, the deferred gain on the sale of $462,042 was recognized in the 1999 statement of operations.

     Effective September 1, 1998, the Company sold the assets related to its management consulting and systems integration services (including the Company's proprietary Retail Services Application ("RSA") software) to NetPlex Group, Inc. ("Consulting Assets Sale"). The Company received $3.0 million in cash and 643,770 shares of NetPlex preferred stock, with a market value of approximately $1.0 million at the date of the sale. The Company used the cash proceeds from the sale to repay (i) $551,062 of long-term debt, (ii) $565,094 of stockholder loans including interest and (iii) expenses attributable to the Consulting Assets Sale. The net gain from the Consulting Assets Sale was $2,998,453. At December 31, 1998, the market value of the 643,770 shares of NetPlex preferred stock was $684,327, yielding an unrealized loss of $315,673, which was included in other comprehensive loss in 1998. In December 1999, the Company sold the 643,770 shares for $4.87 million resulting in a realized gain of $3.87 million included in the 1999

                              THE VIALINK COMPANY
statement of operations. The following represents condensed unaudited results of operations related to the management consulting and systems integration services:

                                                                             EIGHT MONTHS
                                                               YEAR ENDED       ENDED
                                                              DECEMBER 31,    AUGUST 31,
                                                                  1997           1998
                                                              ------------   ------------
Revenues....................................................   $7,544,678     $6,831,916
Expenses....................................................    7,335,395      5,045,104
                                                               ----------     ----------
Income before income taxes..................................   $  209,283     $1,786,812
                                                               ==========     ==========

     In conjunction with the Consulting Assets Sale, the Company entered into an earn-out agreement that provides for quarterly cash payments aggregating up to $1.5 million based on revenues generated from the assets sold to NetPlex through March 31, 2000. During 1999, the Company accrued payments in accordance with the Consulting Assets Sale earn-out agreement in the amount of $801,000, representing the estimated earn-out through September 30, 1999. NetPlex did not make the contractually required payments in the time periods specified in the earn-out agreement. Subsequent to December 31, 1999, however, the Company received payment for the amounts recognized through September 30, 1999. Due to this uncertainty, no amounts have been recorded under the earn-out agreement subsequent to September 30, 1999. The earn-out agreement includes certain acceleration provisions upon any breach by NetPlex, including increased cash earn-out payments up to $1.5 million and issuance to the Company of an additional 643,770 shares of NetPlex common stock. The Company has not recognized any amounts which may become due under these acceleration provisions and will recognize income under the earn-out agreement as payments are received.

     The Company's balance sheets as of December 31, 1998 and 1999 and the statement of operations for 1999, do not include the assets and operations of the consulting and systems integration assets, nor do they include the assets and operations of ijob, which are included in the comparable period of 1998. Therefore, the years presented are not comparable.

3. SHORT-TERM INVESTMENTS

     At December 31, 1999, all marketable debt securities were classified as held-to-maturity and carried at amortized cost. Short-term investments consisted of the following:

Certificates of deposit..................................  $  100,000
Commercial paper.........................................   5,038,141
Bankers acceptances......................................     744,480
U.S. government securities...............................     596,822
                                                           ----------
          Total short-term investments...................  $6,479,443
                                                           ==========

     At December 31, 1999, the estimated fair value of each investment approximated its amortized cost, and therefore, there were no significant unrealized gains or losses.

                              THE VIALINK COMPANY

4. FURNITURE, EQUIPMENT, LEASEHOLD IMPROVEMENTS AND SOFTWARE DEVELOPMENT COSTS

     Furniture, equipment and leasehold improvements at December 31, 1998 and 1999 consisted of the following:

                                                                1998          1999
                                                             -----------   -----------
Furniture and fixtures.....................................  $   286,583   $   388,918
Computer equipment.........................................    1,432,776     2,734,831
Computer software..........................................      492,790     1,260,472
Leasehold improvements.....................................       49,669       222,755
                                                             -----------   -----------
                                                               2,261,818     4,606,976
Less: accumulated depreciation and amortization............   (1,541,908)   (2,133,695)
                                                             -----------   -----------
Furniture, equipment and leasehold improvements, net.......  $   719,910   $ 2,473,281
                                                             ===========   ===========

     Computer equipment in 1998 and 1999 included $321,840 of assets under capital leases. Furniture and fixtures in 1998 and 1999 included $88,766 of assets under capital leases. Accumulated depreciation for all assets under capital leases at December 31, 1998 and 1999 was $262,537 and $344,658, respectively.

     The Company incurred total costs of approximately $1.9 million, $1.8 million and $3.4 million for development of software in 1997, 1998 and 1999, respectively. We capitalized $752,158, $617,180 and $607,181 of these costs for development of software in 1997, 1998 and 1999, respectively. Interest capitalized during 1997, 1998 and 1999 was not material. Amortization of developed software during 1997, 1998 and 1999 was $324,837, $466,375 and $423,823, respectively. Accumulated amortization at December 31, 1998 and 1999 was $763,755 and $1,187,578, respectively.

5. LONG-TERM DEBT

     On July 19, 1995, the Company entered into a revolving credit agreement (the "Agreement") with a bank whereby the Company could borrow, under two separate notes, up to the lesser of $3,000,000 or the borrowing base as defined in the agreement. Pursuant to the terms of the revolving credit agreement, upon successful completion of the Company's initial public offering, the working capital note of $800,000 was paid in full on November 27, 1996, and in October 1997 and December 1997, the terms of the remaining note were renegotiated to a credit line of $500,000. Interest on the note was prime plus 0.5% at December 31, 1997, which was 9%.

     During the first quarter of 1998, the Company completed a new credit facility with a commercial lender that replaced the revolving credit agreement with the bank. Under the new credit facility the Company could borrow up to $1,000,000; however, amounts borrowed were limited to 75% of the Company's accounts receivable as defined by the new facility. The facility was collateralized by accounts receivable and all tangible assets of the Company and was guaranteed by three principal officers of the Company. The interest rate on the new facility was prime plus 3%. The promissory note under this agreement was paid in full on October 16, 1998. During the first quarter of 1998, the Company obtained a credit facility including a large sale financing option with IBM Credit Corp., whereby the Company could finance directly with IBM Credit Corp. large sales of hardware or software. As of December 31,1998, there were no amounts outstanding on this credit facility and in February of 1999, the Company terminated its arrangement under this credit facility. We no longer have any available working capital borrowings or credit facility available for borrowings.

     On February 4, 1999, the Company entered into a financing agreement and note purchase agreement with Hewlett-Packard pursuant to which Hewlett-Packard purchased a $6.0 million secured subordinated promissory note. This note bears interest at 11.5% per annum, with interest payments deferrable to

                              THE VIALINK COMPANY
maturity in February 2004. The Company received stockholders' approval at our 1999 annual meeting to exchange the original note for a subordinated secured convertible promissory note, convertible into common stock at the option of Hewlett-Packard beginning August 2000 at a conversion price of $1.75 per share. The Company may demand conversion at maturity. The closing of the purchase of the note occurred as of February 5, 1999. At December 31, 1999, contractual interest of $621,945 for 1999 is included in the note payable balance as the amounts become convertible with the note balance.

     The Emerging Issues Task Force ("EITF") Issue 98-5 requires that beneficial conversion features present in convertible securities should be recognized and measured by allocating a portion of the proceeds equal to the value of that feature to additional paid-in capital. The value of the beneficial conversion feature in the note with Hewlett-Packard was approximately $20.0 million at the commitment date. However, the value allocated to additional paid-in capital is limited to the $6.0 million proceeds based on the prescribed accounting. Accordingly, we have allocated the full amount of proceeds to the beneficial conversion feature and recorded $6.0 million as additional paid-in capital at the time of closing. This amount is being accreted by charges to interest expense and corresponding increases in long-term debt during the period from issuance of the note to August 2000 when the note becomes convertible. Non-cash interest charges of $3.6 million were recognized in 1999, and the Company will recognize approximately $1.0 million in non-cash interest expense, per quarter, through August 2000.

     The financial instruments included in long-term debt at December 31, 1999 are convertible into common shares at $1.75 per share. The estimated market value of the shares of common stock which would be issued upon conversion of the outstanding debt and accrued interest using the last reported sales price on December 31, 1999 of $18.188 per share is approximately $68.8 million.

6. NOTES PAYABLE TO STOCKHOLDERS

     In October 1998, the Company repaid all stockholder notes in the principal amount of $482,830, plus accrued interest of $82,264. Notes payable to stockholders at December 31, 1997 totaled $482,830 and included interest at rates ranging from 8.5% to 11.5%.

     Interest expense for 1997 and 1998 related to the notes payable to stockholders was $46,473 and $38,293, respectively.

7. ALLIANCE AGREEMENTS

     On May 3, 1999, the Company entered into an agreement with Ernst & Young LLP, pursuant to which Ernst & Young will provide us with consulting and integration services and sales and marketing support, to assist in the development and market penetration of our viaLink services. In connection with this agreement, we issued Ernst & Young a warrant to purchase up to 1,000,000 shares of our common stock at a price of $2.00 per share contingent upon our ability to register the common stock underlying the warrant agreement. Additionally, we have agreed to pay a royalty of 7.0% of our service revenues to Ernst & Young for a period of two years and, in the event that at least ten "significant clients" of Ernst & Young become subscribers to our services during this two year period, we will be obligated to continue this royalty payment in perpetuity. Ernst & Young will not receive any royalties for services we provide to clients subject to the reporting requirements of the federal securities laws for which it serves as the principal independent auditor. As of the date of the issuance of the warrant, the warrant conversion price was below the fair value of our stock. The issuance of this warrant has been recorded as an asset and an increase in additional paid in capital of $1.9 million, representing the fair value of the warrant issued. The fair value of the warrant at the measurement date was determined using a Black-Scholes option pricing model with the following assumptions: interest rate (zero-coupon U.S. government issued with a remaining life equal to the expected term of the warrant) of 6.0%; a dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 100.4%; and weighted-average expected life of

                              THE VIALINK COMPANY
the warrant of 1.5 years. The asset will be amortized over the service period and will result in non-cash charges to our statement of operations. On August 9, 1999, Ernst & Young exercised warrants to purchase 250,000 shares of common stock resulting in gross proceeds received by us of $500,000. On November 10, 1999, Ernst & Young exercised warrants to purchase the remaining 750,000 shares of common stock resulting in gross proceeds received by us of $1.5 million. During 1999, royalties under this agreement totaled $19,700, and are included in selling and marketing expense.

     On October 12, 1999, The Company entered into a strategic relationship with i2 Technologies, Inc. ("i2"), the primary focus of which is to integrate the products and services of our two companies and to extend the solutions across multiple industries. i2 will use our syncLink services to provide product, price and promotion information to facilitate business processes between trading partners using an Internet-accessible shared database. Our two companies will also develop joint sales and marketing programs, and develop enhancements to the viaLink services. Additionally, i2 invested $5.0 million in the Company in exchange for 895,536 shares of viaLink common stock and a warrant to purchase up to an additional 746,268 shares of common stock at $6.70 per share, representing a twenty percent (20%) premium over the market price of the stock at the time of the agreement. The initial term of the agreement will expire on December 31, 2003 and will automatically renew on a year-to-year basis thereafter unless terminated by either party. The issuance of this warrant has been recorded as an asset and an increase in additional paid-in capital for the fair value of the warrant issued to i2 and will result in non-cash charges to our statement of operations during the term of the agreement. The fair value of the warrant at the measurement date was determined using a Black-Scholes option pricing model with the following assumptions: interest rate (zero-coupon U.S. government issued with a remaining life equal to the expected term of the warrant) of 5.91%; a dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 101.6%; and weighted-average expected life of the warrant of 2.0 years. Additionally we have agreed to pay i2 a royalty of five percent (5%) of the syncLink and Chain Pricing subscription revenues during the term of the agreement. We will also pay a royalty, in addition to the five percent, based upon subscription revenues received from new customers with whom i2 had "significant involvement" in the sales process. i2 has agreed to pay us a royalty based upon revenues i2 receives from providing syncLink and Chain Pricing services outside of the consumer packaged goods industry. During 1999, royalties under this agreement totaled $21,800, and are included in selling and marketing expense.

8. COMMON STOCK

     On November 29, 1999, the Company's board of directors approved a two-for-one stock split in the form of a dividend. The par value remained $0.001 per share. The stock split was effective December 21, 1999 and is reflected in the per share data in the accompanying financial statements and notes to the financial statements.

                              THE VIALINK COMPANY

     A reconciliation of the numerator and the denominator used in the calculation of earnings (loss) per share is as follows:

                                                   FOR THE YEAR ENDED DECEMBER 31,
                                               ----------------------------------------
                                                  1997          1998           1999
                                               -----------   -----------   ------------
Basic:
  Net income (loss)..........................  $(1,860,818)  $   649,638   $(12,635,963)
  Weighted average common shares
     outstanding.............................   10,909,752    10,964,164     13,114,028
                                               -----------   -----------   ------------
     Earnings (loss) per share...............  $     (0.17)  $      0.06   $      (0.96)
                                               ===========   ===========   ============
Diluted:
  Net income (loss)..........................  $(1,860,818)  $   649,638   $(12,635,963)
  Weighted average common shares
     outstanding.............................   10,909,752    10,964,164     13,114,028
  Add: Net effect of dilutive potential
     shares..................................           --     1,445,608             --
                                               -----------   -----------   ------------
                                                10,909,752    12,409,772     13,114,028
     Earnings (loss) per share...............  $     (0.17)  $      0.05   $      (0.96)
                                               ===========   ===========   ============

     For the year ended December 31, 1999, options to purchase 10,439,692 shares at a weighted average exercise price of $4.35 and warrants to purchase 47,000 and 746,268 shares of common stock at $1.50 and $6.70, respectively, and 3,688,000 shares of common stock to be issued upon the conversion of the note issued to Hewlett-Packard, were outstanding, but were not included in the computation of diluted earnings per share because the effect of these outstanding options, warrants and stock issuable upon conversion of debt would be antidilutive.

     During 1998, options to purchase 1,440,000 and 120,000 shares of common stock at $1.25 and $2.25 per share, respectively, and warrants to purchase 3,680,000 and 720,000 shares of common stock at $1.25 and $1.50, respectively, were outstanding, but were not included in the computation of diluted EPS because the exercise price of the options and warrants was greater than the average market price of the common shares.

     During 1997, options to purchase 2,332,312 shares at a weighted average exercise price of $1.05 and warrants to purchase 3,680,000 and 720,000 shares of common stock at $1.25 and $1.50, respectively, were outstanding, but were not included in the computation of diluted EPS because the exercise price of the options and warrants was greater than the average market price of the common shares.

     On June 29, 1999, the Securities and Exchange Commission declared effective a post-effective amendment to our registration statement on Form SB-2 thereby permitting holders of viaLink's 3,680,000 redeemable common stock purchase warrants to voluntarily exercise the warrants, subject to specific state approvals. Each warrant allowed the holder to purchase one share of viaLink common stock at a price of $1.25 per share, on or before November 20, 1999. On October 4, 1999, we issued a Notice of Redemption to holders of our redeemable common stock purchase warrants and as of December 31, 1999, all 3,680,000 redeemable stock purchase warrants had been exercised. Warrant exercises resulted in gross proceeds of $4.6 million to the Company during 1999.

9. STOCK OPTION AND STOCK PURCHASE PLANS

     Stock Purchase Plan -- The Company established The viaLink Company Employee Stock Purchase Plan on April 1, 1997. At the Company's 1999 annual meeting our stockholders approved the adoption of the 1999 Employee Stock Purchase Plan which replaced the predecessor Employee Stock Purchase Plan as of July 1, 1999. The 1999 Stock Purchase Plan provides eligible employees of viaLink with the opportunity to acquire a proprietary interest in viaLink through participation in a payroll deduction based

                              THE VIALINK COMPANY
employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code. The price will be 85 percent of the per share fair market value on either the granting date or the exercise date, whichever market value is lower. The number of shares of common stock authorized and reserved for issuance under the Plan is 800,000 shares. For the years ended December 31, 1997, 1998 and 1999, 10,260, 13,844 and 12,244 shares, respectively, of common stock have been purchased under the stock purchase plan.

     Stock Option and Grant Plans -- The Company adopted The viaLink Company 1995 Stock Option Plan in March 1995 and amended the 1995 Plan on April 30, 1996 and September 1, 1998. The 1995 Plan was replaced by The viaLink Company 1999 Stock Option/Stock Issuance Plan in May 1999. While the Company may no longer grant options pursuant to the 1995 Plan, options granted under the 1995 Plan remain outstanding. The 1995 Plan provided for the issuance of incentive stock options and non-incentive stock options to attract, retain and motivate management, directors, professional employees, professional non-employee service providers and other individuals who have benefited or could benefit the Company.

     The viaLink Company 1998 Non-Qualified Stock Option Plan was adopted on February 9, 1998, and amended effective September 1, 1998. The Non-Qualified Plan was replaced by the 1999 Stock Option/ Stock Issuance Plan in May 1999. Although the Company may no longer grant options pursuant to the Non-Qualified Plan, options granted under the Non-Qualified Plan remain outstanding.

     On February 10, 1998, the board of directors of the Company adopted the 1998 Stock Grant Plan (the "Stock Grant Plan" or "Plan") to attract, retain and motivate consultants, independent contractors and key employees of the Company and its subsidiaries by way of granting shares of stock in the Company. The sale, transfer or other disposal of shares of common stock received pursuant to the Stock Grant Plan is restricted for a period of one year. During 1998, 20,132 shares of common stock were issued pursuant to the Plan at an average price of $0.78. No shares were granted under this plan in 1999. We may no longer grant shares pursuant to the Stock Grant Plan.

     At the Company's 1999 annual meeting, the Company's stockholders approved the adoption of The viaLink Company 1999 Stock Option/Stock Issuance Plan to attract and retain the services of individuals essential to the Company's long-term growth and financial success. The Company's officers and other key employees, non-employee board members and consultants and other advisors are eligible to receive option grants under the 1999 Plan.

     The Company has reserved 15,000,000 shares of our common stock for issuance over the ten year term of the 1999 Plan, including shares initially reserved under the predecessor plans. This share reserve will automatically be increased on the first trading day of each calendar year, beginning with the 2000 calendar year, by an amount equal to 1% of the shares of common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will such annual increase exceed 200,000 shares. Options may be granted under the 1999 Plan at an exercise price per share not less than the fair market value per share of common stock on the option grant date.

     The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options. APB No. 25 requires compensation expense be recorded for any excess of the market value of the underlying stock over the option price on the measurement date. During May 1999, the Company granted options for 2,540,000 and 360,000 shares at exercise prices per share of $3.61 and $3.13, respectively, compared to the market price of $4.25 on the date of grant. The excess of the market value over the exercise price is being amortized over the vesting period. Stock compensation expense of $718,000 is included in the 1999 statement of operations for these grants representing the portion of the service period in 1999. The exercise price equaled the market price at the date of grant for all other option grants during 1997, 1998 and 1999 and no compensation expense has been recognized for all other grants in 1997, 1998 and 1999.

                              THE VIALINK COMPANY

     Pro forma information regarding net income and earnings per share is required by FAS No. 123 and has been determined as if the Company had accounted for its stock options under the fair value method defined by SFAS No. 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal year 1997, 1998 and 1999, respectively: interest rates (zero-coupon U.S. government issued with a remaining life equal to the expected term of the options) of 6.47%, 4.52% and 5.56%; dividend yields of 0.0%; volatility factors of expected market price of the Company's common stock of 65% for 1997 and 1998 and 101% for 1999; and weighted-average expected life of the options of 5.9, 6.7 and 2.5 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     The Company's historical and pro forma information is as follows for the years ended December 31:

                                                   1997         1998          1999
                                                -----------   ---------   ------------
Net income (loss), as reported................  $(1,860,818)  $ 649,638   $(12,635,963)
Pro forma-diluted.............................  $(2,530,746)  $(176,182)  $(16,563,728)
Earnings (loss) per share-diluted, as
  reported....................................  $     (0.17)  $    0.05   $      (0.96)
Pro forma-diluted.............................  $     (0.23)  $   (0.01)  $      (1.26)

     A summary of the Company's stock option activity and related information follows for the years ended December 31, 1997, 1998 and 1999:

                                                                              WEIGHTED
                                                              NUMBER OF       AVERAGE
                                                                SHARES     EXERCISE PRICE
                                                              ----------   --------------
Outstanding at December 31, 1996............................   1,739,352       $1.08
  Granted...................................................     670,000        0.94
  Exercised.................................................      (1,776)       0.16
  Canceled..................................................     (76,744)       0.83
                                                              ----------
Outstanding at December 31, 1997............................   2,330,832        1.05
  Granted...................................................   4,838,972        0.80
  Exercised.................................................    (354,440)       0.68
  Canceled..................................................    (177,812)       0.86
                                                              ----------
Outstanding at December 31, 1998............................   6,637,552        0.89
  Granted...................................................   6,120,000        6.88
  Exercised.................................................  (1,956,440)       0.92
  Canceled..................................................    (361,420)       2.21
                                                              ----------
Outstanding at December 31, 1999............................  10,439,692       $4.35
                                                              ==========

                              THE VIALINK COMPANY

     The following table summarizes information about stock options outstanding at December 31, 1999:

                                         OPTIONS OUTSTANDING            OPTIONS EXERCISABLE
                                 -----------------------------------   ----------------------
                                               WEIGHTED    WEIGHTED                  WEIGHTED
                                               AVERAGE     AVERAGE     EXERCISABLE   AVERAGE
RANGE OF                         OUTSTANDING   EXERCISE   REMAINING        AT        EXERCISE
EXERCISE PRICE                   AT 12/31/99    PRICE        LIFE       12/31/99      PRICE
--------------                   -----------   --------   ----------   -----------   --------
$0.15..........................       4,836     $ 0.15     5.2 years        4,836     $0.15
$0.45..........................       7,324     $ 0.45     6.2 years        7,324     $0.45
$0.75 to $0.83.................   3,876,620     $ 0.76     8.6 years    1,157,816     $0.76
$0.97..........................     120,800     $ 0.97     5.9 years      115,600     $0.97
$1.25..........................     360,000     $ 1.25     1.9 years      360,000     $1.25
$1.75..........................      32,112     $ 1.75     9.0 years       32,112     $1.75
$2.25..........................      60,000     $ 2.25     9.0 years       20,000     $2.25
$3.13..........................     360,000     $ 3.13     9.4 years           --        --
$3.60 to $3.82.................   3,316,000     $ 3.63     9.5 years           --        --
$4.82..........................      48,000     $ 4.82     9.4 years           --        --
$6.00..........................     650,000     $ 6.00     9.8 years           --        --
$15.22.........................   1,604,000     $15.22    10.0 years           --        --
                                 ----------                             ---------
                                 10,439,692                             1,697,688     $0.91
                                 ==========                             =========     =====

10. INCOME TAXES

     The components of the provision (benefit) for income taxes for the years ended December 31, 1997, 1998 and 1999 are as follows:

                                                      1997          1998        1999
                                                   -----------   ----------   --------
Current..........................................  $        --   $       --   $     --
Deferred.........................................   (1,112,127)   1,049,440         --
                                                   -----------   ----------   --------
Provision (benefit) for income taxes.............  $(1,112,127)  $1,049,440   $     --
                                                   ===========   ==========   ========

     The differences in federal income taxes at the statutory rate and the provision for income taxes for the years ended December 31, 1997, 1998, and 1999 are as follows:

                                                    1997          1998         1999
                                                 -----------   ----------   -----------
Income tax expense (benefit) at federal
  statutory
  rate.........................................  $(1,010,801)  $  577,687   $(4,296,227)
State income taxes.............................     (118,918)      67,963      (505,439)
Reduction of valuation allowance credited to
  additional paid-in capital...................           --           --     3,802,458
Benefit of net operating loss carryforwards not
  recognized...................................           --      401,302     1,012,326
Other..........................................       17,592        2,488       (13,118)
                                                 -----------   ----------   -----------
Provision (benefit) for income taxes...........  $(1,112,127)  $1,049,440   $        --
                                                 ===========   ==========   ===========

                              THE VIALINK COMPANY

     Deferred tax assets (liabilities) are comprised of the following:

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                1998         1999
                                                              ---------   -----------
Deferred tax assets:
  Allowance for doubtful accounts...........................  $   2,980   $    15,738
  Compensated absences......................................     17,583        31,277
  Tax credit carryforwards..................................     24,985        26,990
  Unrealized loss on marketable securities..................    119,956            --
  Net operating loss carryforwards..........................    781,387     6,878,587
                                                              ---------   -----------
                                                                946,891     6,952,592
Deferred tax liabilities:
  Deferred service fees.....................................         --    (1,157,595)
  Discount on long-term debt................................         --      (908,666)
  Software development costs................................   (508,763)     (578,963)
  Depreciation and amortization.............................    (36,826)     (159,815)
                                                              ---------   -----------
Net deferred tax asset, before valuation allowance..........    401,302     4,147,553
Valuation allowance.........................................   (401,302)   (4,147,553)
                                                              ---------   -----------
Net deferred tax asset......................................  $      --   $        --
                                                              =========   ===========

     The discount recognized in 1999 for the value of the beneficial conversion feature in the note payable to Hewlett-Packard, and the assets recognized in 1999 for the value of the warrants issued to Ernst & Young LLP and i2 Technologies, Inc. were not recognized for income tax purposes. Accordingly, the Company established deferred tax liabilities totaling approximately $3.8 million for these temporary differences by reducing the amount recorded as additional paid in capital for the value of the beneficial conversion feature and the warrants. These deferred tax liabilities have been used to support the recoverability of an equivalent amount of deferred tax assets, thereby reducing the amount of valuation allowance. The benefit of this reduction in the valuation allowances has been recognized as additional paid-in capital.

     The Company's tax deduction for stock-based compensation in 1999 exceeds the cumulative expense for those options and warrants recognized for financial reporting purposes by approximately $7.2 million. This excess deduction is a component of the net operating loss carryforwards for which a deferred tax asset and corresponding valuation allowance of approximately $2.7 million have been recognized at December 31, 1999. When the net operating loss carryforwards are utilized for financial reporting purposes, this portion of the benefit will be credited directly to additional paid in capital.

     At December 31, 1999, the Company had net operating loss ("NOL") carryforwards for federal and state purposes of approximately $18,100,000 and $18,500,000, respectively, and other carryforwards of approximately $71,000. The Federal and State NOL carryforwards begin to expire in 2011.

     SFAS 109 requires that the Company record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax asset depends on the Company's ability to generate sufficient taxable income in the future. The Company has recognized a full valuation allowance for the amount of net deferred tax asset at December 31, 1998 and 1999 since the Company resembles a development stage company and has no history of profitability without the consulting assets that were sold in 1998.

                              THE VIALINK COMPANY

     The ability of the Company to utilize the NOL carryforward to reduce future taxable income taxes may be limited upon occurrence of certain capital stock transactions during any three-year period resulting in an aggregate ownership change of more than 50%.

11. COMMITMENTS AND CONTINGENCIES

     The Company leases its office and storage space under operating leases. The terms range from month-to-month up to ten years and include options to renew. The Company also leases office equipment under various noncancelable lease agreements. Total rental expense in 1997, 1998 and 1999 for all leases was $455,369, $410,669 and $460,279, respectively.

     Future minimum lease payments under noncancelable leases at December 31, 1999 follows:

                                                           OPERATING
                                                             LEASES
                                                           ----------
2000.....................................................  $  958,000
2001.....................................................     781,000
2002.....................................................     371,000
2003.....................................................     353,000
2004.....................................................     348,000
Thereafter...............................................     345,000
                                                           ----------
Future minimum lease payments............................  $3,156,000
                                                           ==========

     Future minimum lease payments have not been reduced by future minimum sub-lease rentals of approximately $1.2 million under operating leases, with terms through 2005.

     In December 1997, the Company entered into an agreement with Investor Awareness to provide investor relations services. Subject to certain criteria in the agreement, Investor Awareness would be granted an option to purchase 40,000 shares of the Company's common stock at $1.5625 per share. The Company believes the criteria were not met and that Investor Awareness did not earn the option to purchase the 40,000 shares. Investor Awareness has filed a lawsuit alleging the Company failed to issue the option under the terms of the agreement. Although the outcome of any legal proceeding cannot be predicted with certainty, the Company believes the ultimate outcome of this proceeding will not have a material adverse effect on the Company's financial position but could be material to the results of operations in any one accounting period.

12. RETIREMENT PLAN

     The Company has a profit sharing plan (the "Plan") for certain eligible employees who have attained the age of 18 and completed one year of service. Under the Plan, employer contributions are made at management's discretion. Participants may contribute up to 6% of earnings as eligible contributions and up to 15% of earnings in total for any Plan year. The Company's discretionary matching percentage is up to 100% of each participant's total eligible contributions for a year. The Company made no contributions in 1997, 1998, or 1999.

13. SUBSEQUENT EVENT -- STOCK SPLIT

     On March 1, 2000, the Company's board of directors approved a two-for-one split of the common stock. Par value of the common stock will remain $.001 per share. The stock split will be effective March 28, 2000.

                              THE VIALINK COMPANY

     The effect of the stock split has been recognized retroactively in the stockholders' equity accounts in the balance sheet as of December 31, 1999, and in all share and per share data in the accompanying financial statements, notes to financial statements and supplemental financial data. Stockholders' equity accounts have been restated to reflect the reclassification of an amount equal to the par value of the increase in issued shares from additional paid-in capital to the common stock account.

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        2.1**            Agreement and Plan of Merger dated May 8, 1996 by and among the Registrant, Vantage Capital Resources, Inc., John
                         Simonelli, Larry E. Howell, Robert L. Barcum, Robert N.
                         Baker and David B. North
        2.2(1)           Asset Purchase Agreement dated June 12, 1997 by and among
                         ijob, Inc., Human Technologies, Inc., David C. Mitchell and
                         Ron Beasley
        2.3(2)           Asset Acquisition Agreement dated August 31, 1998 by and
                         between the Registrant and The NetPlex Group, Inc.
        2.4(2)           First Amendment to Asset Acquisition Agreement dated
                         September 9, 1998 by and between Registrant and The NetPlex
                         Group, Inc.
        2.5(2)           Stock Purchase Agreement dated December 31, 1998 by and
                         among Registrant, DCM Company, Inc., David C. Mitchell and ijob, Inc.
        3.1(3)           Form of Certificate of Incorporation
        3.2(3)           Form of Bylaws
        4.1(4)           Form of Certificate of Common Stock
        4.2              See Exhibits 3.1 and 3.2 for provisions of the Registrant's
                         Certificate of Incorporation and Bylaws defining rights of holders of common stock of the Registrant
        4.3**            Form of Underwriter's Warrant Agreement by and between
                         Barron Chase Securities Inc. and the Registrant
        4.4(5)           Shareholder Agreement dated as of February 4, 1999 by and
                         between Registrant and Hewlett-Packard Company
        4.5(6)           Stock Option Agreement dated as of December 18, 1998 by and between Registrant and Brian Herman
        4.6(7)           Registration Rights Agreement dated May 3, 1999 by and
                         between Registrant and Ernst & Young LLP
        4.7(8)           Securities Purchase Agreement dated October 12, 1999, by and between the Registrant and i2 Technologies, Inc.
        4.8(8)           Common Stock Purchase Warrant dated October 12, 1999, issued by the Registrant to i2 Technologies, Inc.
        4.9(8)           Registration Rights Agreement dated October 12, 1999, by and between the Registrant and i2 Technologies, Inc.
       10.1(6)           Note Purchase Agreement dated as of February 4, 1999 by and between the Registrant and Hewlett-Packard Company
       10.2**            Lease dated October 3, 1994 by and between the Registrant
                         and Oklahoma Christian Investment Corporation
       10.3(3)           Form of Subordinated Secured Convertible Promissory Note
                         dated as of February 4, 1999 issued by the Registrant in
                         favor of Hewlett-Packard Company
       10.4(6)           Security Agreement dated as of February 4, 1999 by and
                         between the Registrant and Hewlett-Packard Company
       10.5**            Exchange Agreement dated October 14, 1996 by and among the
                         Registrant, Robert L. Barcum, Robert N. Baker, Russell L.
                         Reinhardt, David B. North, John Simonelli, and Larry E.
                         Howell
       10.6(2)           Earn-out Agreement dated September 30, 1998 by and between the Registrant and The NetPlex Group, Inc.
       10.7(9)           Administrative Services Agreement dated August 31, 1998 by and between the Registrant and The NetPlex Group, Inc

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
       10.8(9)           Sublease dated September 1, 1998 by and between Applied
                         Intelligence Group, Inc. and The NetPlex Group, Inc.
       10.9(9)           Software Remarketing and Reselling Agreement effective as of
                         September 1, 1998 by and between the Registrant and The
                         NetPlex Group, Inc.
       10.10(3)          Form of Indemnification Agreement dated February 9, 1998 by and between the Registrant and the Registrant's executive
                         officers
       10.11(3)          Employment Agreement dated October 1, 1998 by and between
                         the Registrant and Lewis B. Kilbourne
       10.12(3)          Employment Agreement dated October 1, 1998 by and between
                         the Registrant and Robert N. Baker
       10.13(10)         The viaLink Company (f/k/a Applied Intelligence Group, Inc.)
                         1995 Stock Option Plan, as amended and restated effective
                         September 1, 1998
       10.14(11)         The viaLink Company (f/k/a Applied Intelligence Group, Inc.)
                         1998 Non-Qualified Stock Option Plan
       10.15(12)         The viaLink Company (f/k/a Applied Intelligence Group, Inc.)
                         1998 Stock Grant Plan
       10.16(13)         The viaLink Company (f/k/a Applied Intelligence Group, Inc.)
                         1997 Employee Stock Purchase Plan
       10.17(4)          The viaLink Company 1999 Stock Option/Stock Issuance Plan
       10.18(14)         1999 Stock Option/Stock Issuance Plan Form of Stock Option
                         Agreement
       10.19(14)         1999 Stock Option/Stock Issuance Plan Form of Stock Issuance
                         Agreement
       10.20(14)         1999 Stock Option/Stock Issuance Plan Form of Automatic
                         Stock Option Agreement
       10.21(4)          The viaLink Company 1999 Employee Stock Purchase Plan
       10.22(7)          Amended and Restated Alliance Agreement dated as of May 3,
                         1999 by and between the Registrant and Ernst & Young LLP
       10.23(7)          Master Services Agreement dated May 3, 1999 by and between the Registrant and Ernst & Young LLP
       10.24(8)          Alliance and Marketing Agreement dated October 12, 1999, by and between the Registrant and i2 Technologies, Inc.
       10.25(8)          Software License dated October 12, 1999, by and between the
                         Registrant and i2 Technologies, Inc.
       10.26             Office Building Sublease effective as of December 16, 1999, between Kerr-McGee Corporation and the Registrant
       10.27             Employment Agreement made as of April 1, 1999, by and
                         between the Registrant and J. Andrew Kerner
       10.28             Employment Agreement made as of April 9, 1999, by and
                         between the Registrant and David M. Lloyd
       10.29             Employment Agreement made as of April 8, 1999, by and
                         between the Registrant and Robert I. Noe
       10.30             Employment Agreement effective January 4, 2000 by and
                         between the Registrant and Patrick Fitzgerald.
       10.31             Form of Addendum to Employment Agreement between the
                         Registrant and J. Andrew Kerner
       10.32             Form of Addendum to Employment Agreement between the
                         Registrant and David M. Lloyd

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
       10.33             Form of Addendum to Employment Agreement between the
                         Registrant and Robert I. Noe
       21.1(3)           Subsidiaries of Registrant
       23.1              Consent of KPMG LLP
       23.2              Consent of PricewaterhouseCoopers LLP
       27                Financial Data Schedule

---------------

  ** Incorporated herein by reference to the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-5038-D), as amended.

 (1) Incorporated herein by reference to the Registrant's Annual Report on Form 10-KSB for the year ending December 31, 1997.

 (2) Incorporated herein by reference to the Registrant's Definitive Information Statement on Schedule 14-C filed October 15, 1998.

 (3) Incorporated herein by reference to the Registrant's Definitive Proxy Statement on Schedule 14A (File No. 000-21729) filed April 19, 1999.

 (4) Incorporated herein by reference to the Registrant's Registration Statement on Form 8-A/A (File No. 333-05038-D) filed under Section 12(g) of the Exchange Act.

 (5) Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated February 4, 1999.

 (6) Incorporated herein by reference to the Registrant's Annual Report on Form 10-KSB for the year ending December 31, 1998.

 (7) Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated May 3, 1999.

 (8) Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated October 12, 1999.

 (9) Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated October 27, 1998.

(10) Incorporated herein by reference to the Registrant's Registration Statement on Form S-8, as amended (Reg. No. 333-69203).

(11) Incorporated herein by reference to the Registrant's Registration Statement on Form S-8, as amended (Reg. No. 333-69319).

(12) Incorporated herein by reference to the Registrant's Registration Statement on Form S-8, as amended (Reg. No. 333-47547).

(13) Incorporated herein by reference to the Registrant's Registration Statement on Form S-8, as amended (Reg. No. 333-30073).

                                                                   EXHIBIT 10.26

                            OFFICE BUILDING SUBLEASE



          THIS OFFICE BUILDING SUBLEASE (this "SUBLEASE") is dated effective as of December 16, 1999, and is executed by KERR-McGEE CORPORATION, a Delaware corporation ("SUBLESSOR"), and THE VIALINK COMPANY, a Delaware corporation ("SUBLESSEE").

1.        RECITALS.

          1.1. Three Galleria Tower Venture, a Texas general partnership ("MASTER LESSOR"), as landlord, and Sublessor's predecessor-in-interest, ORYX ENERGY COMPANY ("ORYX"), as tenant, entered into a certain First Amended and Restated Lease Agreement dated as of July 6, 1989, as amended by a First Amendment to First Amended and Restated Lease Agreement dated as of September 9, 1991 (the "MASTER LEASE"). Oryx assigned all of its right, title and interest in and to the Master Lease to Sublessor pursuant to an Assignment of Lease dated February 26, 1999.

          1.2. The premises covered by the Master Lease are more fully identified in the Master Lease and consist of certain space located in the office building commonly known as Oryx Energy Center, 13155 Noel Road, Dallas, Texas (the "BUILDING"), which is located on the real property more particularly described on EXHIBIT "A-1" attached to the Master Lease.

          1.3. Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, the premises identified in Paragraph 2.1, which constitutes a portion of the "LEASED PREMISES" (as defined in the Master Lease) covered by the Master Lease, all in accordance with the provisions of this Sublease.

2.        DEMISE; NET RENTABLE AREA; QUIET ENJOYMENT.

          2.1. Demise. Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, in accordance with the provisions of this Sublease, that portion of the Leased Premises comprised of the entire eighth (8th) floor of the Building and being stipulated to be 21,716 square feet of "NET RENTABLE AREA" (as defined in the Master Lease) (the "SUBLEASED PREMISES"), which Subleased Premises are more particularly described on the floor plans attached hereto as EXHIBIT "A".

          2.2. Net Rentable Area. Sublessor and Sublessee agree that the actual number of square feet of Net Rentable Area in the Subleased Premises may be more or less than the figure stated in Paragraph 2.1; however, for all purposes of this Sublease, the figure stated in Paragraph 2.1 shall be conclusively deemed to be the Net Rentable Area of the Subleased Premises.

          2.3. Quiet Enjoyment. Sublessor covenants that Sublessee shall, and may peacefully have, hold and enjoy the Subleased Premises against any person whomsoever lawfully claiming the same or any part thereof by, through, or under Sublessor, but not otherwise, subject to the other provisions hereof, provided that Sublessee pays the Rent (as hereinafter defined) and other sums herein recited to be paid by Sublessee and performs all of Sublessee's covenants and agreements herein contained.

3.        TERM.

          The term of this Sublease shall begin on the Commencement Date (as defined below) and end at midnight on October 31, 2001 (the "EXPIRATION DATE"). The "COMMENCEMENT DATE" shall be the earlier of the date upon which Sublessee first occupies the Subleased Premises or January 15, 2000. Prior to occupying the Subleased Premises, Sublessee shall execute and deliver to Sublessor a statement prepared by Sublessor confirming the Commencement Date.

4.        BASE RENT; SECURITY DEPOSIT.

          4.1. Base Rent. During each year of the term of this Sublease, Sublessee shall pay to Sublessor annual base rent of $325,740.00 (i.e., $15.00 per square foot of Net Rentable Area in the Subleased Premises (the "BASE RENT").

          4.2. Payment of Base Rent. The annual Base Rent shall be payable in equal monthly installments equal to 1/12th of the Base Rent. Each installment of Base Rent shall be due on or before the first day of each month during the term of this Sublease and shall be paid to Sublessor at its address as set forth in Paragraph 22.4 (or as later changed pursuant thereto) without notice, demand, abatement, deduction, diminution, or offset. Monthly installments of Base Rent shall be prorated for any period during the term hereof which is less than a full calendar month. The initial installment of Base Rent shall be paid upon the execution of this Sublease.

          4.3. Security Deposit. Upon the execution of this Sublease, Sublessee shall deposit with Sublessor a security deposit in the amount of $27,145.00 as security for the performance of the terms and provisions hereof by Sublessee (the "SECURITY DEPOSIT"). The Security Deposit or any portion thereof may be applied to the curing of any default by Sublessee under this Sublease, without prejudice to any other remedy or remedies which Sublessor may have on account thereof, and upon such application Sublessee shall pay Sublessor on demand the amount so applied which shall be added to the Security Deposit. Provided Sublessee is not then in default under this Sublease, any remaining balance of the Security Deposit will be returned to Sublessee within thirty (30) days after the expiration of the term of this Sublease; provided, however, Sublessor shall have the right to retain and expend all or any portion of the Security Deposit for cleaning and repairing the Subleased Premises to the extent Sublessee fails to deliver the Subleased Premises at the termination of this Sublease in a neat and clean condition and in as good a condition as existed at the date of possession of same by Sublessee, except for ordinary wear and tear. If Sublessor assigns its interest in the Subleased Premises during the term hereof, Sublessor may assign the Security Deposit to the assignee, and thereafter Sublessor shall have no further liability for the return of the Security Deposit, or any interest thereon, and Sublessee agrees to look solely to the new sublessor for the return of the Security Deposit.


--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -2-

5.        ADDITIONAL RENT.

          5.1. Certain Definitions. For purposes hereof: "BASE YEAR" means the calendar year 2000; "SUBLESSEE'S PERCENTAGE SHARE" means the proportion which the Net Rentable Area in the Subleased Premises, from time to time, bears to the total Net Rentable Area in the Leased Premises, from time to time; "TENANT'S PERCENTAGE SHARE OF OPERATING EXPENSES" has the same meaning given to such term in the Master Lease; "SUBLESSEE'S PERCENTAGE SHARE OF OPERATING EXPENSES" means an amount equal to Tenant's Percentage Share of Operating Expenses attributable to the Subleased Premises during any calendar year of the term of this Sublease; "SUBLESSEE'S PERCENTAGE SHARE OF EXCESS OPERATING EXPENSES" means the difference in any calendar year after the Base Year between Sublessee's Percentage Share of Operating Expenses in that year and Sublessee's Percentage Share of Operating Expenses in the Base Year.

          5.2. Additional Rent. In addition to Base Rent, Sublessee shall also pay to Sublessor, during the term of this Sublease, at the same time as Base Rent is due, an amount equal to Sublessee's Percentage Share of Excess Operating Expenses. The parties acknowledge that the Master Lease requires Sublessor to pay on a monthly basis certain estimated costs in order to reimburse Master Lessor, over the course of each year of the term of the Master Lease, for Sublessor's share of "OPERATING EXPENSES" (as defined in the Master Lease) incurred by Master Lessor in owning and operating the "PROJECT" (as defined in the Master Lease). Sublessee agrees to pay on a monthly basis those estimated Operating Expenses attributable to Sublessee's Percentage Share of Excess Operating Expenses. Following the end of each calendar year, a reconciliation is made against the actual Operating Expenses incurred. Sublessee's obligation to pay Sublessee's Percentage Share of Excess Operating Expenses, as set forth above in this Paragraph 5.2, shall be governed by the estimated amounts and shall be subject to any reconciliation against actual amounts, of such costs and expenses. Sublessor shall promptly deliver to Sublessee copies of all statements and notices Sublessor receives from Master Lessor regarding such Operating Expenses. Items that are specially billed by Master Lessor to Sublessor or Sublessee, rather than charged generally to office tenants by Master Lessor, shall be paid by the party requesting the specially billed item in the manner required by the Master Lease. (The Base Rent together with Sublessee's Percentage Share of Excess Operating Expenses are hereinafter collectively referred to as "RENT").

6.        SERVICES; REPAIRS.

          6.1. Provisions of Services. Notwithstanding any other provisions of this Sublease (including, without limitation, the quiet enjoyment covenant of Paragraph 2.3), the only facilities, utilities or services (collectively "SERVICES") to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Master Lease. Sublessee shall look solely to Master Lessor under the Master Lease for all such services, including, without limitation, the services to be provided by Master Lessor under Section 3.1 of the Master Lease. Notwithstanding the foregoing, Sublessor does hereby assign, transfer and set over to Sublessee any and all rights it has or might have against the Master Lessor under the Master Lease for all such services, including, without limitation, the services to be provided by Master Lessor under Section 3.1 of the Master Lease, to the extent that such services involved are applicable to the Subleased Premises. Sublessee shall pursue any such rights and remedies by virtue of such assignment at its own cost and expense and shall indemnify and hold harmless

--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -3-

Sublessor from any loss, cost, claim, damages, expense, causes of action or liability (including, without limitation, attorneys' fees and costs) asserted against Sublessor by Master Lessor by reason of Sublessee's pursuit of such rights and remedies. This assignment will terminate contemporaneously with the termination of this Sublease.

          6.2. No Abatement or Termination.

                   (a) If Master Lessor shall fail to perform its covenants or furnish any of the services set forth in the Master Lease (including, without limitation, the covenants and services set forth in Section 3.1 of the Master Lease), then Sublessee shall promptly give written notice to Sublessor and to Master Lessor, specifying in as much detail as possible such failure.

                   (b) Failure by Master Lessor to perform any covenant or furnish any of the utilities or services set forth in the Master Lease (including, without limitation, the failure to furnish any of the services specified in Section 3.1 of the Master Lease) shall not render Sublessor liable in any respect for damages to either person or property, nor be construed as an eviction by Sublessor, nor entitle Sublessee to an abatement of Rent (except that Sublessee may abate Rent and receive reimbursement of out-of-pocket expenses incurred in temporarily relocating from the Subleased Premises to the extent that Sublessor would have been entitled under Section 3.1 of the Master Lease to rental abatement and reimbursement of out-of-pocket relocation expenses on account of a services interruption to the Subleased Premises had Sublessor occupied the Subleased Premises at the time of the services interruption), nor entitle Sublessee to terminate this Sublease in whole or in part (except that Sublessee may terminate this Sublease if [i] Sublessor has the right to terminate the Master Lease on account of the services interruption to the Subleased Premises, but fails to do so, or [ii] a Basic Services Failure [as defined in the Master Lease] which is not the result of an Unavoidable Interruption [as defined in the Master Lease] continues for one hundred eighty
(180) consecutive days or more, and such Basic Services Failure affects 25% or more of the Subleased Premises and it becomes reasonably impracticable for Sublessee to operate in the Subleased Premises such that Sublessee must relocate to other premises), nor relieve Sublessee from fulfillment of any covenant or agreement hereunder, and Sublessee shall have no claim of set-off or rebate of Rent (except as expressly provided in this Paragraph 6.2) or damages on account of any interruption in services occasioned thereby or resulting therefrom.

          6.3. Repairs. Sublessee shall maintain the Subleased Premises in the same or better condition than the condition in which the Subleased Premises existed on the Commencement Date (reasonable wear and tear excluded). Notwithstanding any other provisions of this Sublease (including, without limitation, the quiet enjoyment covenant of Paragraph 2.3), the only repairs and maintenance to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Master Lease. Sublessee shall look solely to Master Lessor under the Master Lease for all such repairs and maintenance, including, without limitation, the repairs and maintenance to be provided by Master Lessor under Section 5.4 of the Master Lease. Sublessor shall have no obligation to perform or make any such repairs or maintenance with respect to the Subleased Premises. Sublessee agrees, at its sole cost and expense, to perform all repairs to and maintenance of the Subleased Premises required by Sublessor as tenant under the Master Lease, including, without limitation, those described in Section 5.5 of the Master Lease. Notwithstanding the foregoing, Sublessor does hereby assign, transfer and set over to Sublessee any and all rights it has or might have against the Master Lessor under the Master Lease for all repairs

--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -4-
and maintenance to be provided by Master Lessor under Section 5.4 of the Master Lease, to the extent that such repairs involved are applicable to the Subleased Premises. Sublessee shall pursue any such rights and remedies by virtue of such assignment at its own cost and expense and shall indemnify and hold harmless Sublessor from any loss, cost, claim, damages, expense, cause of action or liability (including, without limitation, attorneys' fees and costs) asserted against Sublessor by Master Lessor by reason of Sublessee's pursuit of such rights and remedies. This assignment will terminate contemporaneously with the termination of this Sublease.

7.        USE OF SUBLEASED PREMISES.

          The Subleased Premises shall be used by Sublessee solely as business offices.

8.        INCORPORATION OF MASTER LEASE.

          8.1. Compliance with Master Lease. Except (i) to the extent that the provisions of the Master Lease are in clear conflict with the terms and provisions of this Sublease, and (ii) as expressly otherwise provided in this Sublease (including, without limitation, Paragraph 17 hereof), Sublessee shall comply with all of the provisions of the Master Lease that are to be observed or performed during the term hereof by Sublessor as tenant thereunder with respect to the Subleased Premises. Notwithstanding any other provision of this Sublease, Sublessee shall not, by any act or omission, cause Sublessor to be in violation of or in default under the Master Lease.

          8.2. Incorporation of Master Lease.

                   (a) Insofar as the provisions of the Master Lease pertaining to the Subleased Premises do not conflict with specific provisions hereof or are not specifically excluded by Paragraph 17 hereof, such provisions are incorporated by this reference into this Sublease as fully as if completely restated herein. Subject to the preceding sentence, Sublessee shall be bound by all the provisions of the Master Lease pertaining to the Subleased Premises and shall perform all of the obligations and responsibilities that Sublessor is obligated to perform pursuant to the Master Lease pertaining to the Subleased Premises. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "LANDLORD" is used, it shall mean Sublessor and wherever in the Master Lease the word "TENANT" is used, it shall mean Sublessee and wherever in the Master Lease the word "LEASED PREMISES" or similar words are used, they shall mean the Subleased Premises; all terms not specifically defined herein shall have the same meanings designated thereto in the Master Lease provided that the same is not in conflict with the terms and provisions of this Sublease.

                  (b) Notwithstanding Paragraph 8.2(a), this Sublease shall not and does not create any rights in Master Lessor or any third parties.

          8.3. Subleased Premises. The parties acknowledge and agree that Sublessee's rights and obligations hereunder relate to only those portions of the Leased Premises covered by the Master Lease that are a part of, or are related or appurtenant to, the Subleased Premises.


--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -5-

          8.4. Subject to Master Lease. This Sublease is expressly subject to and inferior to the Master Lease, and no provision of this Sublease shall be construed in a manner that would violate the terms of the Master Lease.

          8.5. Approval of Master Lease. Sublessee represents that it has read, is familiar with and approves all of the provisions of the Master Lease to the extent that such provisions relate to the Subleased Premises.

9.        LIMITATION OF LIABILITY AND INDEMNITY.

          9.1. Condition of Property. Notwithstanding any provision of this Sublease or the Master Lease to the contrary, Sublessor shall not be liable to Sublessee or any of its officers, directors, shareholders, agents, employees, servants, or invitees for any death or injury to any person or persons or for damage to property due to the conduct of Sublessee's business in the Subleased Premises, the condition or design of or any defect in the Subleased Premises, the Building, the Project, or any part or component thereof (including, without limitation, any mechanical, electrical, plumbing, heating, air conditioning or other systems or equipment), which may exist or subsequently occur, except to the extent of any gross negligence or willful misconduct of Sublessor or its agents, employees, contractors, licensees or invitees, but such exception shall be subject to the waiver of liability provisions and waiver of subrogation provisions of Sections 6.6 and 6.7 of the Master Lease, which are incorporated herein pursuant to Paragraph 8 hereof.

          9.2. Default by Master Lessor. Sublessor shall not be responsible or liable for any violation or default by Master Lessor under the Master Lease (including, without limitation, the failure to provide services or repairs) or for the acts or omissions of any tenant of the Building, the Project, or any other third party.

10.       CONDEMNATION; CASUALTY.

          10.1. Condemnation. The provisions of Section 6.1 of the Master Lease (regarding condemnation) are hereby modified only in that (i) Sublessor shall have no obligation whatsoever to restore the Subleased Premises and no liability in connection therewith, and (ii) Sublessor shall be entitled to all condemnation proceeds except that Sublessee shall be entitled to receive any condemnation proceeds to the extent expressly and directly awarded to Sublessee by the condemning authority.

          10.2. Casualty.

                  (a) In the event of a fire or other casualty in the Subleased Premises, Sublessee shall immediately give written notice thereof to Sublessor and to Master Lessor.

                  (b) If the Subleased Premises shall be partially destroyed by fire or other casualty so as to render the Subleased Premises untenantable, in whole or in part, and if the Master Lease is not terminated as therein provided, then the Rent shall abate thereafter as to the portion of the Subleased Premises rendered untenantable to the extent that the rent payable under the Master Lease is abated as a result of such casualty, until such time as Master Lessor has restored the Subleased Premises to permit

--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -6-

Sublessee's re-occupancy of the Subleased Premises. Sublessee shall pay all costs with respect to any such restoration of the Subleased Premises that are required to be paid by Sublessor to Master Lessor under the Master Lease.

                  (c) In the event of damage or destruction to the Subleased Premises, the Leased Premises, the Building or the Project, or any portions thereof, and the Master Lease is terminated as therein provided, then all accrued and unpaid Rent for the period prior to such destruction shall be paid by Sublessee and thenceforth this Sublease and the obligations of the parties hereunder shall cease and come to an end, except for any continuing obligations the parties may have to each other (including, without limitation, liability under any indemnities provided for in this Sublease).

                  (d) The parties acknowledge and agree that Sublessor shall have no obligation or liability in connection with any such damage or any reconstruction of the Subleased Premises.

11.       CURRENT LEASEHOLD IMPROVEMENTS; "AS-IS, WHERE-IS" CONDITION.

          Sublessee accepts the Subleased Premises in their "AS-IS, WHERE-IS" condition. The taking possession of the Subleased Premises by Sublessee shall be conclusive evidence as against Sublessee that the Subleased Premises were in the condition agreed upon between Sublessor and Sublessee. Sublessor and Sublessee expressly agree that there are and shall be no implied or express warranties of merchantability, habitability, suitability, fitness for a particular purpose or any other kind arising out of this Sublease, and there are no warranties, whether written, oral, express or implied, which extend beyond those expressly set forth in this Sublease.

12.       ALTERATIONS, ADDITIONS AND IMPROVEMENTS.

          12.1. Consent. Sublessee shall not make any alterations, additions or improvements to the Subleased Premises without first obtaining the written consent of Sublessor (which consent shall not be unreasonably withheld) and the consent of Master Lessor. Any alterations, additions and improvements will be of a quality substantially equivalent to or better than the quality of improvements within the Subleased Premises as of the Commencement Date. Sublessee shall procure any and all insurance required by Sublessor and Master Lessor to be maintained during the construction of the alterations, additions and improvements. Construction of any alterations, additions or improvements shall be performed by a general construction contractor approved by Master Lessor and Sublessor. As between and among Master Lessor, Sublessor and Sublessee, Sublessee hereby assumes any and all liability for any and all injuries to or death of, any and all persons (including, without limitation, Sublessee's contractors and subcontractors and employees), and any liability for any and all damage to property caused by, or resulting from, or arising out of any act or omission of Sublessee, Sublessee's contractors and their subcontractors or employees in the performance of the alterations, additions and improvements. Sublessee further agrees to defend, indemnify and save harmless Sublessor and Master Lessor from and against all damages, costs, liability, losses and expenses (including reasonable legal fees and expenses) that Sublessor or Master Lessor may incur, suffer or pay as a result of claims or lawsuits due to, because of, or arising out of any and all such injuries, death and/or damage, except to the extent caused by the gross negligence or willful misconduct of Sublessor or Master Lessor, as applicable, or their respective agents, employees, contractors, licensees or invitees.

--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -7-

          12.2. Sublessor's Property. All such alterations, additions, improvements shall be made at Sublessee's expense and shall become Sublessor's property, and shall remain on and be surrendered with the Subleased Premises at the termination of this Sublease without disturbance, molestation, or injury. All such work shall comply with all legal requirements and with the terms and provisions of the Master Lease. Nothing contained in this Sublease shall prevent Sublessee from removing all furniture, furnishings and trade fixtures owned by Sublessee and used in its business, provided they can be removed without damage to the Subleased Premises. Sublessee shall repair any damage to the Subleased Premises and the Building caused by such removal.

13.       INSURANCE.

          Sublessor shall not be obligated to obtain or maintain any insurance with respect to the Subleased Premises. Sublessee shall obtain and maintain in force all insurance required under the Master Lease pertaining to the Subleased Premises including, but not limited to, broad form commercial or comprehensive general liability insurance including a cross-liability provision with limits, as of the date of this Sublease, of not less than $2,000,000.00 for bodily injury or damage to or destruction of property for any one occurrence (it being acknowledged that the insurance limits are subject to change in accordance with
Section 6.5 of the Master Lease) with an insurance company or companies authorized to do business in the State of Texas and with and A.M. Best Company, Inc. rating of B+ or better. If such insurance is written on a claims-made form, it must provide for (i) a retroactive date prior to, or coincident with, the date of this Sublease, and (ii) a minimum extended claims reporting period of one year. In addition, Sublessee shall name Sublessor and Master Lessor as additional insured under any such insurance policy. Sublessee shall cause all insurance policies to contain waiver of subrogation provisions acceptable to Sublessor and Master Lessor. Sublessee agrees that certificates of insurance or certified copies of such insurance policies will be delivered to Sublessor and Master Lessor within ten (10) days following the execution of this Sublease. All policies shall contain an endorsement requiring thirty (30) days prior written notice from any insurer to Sublessor and Master Lessor before any change, cancellation, termination, or reduction in or of such policies. All policies shall acknowledge that they provide primary coverage with respect to the additional insureds thereunder and that such policies as are separately maintained by the additional insureds shall be excess insurance.

14.       NO ASSIGNMENT OR SUB-SUBLEASE WITHOUT CONSENT.

          Sublessee may not sell, assign, transfer, convey, or encumber this Sublease or any part thereof or any interest therein or relet the Subleased Premises, in whole or in part (hereinafter referred to as a "TRANSFER"), without first obtaining the written consent of Sublessor. Any attempted Transfer in violation hereof shall be null and void. Any Transfer by Sublessee shall not relieve Sublessee from any liability or obligation created by this Sublease. If Sublessor elects to consent to a Transfer (which consent may be granted or withheld in Sublessor's sole and absolute discretion), and if the Rent due and payable by a transferee under any such permitted Transfer (or a combination of the Rent payable thereunder plus any bonus or other consideration therefor or incident thereto) in respect of the interval in question exceeds the Rent due under this Sublease allocable to the portion of the Subleased Premises covered thereby for the same interval, such excess shall belong to Sublessor. Sublessee shall hold all


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


amounts it receives which are payable to Sublessor in trust and shall deliver such amounts to Sublessor within ten days after Sublessee's receipt thereof.

15.       DEFAULT.

          15.1. Default by Sublessee. Each of the following shall constitute an "EVENT OF DEFAULT" by Sublessee under this Sublease: (i) if default shall be made in the payment of any sum of Rent, or of any sum other than Rent, to be paid by Sublessee to Sublessor under this Sublease and such failure to pay continues for a period of five (5) days after written notice thereof has been given by Sublessor to Sublessee (provided, however, Sublessor shall not be required to provide such notice more than once in any twelve (12) month period, the second such failure constituting an Event of Default without Sublessor providing such notice); or (ii) if default shall be made in the performance of any of the other covenants and conditions which Sublessee is required to observe and perform under this Sublease and such default continues for a period of thirty (30) days after written notice thereof has been given by Sublessor to Sublessee; or (iii) if the interest of Sublessee under this Sublease shall be levied on under execution or other legal process; or (iv) if any petition shall be filed by or against Sublessee to declare Sublessee a bankrupt or to delay, reduce or modify Sublessee's debts or obligations; or (v) if Sublessee is declared insolvent according to law or if any assignment of Sublessee's property shall be made for the benefit of creditors or if a receiver or trustee is appointed for Sublessee or its property; or (vi) if Sublessee shall default under any of the terms and provisions of the Master Lease which, by the terms of this Sublease, are applicable hereto; then Sublessor may treat the occurrence of any one or more of the foregoing events as a breach of this Sublease and thereupon, at Sublessor's option, Sublessor shall have any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

                  (a) Sublessor may terminate this Sublease and repossess the Subleased Premises and be entitled to recover as damages a sum of money equal to the total of (i) the cost of recovering the Subleased Premises, (ii) the accrued and unpaid Rent at the time of termination, plus interest thereon at the maximum lawful per annum rate under the laws of the State of Texas from the due date, (iii) the present value [discounted at the rate of eight percent per annum] of the balance of all Rent for the remainder of the Sublease term less the present value (discounted at the same rate) of the fair market rental value of the Subleased Premises for the same period (but only to the extent the remainder is a positive number) and (iv) any other sum of money and damages including any attorney's fees and court costs owed by Sublessee to Sublessor.

                  (b) Sublessor may terminate Sublessee's right of possession (but not this Sublease) and may repossess the Subleased Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Sublessee and without terminating this Sublease, in which event Sublessor may, but shall be under no obligation to do so, relet the Subleased Premises for the account of Sublessee for such Rent and upon such terms as shall be satisfactory to Sublessor. For the purpose of such reletting, Sublessor is authorized to decorate and/or to make any repairs, changes, alterations and/or additions in or to the Subleased Premises that may be reasonably necessary to restore the Subleased Premises to a "BUILDING STANDARD" (as defined in the Master Lease) condition. In addition, (i) if Sublessor shall fail to relet the Subleased Premises, then Sublessee shall pay to Sublessor as damages a sum equal to the amount of all


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

         accrued and unpaid Rent and other accrued and unpaid sums provided for in this Sublease; or (ii) if the Subleased Premises are relet and a sufficient sum shall not be realized from such reletting after paying the accrued and unpaid Rent and other accrued and unpaid sums due hereunder at the time of reletting, the cost of recovering possession and of collecting rent accruing under such subletting, and all of the costs and expenses reasonably incurred in making such decorations, repairs, changes, alterations and/or additions necessary to relet the Subleased Premises (plus interest on all of the same at the maximum lawful contract rate), then Sublessee shall satisfy and pay any such deficiency upon demand therefor from time to time. Sublessee agrees that Sublessor may file suit to recover any sums falling due under the terms of this Paragraph 15.1(b) from time to time, and that no delivery to or recovery by Sublessor of any sum due Sublessor hereunder shall be any defense in any action to recover any amount of money not theretofore reduced to judgment in favor of Sublessor, nor shall such reletting be construed as an election on the part of Sublessor to terminate this Sublease unless a written notice of such intention is given to Sublessee by Sublessor. Notwithstanding any such reletting without termination, Sublessor may at any time thereafter elect to terminate this Sublease for such previous breach.

                  (c) Sublessor may enter the Subleased Premises and cure at Sublessee's expense any default.

                  (d) Sublessor may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Sublessor may spend or become obligated to spend by reason of Sublessee's default, or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee's default, including, without limitation, costs and attorneys' fees incurred by Sublessor to recover possession of the Subleased Premises. If any portion of the Security Deposit is so used or applied, Sublessee shall, upon demand, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount, and Sublessee's failure to do so shall constitute a default hereunder by Sublessee.

         15.2. Limited Duty to Mitigate. If Sublessor expels or removes Sublessee from the Subleased Premises without terminating or forfeiting this Sublease or accepting surrender of the Subleased Premises, Sublessor must attempt to mitigate its damages. In any situation in which Sublessor is attempting to mitigate its damages, Sublessor will conclusively be deemed to have done so if Sublessor lists the Subleased Premises with a real estate broker or agent and considers all written proposals for such space made by such broker or agent; provided, however, that in no event will Sublessor (a) be obligated to travel outside a radius of thirty (30) miles from the Subleased Premises in order to meet with a prospective tenant, (b) be obligated to expend monies for finish-out requested by a prospective tenant unless Sublessor, in its sole discretion, believes that the excess rent Sublessor will receive and the credit of the prospective tenant supports such a decision, (c) be required to give preference to the Subleased Premises over other spaces in the Leased Premises,
(d) be required to agree to allow an existing tenant of the Project or subtenant of the Leased Premises to move from their existing space to all or any of the Subleased Premises, or (e) be required to accept any lease proposal which it, in its sole discretion, deems unacceptable.


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
          15.3. Default by Sublessor. Except where the provisions of this Sublease grant Sublessee an express, exclusive remedy, or deny Sublessee a remedy, if Sublessor should fail to perform or observe any covenant, term, provision or condition of this Sublease and such default should continue beyond a period of thirty (30) days (or such longer period as is reasonably necessary to remedy such default, provided Sublessor shall continuously and diligently pursue such remedy at all times until such default is cured) following notice thereof by Sublessee to Sublessor, then Sublessee shall have as its sole and exclusive remedy the right to commence such actions at law or in equity to which Sublessee may be entitled, including without limitation any action for specific performance or damages but expressly excluding an action to declare a termination of this Sublease. The rights of Sublessee pursuant to this Paragraph
15.3 shall be subject to any express provisions of this Sublease providing for remedies different from, or in exclusion of, the remedies above-described. In no event shall Sublessor be liable to Sublessee for consequential or special damages by reason of a failure to perform (or default) by Sublessor or Master Lessor hereunder or otherwise. Sublessee shall have the right, but not the obligation to cure any default by Sublessor under the Master Lease and be reimbursed by Sublessor for the actual amounts expended to cure any such default upon demand from Sublessee.

          15.4. Non-Waiver. Failure of either party to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default or right to take such action, but such party shall have the right to declare any such default or take such action at any time. Sublessor's acceptance of partial payment of any sum owing hereunder shall not constitute a waiver of or be deemed to constitute a waiver or estoppel by Sublessor of the right to collect the full amount of any sum owing hereunder.

          15.5. Cumulative Remedies. All rights and remedies of Sublessor enumerated in this Sublease (including, without limitation, indemnification rights) shall be cumulative and shall not exclude any other right or remedy allowed by law or in equity. These rights and remedies may be exercised or enforced concurrently and as often as necessary.

          15.6. Sublessor's Default and Sublessee's Remedy. Sublessor shall be deemed to be in default under this Sublease if Sublessor shall fail to comply with any term, provision, or covenant of this Sublease and shall not cure such failure within thirty (30) days after receipt of written notice thereof from Sublessee, or in the event such failure to comply cannot reasonably be cured within thirty (30) days, Sublessor fails to commence cure within thirty (30) days and pursue to a diligent conclusion. In the event Sublessor is in default under this Sublease, Sublessee may terminate this Sublease by giving Sublessor written notice and this Sublease shall terminate and be void as of the date given in such notice. In the event of such cancellation, this Sublease shall be of no further force and effect, and neither party shall have any rights or obligations hereunder.

16.       EXCULPATION.

          Sublessee shall maintain the Subleased Premises in the same or better condition than the condition in which the Subleased Premises existed on the Commencement Date (reasonable wear and tear excluded). Sublessee acknowledges and agrees that Sublessor shall not be responsible for any maintenance, services, or repairs to the Subleased Premises, to the Building, the Project, or any part thereof, nor shall Sublessor be liable for any interruption in utilities or services to the Subleased


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OFFICE BUILDING SUBLEASE              -11-

Premises, nor for loss or damage to any person or any property of Sublessee or its employees or invitees by theft or otherwise, nor shall Sublessor be liable for any damage or disturbance caused by other tenants of the Building or the Project. Any and all covenants, undertakings and agreements herein made on the part of Sublessor are made and intended not as personal covenants, understandings and agreements for the purpose of binding Sublessor personally or the assets of Sublessor, except only Sublessor's interest in the leasehold under the Master Lease; and Sublessee specifically agrees to look solely to Sublessor's (or its successors') leasehold interest under the Master Lease for the recovery of any judgment from Sublessor (or its successors) relating to this Sublease, it being agreed that Sublessor and its successors (and their directors, officers, employees and agents) shall never be personally liable for any such judgment.

17.       INAPPLICABILITY OF CERTAIN PROVISIONS OF MASTER LEASE.

          The Master Lease contains certain provisions that are not applicable to this Sublease. The parties agree that the following sections of the Master Lease are not incorporated herein and do not form a part of this Sublease:

          Any provisions that are superseded by or in direct conflict with the provisions hereof; any provisions relating to Master Lessor's or Sublessor's obligations regarding the initial construction of the Building, the Project, or the Leased Premises by Master Lessor, including any rights of Sublessor to approve matters in connection therewith, the intent of this provision being to acknowledge that construction of the Building, the Project and the Leased Premises covered by the Master Lease are complete; Section 1.1 (Leased Premises); Section 1.2 (Term); Section 1.3 (Base Building Design);
          Section 1.4 (Use); Section 2.1 (Rental Payments); Section 2.2 (Base Rental); Section 2.5 (Cash Inducements); Section 2.6 (Refurbishment Allowance); Section 2.7 (Additional Inducements); Section 2.8 (Agreements Inducement); the provisions of Section 3.1 (Services) that would otherwise require Sublessor to provide services as stated therein (it being acknowledged that Sublessee agrees to look solely to Master Lessor for any such services in accordance with Paragraph 6 hereof); the provisions of Section 3.2 (Keys and Locks) that would require Sublessor to pay for any keys and/or access cards for Sublessee; Section 3.3 (Graphics and Building Directory); Section 3.4 (Parking) (it being acknowledged that the parking provision set forth in Paragraph 19 hereof shall govern this Sublease); Section 3.5 (Building Identity and Signs); Section 3.6 (Communications Equipment); the provisions of Section 4.4 (Laws and Regulations; Rules of Building) that would otherwise require Sublessor to act on behalf of the Master Lessor; Section 5.1 (Base Building Improvements); Section
          5.2 (Leasehold Improvements); Section 5.3 (Holdover and Related Costs); the provisions of Section 5.4 (Repairs by Landlord) that would otherwise require Sublessor to make any repairs or perform any maintenance, repair, refurbishing or replacement (it being acknowledged that Sublessee agrees to look solely to Master Lessor for any such items in accordance with Paragraph 6 hereof); the provisions of Section 5.7 (Management) that would otherwise give Sublessee the right to approve or select the Project manager; the provisions of Sections 6.1, 6.3, 6.4, and 6.5 (Condemnation, Casualty Clause, Casualty Insurance, and Liability Insurance) that would otherwise require Sublessor to provide and maintain insurance on the Subleased Premises or to repair or restore the Subleased Premises in the event of a casualty or a condemnation (it being acknowledged that Sublessee agrees to look solely to


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


          Master Lessor for such items in accordance with Paragraph 10 hereof);
          Section 6.6 (Hold Harmless and Indemnity) (it being acknowledged that the indemnity provisions set forth in Paragraph 9 hereof shall govern this Sublease); Section 7.1 (Default and Remedies) (it being acknowledged that the default provisions set forth in Paragraph 15 hereof shall govern this Sublease); Section 7.3 (Negation of Lien for
          Rent); Section 7.7 (Holding Over); the provisions of Section 7.8 (Subordination) that would otherwise require Sublessor to act on behalf of the Master Lessor with respect to any mortgage or deed of trust placed on the Project; Section 7.10 (Vacating the Leased Premises); Section 7.11 (Tenant Net Worth); Section 8.1 (Sublease or Assignment by Tenant); Section 8.2 (Assignment by Landlord) (it being acknowledged that Sublessor has unrestricted rights to assign its interest in this Sublease); Section 8.5 (Memorandum of Lease); Section
          8.6 (Consents); Section 8.7 (Publicity); Article IX (Options); Section
          10.2 (Fair Market Rental); Section 11.1 (Notices) (it being acknowledged that notices required under this Sublease shall be delivered as set forth in Paragraph 22.4 hereof); Section II (Brokers); the defined terms in Section 11.4 (Other Definitions) to the extent they do not relate to Master Lease provisions which are incorporated herein by reference; Section 11.8 (Extension of Lease I); the exhibits attached to the Master Lease to the extent they do not relate to Master Lease provisions which are incorporated herein by reference. Except as provided in the following sentence, Section 2.3 of the Master Lease is incorporated herein by reference for all purposes except for determining (i) the Base Year, and (ii) the fraction used for calculating Sublessee's Percentage Share of Operating Expenses, both of which shall be governed by Paragraph 5 of this Sublease. For purposes of determining Sublessee's Percentage Share of Operating Expenses, Sublessor shall be entitled to rely upon any and all statements and certifications furnished to Sublessor by Master Lessor and Master Lessor's accountants and representatives, and Sublessor shall not be liable to Sublessee for any errors or inconsistencies contained in any such statements or certifications.

          Sublessee's obligations under Paragraph 8 hereof and elsewhere to comply with or conform to the provisions of the Master Lease do not extend to any provisions of the Master Lease that are not incorporated herein and do not form a part of this Sublease as stated in this Paragraph 17, but nevertheless Sublessee shall not by any act or failure to act cause any default to exist under the Master Lease.

18.       ACCEPTANCE OF BUILDING AND SUBLEASED PREMISES.

          Sublessee, by taking possession of the Subleased Premises, acknowledges and agrees that it: (a) accepts the Subleased Premises as suitable for the purposes for which they are leased; (b) accepts the Subleased Premises as being in a good and satisfactory condition; (c) accepts the Subleased Premises subject to the Master Lease and all applicable laws, agreements, covenants, restrictions and matters of record; and (d) waives any defects in the Subleased Premises, except to the extent that Master Lessor is obligated to maintain and/or repair the same pursuant to the Master Lease.

19.       PARKING.

          During the term of this Sublease, Sublessee shall have the right to use three (3) parking spaces for every 1,000 square feet of Net Rentable Area in the Subleased Premises, which parking spaces shall


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

be located in the parking garages for Two Galleria Tower or Three Galleria Tower (collectively, the "GALLERIA GARAGES"). The parking spaces shall be unreserved spaces located in portions of the Galleria Garages designated by and under the control of Master Lessor. Sublessee's use of the spaces in the Galleria Garages are subject to all restrictions in the Master Lease. Sublessee understands that any such spaces which are designated by Master Lessor in the Two Galleria Tower garage after the commencement of the Sublease are subject to being transferred by Master Lessor to the Three Galleria Tower garage upon seven (7) days notice thereof to Sublessee. The parking spaces shall be provided to Sublessee at no charge. Sublessee shall have no parking rights under this Sublease or the Master Lease, except as expressly set forth herein.

20.       HAZARDOUS MATERIALS.

          Sublessee shall not cause or permit any Hazardous Materials (as such term is defined in the Master Lease) to be used, stored, generated, released or disposed of on or in the Subleased Premises, Building or Project by Sublessee, Sublessee's agents, employees, contractors, or invitees except to the extent consistent with customary and reasonable office business practices and provided
(a) such Hazardous Materials do not endanger the health of any person on or about the Subleased Premises or the Project, and (b) Sublessee complies with all Legal Requirements applicable to such Hazardous Materials. In the event of a release of any Hazardous Material, Sublessee, in addition to complying with all applicable law concerning such release, shall notify Sublessor immediately upon becoming aware of the same and take such measures as required under all applicable law and consistent with such law, including, for example, the removal or causing the removal and appropriate disposition of such Hazardous Materials, all at Sublessee's expense. If Sublessee breaches or violates any provision in this Paragraph 20, or if the Subleased Premises, Building or Project becomes contaminated in any manner by reason of the fault of Sublessee, its agents, employees, contractors or invitees, Sublessee shall indemnify, defend and hold Sublessor harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses arising as a result thereof.

21.       AMERICANS WITH DISABILITIES ACT.

          Sublessee, at its sole expense, will be responsible for causing the design and construction of any alterations and improvements hereafter made to the Subleased Premises to be in compliance with the Americans with Disabilities Act of 1990 (the "ADA"). Sublessee further agrees to be responsible for any ADA mandated changes to pre-existing conditions in the Subleased Premises which are required due to the fact that Sublessee is altering or improving the Subleased Premises. Sublessee agrees to indemnify and hold harmless Sublessor for the above described obligations.

22.       LEASE OF EXISTING FURNITURE.

                   (a) Terms of Furniture Lease. In addition to the Subleased Premises, Sublessor also hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, a portion of the furniture presently situated in the Subleased Premises (the "EXISTING FURNITURE"). The exact description and quantities of the Existing Furniture being leased will be determined in the manner described in Paragraph 22(c) below. The Existing Furniture is hereby leased on the same terms and conditions as


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

provided in this Sublease for the subleasing of the Subleased Premises, except that: (a) on the Expiration Date, Sublessee shall return the Existing Furniture to Sublessor in the same or better condition than the condition in which the Existing Furniture existed on the date on which this Sublease was executed, normal wear and tear excepted; and (b) the monthly rental for the Existing Furniture shall be 1/12th of the product of the number of square feet of Net Rentable Area in the Subleased Premises times $1.00 (i.e., $1,809.66) (the "FURNITURE RENT").

                      (b) Payment of Furniture Rent. Each installment of Furniture Rent shall be due on or before the first day of each month during the term of this Sublease and shall be paid to Sublessor at its address as set forth in Paragraph 23.4 (or as later changed pursuant thereto) without notice, demand, abatement, deduction, diminution, or offset. Monthly installments of Furniture Rent shall be prorated for any period during the term hereof which is less than a full calendar month. The initial installment of Furniture Rent shall be paid upon the Commencement Date.

                      (c) Furniture Inventory. On or before the Commencement Date, Sublessor and Sublessee will prepare an inventory confirming the type, amount and condition of the Existing Furniture. Sublessee acknowledges that it will have thoroughly inspected the Existing Furniture as of the Commencement Date, and that except as agreed by Sublessor and Sublessee in writing as an attachment to the Existing Furniture inventory, the Existing Furniture will be deemed to have been delivered to Sublessee in a good condition as of such date. Sublessee shall also be entitled to use the Additional Furniture (herein so called) more particularly described on EXHIBIT "C" attached hereto and made a part hereof for all purposes; provided, however, Sublessee shall be responsible for moving the Additional Furniture from its current location to the Subleased Premises at Sublessee's sole cost and expense.

23.          MISCELLANEOUS PROVISIONS.

             23.1. Attorneys' Fees. If any action at law, in equity or in arbitration, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Sublease, the prevailing party shall be entitled to recover attorneys' fees and court (or arbitration) costs from the other party.

             23.2. Applicable Law. This Sublease shall be construed, enforced and governed by the laws of the State of Texas. Venue for any action involving this Sublease shall be in Dallas County, Texas.

             23.3. Surrender of Premises and Keys. Sublessee shall, at the expiration of this Sublease, quietly and peaceably surrender the Subleased Premises without the requirement of notice to Sublessee, and Sublessee will deliver to Sublessor all keys to the Subleased Premises. At the time of such surrender, the Subleased Premises shall be in the same or better condition than the condition in which the Subleased Premises existed on the Commencement Date (reasonable wear and tear excluded).

             23.4. Notices. Any notices, requests, instructions or other communications to Sublessor or Sublessee required or permitted to be given under this Sublease must be in writing and shall be deemed given if (a) personally delivered to the address for Sublessor or Sublessee stated below, (b) sent by United States Mail, prepaid, certified or registered, return receipt requested, to such address, or (c) delivered by overnight express delivery service to such address. Any notice which is delivered personally


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

or sent by overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice addressed and mailed in the manner herein provided shall be deemed to have been given to the party to whom it is addressed at the close of business, local time, of the recipient on the third regular business day following the date of deposit of such item in a depository of the United States Postal Service.

          The address for Sublessor shall be:

          KERR-McGEE CORPORATION
          123 Robert S. Kerr Avenue
          Oklahoma City, Oklahoma 73102
          Attention:  Manager, Real Estate Operations

          The address for Sublessee shall be:          [STAMP]

          THE VIALINK COMPANY
          13155 Noel Road, Suite 800
          Dallas, Texas 75240-5090
          Attention:  David Lloyd
                      Vice President - Operations

Either party shall have the right to change its address to which notices shall be sent by giving the other notice thereof as required by this Paragraph 23.4.

         23.5. Rules and Regulations. Sublessee shall comply with all rules and regulations now or hereafter promulgated by Master Lessor and/or Sublessor pertaining to the Subleased Premises, the Building, the Project or the Parking Facility. Attached hereto as EXHIBIT "B" are the current Building rules and regulations promulgated by Sublessor. As used in EXHIBIT "B", the term "Lessor" shall mean and refer to Master Lessor and/or Sublessor, and the term "Tenant" shall mean and refer to Sublessee.

         23.6. Financial Statements. Sublessee shall, no later than one hundred twenty (120) days after the end of each fiscal year, deliver to Sublessor copies of Sublessee's balance sheet and statement of profit and loss for the preceding fiscal year, each prepared in accordance with generally accepted accounting principles, such financial statements to be audited by a nationally or regionally recognized accounting firm.

         23.7. Authority. Sublessee hereby represents to Sublessor that the person signing on behalf of Sublessee has the power and authority to bind Sublessee to this Sublease; and Sublessor hereby represents to Sublessee that the person signing on behalf of Sublessor has the power and authority to bind Sublessor to this Sublease.

         23.8. Paragraph Headings, Gender, etc. The paragraph headings in this Sublease are not intended to be used in construing the substance of this Sublease. Unless the context of this Sublease otherwise requires (a) words of any gender are deemed to include the other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms


--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -16-

"hereof", "herein", "hereby", "hereto", and derivative or similar words refer to this entire Sublease, (d) the term "Section" or "Article" refers to the specified section or article of the Master Lease, (e) the term "Paragraph" refers to the specified Paragraph of this Sublease, and (f) all references to "dollars" or "$" refer to currency of the United States of America.

          23.9. Late Charge. If any installment of Rent or any other sum which becomes owing by Sublessee to Sublessor under the provisions hereof is not received by Sublessor by the due date therefor, Sublessee, to the extent permitted by law, agrees to pay, in addition to such installment of Rent or such other sum owed, interest on such installment of Rent or such other sums owed at the rate of five percentage points over the Prime Rate (as defined in the Master Lease) or the highest rate permitted by applicable law, whichever is lower, until paid. It is understood that the late payment charge shall be for the purpose of reimbursing Sublessor for the additional costs and expenses which Sublessor presently expects to incur in connection with the handling and processing of late installment payments of Rent and other sums owed. Any amounts paid by Sublessor to cure any defaults of Sublessee hereunder, which Sublessor shall have the right but not the obligation to so cure, shall, if not repaid by Sublessee within five days of demand by Sublessor, thereafter bear interest at the rate of five percentage points over the Prime Rate or the highest rate permitted by applicable usury law, whichever is lower, until paid.

          23.10. Consent of Master Lessor. If Sublessor determines that the consent of Master Lessor is required for this Sublease, then this Sublease shall not be effective unless and until such consent is obtained.

          23.11. Obligations of Sublessor. It is understood and agreed that any and all covenants or obligations of Sublessor contained in this Sublease shall be binding upon Sublessor and its successors and assigns only with respect to breaches occurring or accruing during its and their respective ownership of the Sublessor's interest hereunder.

          23.12. Rules of Construction. The terms and provisions of this Sublease shall not be construed against or in favor of a party hereto merely because such party is the "Sublessor" or the "Sublessee" hereunder or such party or its counsel is the draftsman of this Sublease.

          23.13. Confidentiality of Master Lease. Sublessee acknowledges and agrees that the terms and provisions of the Master Lease are confidential, and Sublessee agrees to not disclose the terms and provisions of the Master Lease to any person other than Sublessee's affiliates, employees, partners, attorneys, architects, or other consultants (and only to the foregoing persons on a "need to know" basis).

          23.14. Lien for Rent. To secure the payment of all Rent due and to become due hereunder, and the faithful performance of all of the other covenants of this Sublease required by Sublessee to be performed, Sublessee hereby gives to Sublessor an express contractual lien on, and security interest in and to, all property, chattels and merchandise owned by Sublessee which may be placed in the Subleased Premises.

          23.15. Holding Over. If Sublessee should remain in possession of the Subleased Premises after the expiration or termination of this Sublease, without the execution by Sublessor and Sublessee of a


--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -17-
new sublease, then Sublessee shall be deemed to be occupying the Subleased Premises as a tenant-at-sufferance subject to all the covenants and obligations of this Sublease, and Sublessee shall pay as Rent per month for the entire holdover period 150% the Rent payable hereunder for the month preceding the commencement of such holding over, calculated on a daily basis. No holding over by Sublessee after the term of this Sublease, either with or without the consent and acquiescence of Sublessor, shall operate to extend the Sublease for a longer period than one month, and any holding over with the consent of Sublessor in writing shall thereafter constitute this Sublease a sublease from month to month at a Rent rate as agreed to in writing by Sublessor and Sublessee.

          23.16. Brokers. Sublessor and Sublessee warrant and represent to each other that no real estate broker or salesman has been involved by either party in this Sublease other than Sublessor's agent, The Staubach Company, and Sublessee's agent, Kennedy Wilson Brokerage Services; and each party agrees to indemnify and hold the other party harmless from and against any and all claims of any other real estate broker or salesman due to acts of such party or such party's representatives.

          23.17. Prior Agreements Superseded. This Sublease constitutes the sole agreement of the parties and supersedes any prior understandings or written or oral agreement between the parties respecting the subject matter hereof.

          23.18. Time of Essence. Time is of the essence in this Sublease.

          23.19. Binding on Successors. Sublessor shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Master Lease, and upon any such assignment, this Sublease shall be binding upon and inure to the benefit of the successors and assigns of Sublessor, and shall be binding upon and inure to the benefit of Sublessee, its successors, and, to the extent assignment may be approved by Sublessor hereunder, Sublessee's assigns.

          23.20. Counterparts. This Sublease may be executed concurrently in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          23.21. Amendments. This Sublease may not be altered, changed or amended, except by an instrument in writing executed by Sublessor and Sublessee.

          23.22. Exhibits. The terms and provisions of any exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes.

          23.23. Invalid Provisions. If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by law.


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OFFICE BUILDING SUBLEASE              -18-

          EXECUTED by Sublessor on the ___ day of December, 1999 to be effective as of the day and year first above written.

                                   SUBLESSOR:

                                   KERR-McGEE CORPORATION,
                                   a Delaware corporation



                                   By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


          EXECUTED by Sublessee on the ___ day of December, 1999, to be effective as of the day and year first above written.


                                   SUBLESSEE:

                                   THE VIALINK COMPANY,
                                   a Delaware corporation


                                   By:  /s/ J. ANDREW KERNER
                                        ----------------------------------------
                                        Name: J. ANDREW KERNER
                                              ----------------------------------
                                        Title: VP Finance
                                               ---------------------------------


--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -19-

                                   EXHIBIT "A"

                        FLOOR PLAN OF SUBLEASED PREMISES








--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -20-

                                   EXHIBIT "B"

                         SUBLESSOR RULES AND REGULATIONS


1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by Sublessee or used for any purpose other than ingress and egress to and from the Subleased Premises and for going from one part of the Building to another part of the Building.

2. Plumbing fixtures and appliances shall be used only for the purpose for which designated, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any fixtures or appliances from misuse by Sublessee shall be at its expense, and Sublessor shall not in any case be responsible therefore.

3. No signs, advertisements, or notices shall be painted or affixed on or to any window or doors or other part of the Building except of such color, size, and style and in such places as shall be first approved in writing by Sublessor. No nails, hooks or screws shall be driven or inserted in any part of the Building except with the express consent of Sublessor.

4. Sublessor will provide and maintain a directory for all sublessees to be located in the lobby of the Building; no other directory shall be permitted unless previously consented to by Sublessor in writing. All directory listings will be at Sublessee's expense.

5. Sublessor shall provide, at Sublessee's expense, all locks for doors in the Subleased Premises. Sublessee shall not place any additional lock or locks on any door in its Subleased Premises without Sublessor's written consent. All requests for duplicate keys shall be made to the Property Manager and will be furnished at Sublessee's expense.

6. Proposed plans for alterations affecting floors, walls, woodwork, trim, windows, ceilings, equipment, and/or any other physical portion of the Building must be approved in writing by Sublessor. Sublessee will refer all contractors, contractor's representatives and installation technicians tendering any service to Sublessee to Sublessor for Sublessor's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building, including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Sublessee of any bulky material, merchandise or materials which requires use of elevators or stairways or movement through the Building entrances or lobby shall be restricted to such hours as Sublessor shall designate. All such movement shall be under the supervision of Sublessor and in the manner agreed between Sublessee and Sublessor by prearrangement before performance. Such prearrangement initiated by Sublessee shall include determination by Sublessor, and


--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -21-
         subject to its decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment, or any other item from being brought into the Building. Sublessee assumes all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Sublessor if damaged or injured as a result of an act in connection with carrying out this service for Sublessee; and Sublessor shall not be liable for acts of any persons engaged in or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Sublessee.

8. Sublessor reserves the right in its sole discretion to prescribe the weight and position of safes and other heavy equipment, which shall in all cases stand on supporting devices approved by Sublessor. All damages done to the Building by taking in or putting out any property of Sublessee, or done by Sublessee's property while in the Building, shall be repaired at the expense of Sublessee.

9. Sublessee shall notify the Property Manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done under the supervision of the Property Manager, after receiving written permission from Sublessor. Persons employed to move such property must be acceptable to Sublessor.

10. Should Sublessee require telegraphic, telephonic, annunciator or other communications service, Sublessor will direct electricians where and how wires are to be introduced and placed and none shall be introduced or placed except as Sublessor shall direct.

11. Corridor doors, when not in use, shall be kept closed. Stairwell doors shall remain closed at all times.

12. Sublessee shall cooperate with Sublessor's employees in keeping its Subleased Premises neat and clean. Unless Sublessee is responsible for cleaning its own space pursuant to its Office Building Sublease, Sublessee shall not employ any person for the purpose of such cleaning other than the Building cleaning and maintenance personnel.

13. Sublessor shall be in no way responsible to Sublessee, its agents, employees, or invitees for any loss of property from the Subleased Premises or public areas or for any damages to any property thereon from any cause whatsoever.

14. Sublessee shall not make or permit any improper noises in the Building or otherwise interfere in any way with other tenants and subtenants or persons having business with them.

15. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about the Subleased Premises (except for Seeing Eye dogs).

16. No vending machines of any type shall be allowed in the Subleased Premises without the prior written consent of Sublessor.


--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -22-

17. No machinery of any kind shall be operated by Sublessee in the Subleased Premises without prior written consent of Sublessor, nor shall Sublessee use, or keep, in the Building any flammable or explosive fluid or substance.

18. No portion of the Subleased Premises shall at any time be used as sleeping or lodging quarters.

19. Sublessee is requested to lock all doors leading to corridors and to turn out all lights at the close of its working day.

20. Sublessor shall not be responsible for lost or stolen personal property, money or jewelry from the Subleased Premises or public areas regardless of whether such loss occurs when area is locked against entry or not.

21. Sublessee shall not tamper with or attempt to adjust temperature control thermostats in the Subleased Premises. Sublessor shall make, or cause Master Lessor to make, adjustments in thermostats on call from Sublessee.

22. Sublessee will comply with all requirements necessary for the security of the Subleased Premises, including the use of service passes issued by Sublessor or Master Lessor for after hours removal of office furniture/packages, and use of security control cards for after hours entry.

23. All window blinds are to remain down and tilted at a 45 degree angle toward the street to help maintain comfortable room temperatures and to conserve energy.

24. All routine deliveries to the Subleased Premises from 8:00 a.m. to 5:00 p.m. weekdays shall be made through the freight elevator. Advanced arrangements should be made through the Management Office for large deliveries and moves. Large deliveries need to be scheduled for between 3:00 p.m. and 5:00 p.m. weekdays. Move-in and move-outs need to be scheduled for after 6:00 p.m. weekdays, and all day Saturdays and Sundays. Passenger elevators are to be used only for the movement of persons, unless an exception is approved by the Building Management Office.

25. All requests for overtime air conditioning and/or heating must be submitted to the Management Office in writing by 4:30 p.m.

26. All requests for keys, locks or graphics must be submitted in writing to the Management Office.

27. Solicitation of any kind is strictly forbidden unless approved in advance by the Management Office.

28. It is strongly recommended by the Dallas Fire Department that an A, B, C Multi-Purpose type fire extinguisher be kept in the Subleased Premises in an accessible location.

29. Sublessor reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall, from time to time, be needed for the


--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -23-
         safety, protection, care and cleanliness of the building, the operation thereof, the preservation of good order therein and the protection and comfort of the subtenants and tenants and their guests, employees and invitees, which rules and regulations, when made and written notice thereof is given to a subtenant or tenant; shall be binding upon it in like manner as if originally herein prescribed.

30. A No Smoking Policy is in effect in Oryx Energy Center. Smoking is prohibited in the common areas, restrooms, lobbies and elevators of the Building. It shall be the responsibility of Sublessee to develop a Smoking Policy within its Subleased Premises.

31. No firearms (hand guns, rifles, shot guns, etc.) or cases for carrying firearms (regardless whether or not any such case actually contains a firearm) shall be introduced to, or allowed in, the Subleased Premises, the Building, the Project or the Parking Facility.

32. Parking regulations include a two hour visitor parking limitation with temporary parking access cards available from security. All employees must park in designated areas behind the gates.

33. City of Dallas recycling program must be followed by all tenants to meet the City of Dallas regulations.


--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -24-

                                   EXHIBIT "C"

                        INVENTORY OF ADDITIONAL FURNITURE



1.      Four (4) work stations.
2.      Thirteen (13) drafting tables.
3.      Thirteen (13) chairs.
4.      Five (5) file cabinets.




--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -25-

                                                                   EXHIBIT 10.27

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") made as of this 1st day of April 1999, by and between The viaLink Company, an Oklahoma corporation with its principal place of business at 13800 Benson Road, Edmond, Oklahoma, 71034 ("viaLink"), and J. Andrew Kerner ("Kerner"), 2924 Stanford Avenue, Dallas, Texas 75225.

         WHEREAS, viaLink desires to hire Kerner as its Vice President of Finance and Chief Financial Officer, and

         WHEREAS Kerner desires to become an employee of viaLink, and

         WHEREAS, the parties hereto wish to set forth the terms and conditions of Kerner's employment with viaLink.

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants hereinafter set forth, the parties hereto do agree as follows:

1. Employment. viaLink hereby employs Kerner, and Kerner hereby accepts such employment, as Vice President of Finance and Chief Financial Officer for viaLink upon the terms and subject to the conditions contained herein.

2. Duties. Kerner shall perform all duties which are commensurate with his position and any other duties which may be reasonably assigned to him by viaLink's Chief Executive Officer ("CEO") from time to time during the Term of this Agreement.

3. Covenants. In order to induce viaLink to enter into this Agreement, Kerner hereby represents, covenants and agrees as follows:

    3.1. Throughout his employment hereunder, Kerner shall devote his full business time, attention, knowledge and skills during normal business hours in furtherance of the business of viaLink and will faithfully, diligently, and to the best of his ability, perform such duties.

    3.2. During the Term of this Agreement, Kerner shall not knowingly engage in, and shall not knowingly solicit any employees of viaLink or its subsidiaries or other affiliates to engage in any commercial activities which are in any way in competition with the activities of viaLink, or which in any way materially interfere with the performance of such employee's duties or responsibilities to viaLink.

    3.3. Throughout his employment hereunder, Kerner shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as viaLink may from time to time establish and those imposed by law, provided that the same are generally applicable to all employees similarly situated to Kerner.

    3.4. Confidential Information. "Confidential Information" means proprietary business information, Trade Secrets and/or other confidential information regarding viaLink or any of its subsidiaries and/or clients which (i) has not otherwise become public knowledge, (ii) was not already learned by Kerner from independent and unrestricted sources prior to the Effective Date of this Agreement (as hereinafter defined), and (iii) has not been disclosed by viaLink to others without substantial restriction on further disclosure. "Trade Secrets" means any proprietary information not generally known in the industry in which viaLink is engaged or may become engaged, including, without limitation, information relating to viaLink's business affairs, finances, properties, methods of operation, software developed by viaLink, sources of and arrangements for hardware supplied to clients of viaLink, submission and proposal procedures of viaLink, viaLink's client or contact lists, commercial information supplied to viaLink by viaLink's clients, and other confidential information respecting or otherwise relating to the business or affairs of viaLink. Kerner agrees and acknowledges that any such Confidential Information or Trade Secrets disclosed to Kerner at any time before, during or after the Term of this Agreement shall be subject to the terms and conditions of this Agreement.

    3.5. Non-Disclosure. Kerner acknowledges and agrees that the business and good will of viaLink depend upon its protection of such Confidential Information. Except when directed to do otherwise by viaLink's Chief Executive Officer, and except as may be required by law, court order or subpoena, Kerner shall keep confidential and shall not divulge to any other person or entity, during the term of this Agreement or at any time thereafter, any of viaLink's Confidential Information. In any case where Kerner is compelled by law, court order or subpoena to disclose any Confidential Information to any third person, Kerner shall advise viaLink in advance of such required disclosure and shall permit viaLink to object, contest, intervene or obtain appropriate protection of such information prior to its disclosure to any person.

    3.6. Return of Property. Upon termination of this Agreement, Kerner shall turn over to viaLink all documents, papers and other matter in the possession of or under the control of Kerner that are or relate to such Confidential Information or to viaLink's Work Product.

    3.7. Work Product. Kerner agrees that any and all inventions, improvements, developments, discoveries, copyrightable works, or contributions thereto, including, without limitation, any written works, software products or code, images, designs, and/or instructions, whether or not they are the subject of patent or copyright or other proprietary rights protection under any federal, state, local or foreign law(s), which are created in whole or part by Kerner during the term of this Agreement or relating in any way to the business of viaLink (hereinafter "Work Product") shall be the sole and exclusive property of viaLink and shall belong to viaLink free and clear from all right, title and interest of any other person, including, without limiting the generality of the foregoing, Kerner. It is specifically agreed and understood that Kerner shall not retain any right, title, interest or any right to use any of such Work Product. Kerner shall promptly and fully disclose to viaLink all such Work Product. Kerner acknowledges that all Work Product shall be a work for hire. Moreover, Kerner conveys, transfers and assigns all rights, title and interest in and to any Work Product to viaLink, and further agrees to execute any written assignment or other agreement viaLink deems necessary at any time to effect the foregoing and to obtain or uphold, for viaLink's benefit, all copyright, patent, and/or other rights of viaLink in such Work Product.

    3.8. Misappropriation. Kerner shall not knowingly acquire, use, copy, or misappropriate any trade secret or proprietary information belonging to any other company or person and shall not cause, encourage or induce viaLink to acquire, use, copy, or misappropriate any trade secret or proprietary information belonging to any other company or person.

    3.9.       Compliance. Kerner agrees:

        3.9.1. Throughout the Term of this Agreement, that he is and shall at all times remain in compliance with any and all applicable federal and/or state laws, rules or regulations regarding Kerner's eligibility for employment and/or continued employment with viaLink; and

        3.9.2. That by executing this Agreement he will not be in violation of any agreement, term or condition of any other agreement that he has with any third party; and

        3.9.3. That the execution of this Agreement will not constitute or nor otherwise cause a breach of any other agreement to which Kerner is a party

    3.10. Injunction. Kerner acknowledges that disclosure of any Confidential Information or Work Product by Kerner will give rise to irreparable injury, which is inadequately compensable in damages, to viaLink and/or the owner of such Confidential Information. Accordingly, viaLink or such other party, in addition to any other remedies which are elsewhere granted in this Agreement, may seek and obtain injunctive relief against the breach or threatened breach of (i) the foregoing Sections 3.5, 3.6, 3.7 and/or 3.8 (ii) any infringement upon any intellectual property rights of viaLink and/or (iii) any other breach of any term, covenant, condition, warranty or representation of this Agreement relating thereto.

    3.11. Survival. Kerner's obligations in this Section 3 shall survive the termination of this Agreement.

4. Compensation. As full compensation for Kerner's services hereunder and in exchange for his promises contained herein, during the Term of this Agreement, viaLink shall compensate Kerner in the manner set forth below. The amounts set forth below shall be subject to any withholding or other deductions required by law.

    4.1. Kerner shall receive an annualized salary of two hundred and twenty-five thousand dollars ($225,000) which shall be earned and payable biweekly. viaLink may increase Kerner's salary during the Term of this Agreement in viaLink's sole discretion. Kerner's salary may not be decreased during the Term of this Agreement without the prior consent of Kerner.

    4.2. Subject to the terms of this Section 4.2, and beginning with the beginning with the second quarter of 1999, Kerner shall also be eligible to receive a total annual bonus which if completely earned for a given calendar year would be equal to fifty percent (50%) of his then current annual salary as of the beginning of such calendar year ("Bonus") if Kerner satisfies the criteria established by viaLink's CEO ("Criteria"). Such Criteria shall be established by viaLink's CEO for each quarter in a given calendar year and communicated to Kerner prior to the beginning of such quarter. Said Bonus shall accrue quarterly and shall be calculated and paid quarterly. Notwithstanding anything to the contrary in this Section 4.2, in order to receive a Bonus due hereunder, Kerner must be an employee of viaLink under this Agreement at the end of a given quarter for which a bonus is earned pursuant to this Section 4.2. Any payment due for a quarter under this Section 4.2 shall be paid not later than the next regular payroll after the sixtieth (60th) day following the end of each quarter for which any Bonus amount is earned.

    4.3. Kerner shall be vested with two (2) weeks vacation as of the commencement of this Employment Agreement and shall also receive two weeks vacation during each subsequent calendar year of the Term of this Agreement.

    4.4. Kerner shall be eligible for viaLink's group benefits programs which are in place from time to time to the extent that the same are offered to all employees of viaLink ("Programs"); provided, however, that such Programs may be amended by viaLink from time to time in its sole and absolute discretion. Eligibility for each of such Programs shall be subject to and administered according to any applicable documents relating to such Programs.

    4.5. Subject to the conditions and restrictions ("Conditions and Restrictions") hereinafter set forth and subject to the terms, covenants and conditions of viaLink's 1995 Stock Option Plan ("Plan"), viaLink shall grant to Kerner an option to purchase one hundred twenty-five thousand (125,000) shares of viaLink common stock at the grant price equal to eighty-five percent (85%) of the closing price of the viaLink common stock on the date of the actual grant of the options to Kerner by viaLink. For purposes of this Section, the date of the grant shall be the date upon which the shareholders approve the increase in the number of options available under the Plan. Such Conditions and Restrictions are as follows:

        4.5.1. That Kerner is an employee of viaLink on the date of said grant.

        4.5.2. The approval by viaLink's shareholders of an increase in the number of options available under viaLink's 1995 Stock Option Plan. viaLink agrees to use its best efforts to obtain such approval. Kerner agrees and understands that in the event that viaLink's shareholders fail at their 1999 annual meeting to increase the number of shares available under the Plan in an amount sufficient to satisfy both the grant of options set forth herein hereof as well as all other grants of options granted to other persons which are subject to similar Conditions and Restrictions, the grant of options hereunder is null and void and of no further force and effect. Provided, however, that in the event viaLink's shareholders fail at their 1999 annual meeting to increase the number of shares available under the Plan, Kerner, within forty-five (45) days after such annual meeting, and notwithstanding anything to the contrary in this Agreement, may give viaLink notice of termination of this Agreement. Such termination shall be effective as of the latter of the following: (i) two (2) weeks from the day such notice of termination is received by viaLink or (ii) the end of such forty-five (45) day period. In the event that Kerner elects to exercise such right to terminate under this Section 4.5.2, viaLink, within five (5) business days following the effective date of such termination, shall pay Kerner a sum equal to 90/365ths of his then current annualized salary (i.e. annual salary divided by 365, times 90).

        4.5.3. The execution by Kerner of a Stock Option Agreement generally used by viaLink for the granting of stock options under said Plan. Such Stock Option Agreement shall include, but not limited to, the following terms and conditions:

                  4.5.3.1. The option rights shall vest in equal amounts over a three year period during the Term of this Agreement; and

                  4.5.3.2. If Kerner is terminated or this Agreement is not renewed, whether with or without cause, or if this Agreement otherwise expires, except as may otherwise be provided in the change of control provisions in the Plan under which any options granted, Kerner shall not be entitled to exercise any of such options which have not vested as of the date of such termination, non-renewal or earlier expiration of this Agreement.

                  4.5.3.3. The approval by viaLink's shareholders of an increase in the number of options available under via Link's 1995 Stock Option Plan. viaLink agrees to use its best efforts to obtain such approval.

    4.6. During the Term of this Agreement, Kerner shall have the use of company car of his choice while an employee of viaLink on such terms and conditions and subject to such policy(s) as may be reasonably adopted by viaLink from time to time. The car shall be of Kerner's choosing but shall not have a final sales price, exclusive of tags, title and tax expenses, in excess of thirty thousand dollars ($30,000.00). Alternatively, Kerner, in his sole discretion, may, subject to the appropriate withholdings for federal and/or state taxes, elect to receive a seven hundred dollar ($700) per month car allowance in lieu of use of a company car. Also, if Kerner elects to receive such allowance, viaLink, subject to the appropriate withholdings for federal and/or state taxes, will reimburse Kerner for expenses incurred in the maintenance of his vehicle, but not for gas, and for the cost of such insurance thereon as may be required by viaLink.

5.       Non-competition.

    5.1. If viaLink terminates this Agreement for cause (as defined in Section 6 of this Agreement) or if Kerner terminates this Agreement for other than cause, for a period of two (2) years after the termination of this Agreement, Kerner shall not, directly or indirectly, alone, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, knowingly solicit the employment of, or hire, any employee of viaLink, or any viaLink subsidiary, or cause any such employee to terminate such employee's relationship with viaLink or any viaLink subsidiary, without the prior written approval of viaLink. If viaLink terminates Kerner's employment without Cause, the provisions of this section 5.1 of this Agreement shall be enforceable against Kerner only as long as Kerner is receiving the compensation set forth in Section 4.1 of this Agreement.

    5.2. If viaLink terminates this Agreement for cause (as defined in Section 6 of this Agreement) or if Kerner terminates this Agreement for other than cause, for a period of two (2) years after the termination of this Agreement, Kerner shall not, directly or indirectly, alone, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, knowingly solicit any of the accounts of viaLink which were customers of viaLink unless such solicitation is undertaken on behalf of a business venture or entity which does not compete directly with the products or services owned, sold, manufactured, marketed, provided or developed by viaLink during Kerner's employment by viaLink. For the purposes of this subparagraph, a business shall be deemed to be in competition with viaLink if the products or services of such business are substantially similar in purpose, function or capability to the products or services then being developed, manufactured, marketed, provided or sold by viaLink. If viaLink terminates Kerner's employment without Cause, the provisions of this section 5.2 of this Agreement shall be enforceable against Kerner only as long as Kerner is receiving the compensation set forth in Section 4.1 of this Agreement.

6.       Duration and Termination

    6.1. Except as hereinafter set forth, the term ("Term") of this Agreement shall commence on 5th day of April, 1999 ("Effective Date") and shall continue through 4th day of April, 2000 and shall be automatically renewed on a year to year basis thereafter unless one party hereto notifies the other party hereto in writing at least thirty (30) days prior to the end of the then current Term that it will not renew this Agreement at the end of such then current Term. Provided, however, and notwithstanding anything to the contrary herein, this Agreement may also be terminated by viaLink (i) at any time during its then current Term pursuant to Sections 6.2, 6.3, or 6.4, or (ii) without cause at any time during a then current Term upon thirty (30) days written notice to the other party. In the event that viaLink terminates this Agreement as of the end of a then current term by delivering notice of non-renewal as required by the first sentence of this Section 6.1 or at any time during a then current term by giving the notice required by Section 6.1(ii) above, Kerner shall be entitled to receive a one-time lump sum payment in an amount equal to his then current annualized salary, payable upon the effective date of such termination. Upon such payment, Kerner shall not be entitled to any further compensation except to the extent that it has otherwise accrued as of such date of termination. For purposes of this Agreement, unless otherwise specifically indicated, the word "Term" shall include both the original one year period of this Agreement and any renewal period thereof.

    6.2. Notwithstanding anything to the contrary herein, this Agreement shall immediately terminate, and all rights, benefits and obligations hereunder shall cease, in the event of Kerner's death, except such rights of Kerner which have accrued as of the date of death.

    6.3. Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of the following events, this Agreement shall immediately terminate and all rights, benefits and obligations hereunder shall cease, except such rights of Kerner which have accrued as of the date of disability:

        6.3.1. if a mutually acceptable physician determines that Kerner is unable to substantially perform his usual and customary duties under this Agreement for more than three
                       (3) months in any calendar year, or

        6.3.2. if Kerner is eligible to begin receiving monthly benefits under any current long-term disability insurance plan.

    6.4. In addition to the other rights granted to viaLink under this Agreement, viaLink shall have the right to terminate this Agreement in any of the following events, each of which shall constitute "Cause". Cause is defined as:

        6.4.1. Any breach by Kerner's of his obligations under Sections 3.5, 3.6, 3.7 and/or 3.8 of this Agreement;

        6.4.2. Kerner's breach of any of his other duties under this Agreement if such breach continues unremedied for thirty
                       (30) days after written notice thereof to Kerner specifying the acts constituting the breach and requesting that they be remedied; or

        6.4.3. a conviction, plea of nolo contendere, plea to a lesser charge in lieu of a felony, of a felony, a crime involving fraud or misrepresentation, or any other crime, the effect of which is likely to materially adversely affect viaLink; or

        6.4.4. violation of any law which results in material liability to viaLink.

        6.4.5. abuse of alcohol or other drugs, or the illegal use of drugs, which materially interferes with the performance by Kerner of his duties hereunder.

7. Successors and Assigns. The rights and obligations of viaLink hereunder shall run in favor of and shall be binding upon viaLink, its successors, assigns, nominees or other legal representatives. Kerner may not assign his rights and obligations hereunder.

8. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given upon receipt if delivered by hand, sent by telecopier or courier, or three (3) days after such communication is mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party, in each case addressed as follows:

    8.1. if to viaLink, The viaLink Company, 13800 Benson Road, Edmond, Oklahoma 73034, Attention Chief Executive Officer; and

    8.2.       if to Kerner, 2924 Stanford Avenue, Dallas, Texas 75225

         Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

9. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

10. Entire Understanding. This Agreement embodies the entire understanding of the parties hereto, and supersedes all other oral or written agreements or understandings between them regarding the subject matter. No change, alteration or modification hereof may be made except in a writing, signed by both parties hereto. Without limiting the generality of the foregoing, but except as may be otherwise stated in this Agreement, any prior oral or written offer(s) of employment to Kerner by viaLink shall be null and void and of no further force and effect.

11. Headings. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

12. Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

13. Choice of Laws. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of Oklahoma, and this Agreement shall be construed in accordance with and governed by the laws of the state of Oklahoma without giving effect to principles of conflicts of law hereunder.

14. Attorney Fees. In the event of any litigation between the parties hereto, the prevailing shall be entitled to all of its costs incurred in such litigation, including reasonable attorneys' fees.

15. Nonwaiver. The waiver of any violation or breach of this Agreement by either party hereto shall not be deemed to be a waiver of any continuing violation or breach or a waiver of any other violation or breach of this Agreement.

16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or its breach, or its validity or interpretation, except claims for injunctive relief and/or claims involving necessary third parties who refuse to participate, shall be settled by binding arbitration in accordance with the then current rules for arbitration of the American Arbitration Association subject to the following:

    16.1. The location for the arbitration shall be at such location as agreed by the parties in Oklahoma County, Oklahoma or if the parties cannot agree at such location in Dallas, Texas as designated by the American Arbitration Association.

    16.2. Such arbitration shall be heard and determined by a panel of three (3) arbitrators in accordance with the then current rules or regulations of the AAA relating to commercial disputes ("Rules").

    16.3. All arbitrators shall be selected pursuant to the then current Rules thereof within thirty (30) days after the filing of a demand for arbitration. Each arbitrator shall be a person with experience in handling disputes relating to the employment contracts of corporate executives.

    16.4.      The hearing on the arbitration shall be heard not later than six
               (6) months after the demand for arbitration has been made by a party.

    16.5. The arbitration award shall be binding on the parties and may be enforced in any court of competent jurisdiction.

    16.6. The prevailing party in the arbitration and/or in any court action authorized by this Agreement shall be entitled to recover its reasonable costs and attorney fees incurred by such prevailing party, provided however, the parties will split the cost of the arbitrators' fees regardless of who prevails in the arbitration.

    16.7. The arbitrators will not have the authority to nor shall they award punitive or exemplary damages. Each party hereby waives the right to such damages.

    16.8. In resolving all disputes between the parties, the arbitrators will apply the laws of the State of Oklahoma and/or the applicable federal law, as the case may be.

17. Residence. During the Term of this Agreement, it is agreed and understood that Kerner, unless otherwise agreed by the parties, will be allowed to live in Dallas, Texas and work at viaLink's Dallas, Texas office.

18. Survival. In addition to any others Sections of this Agreement which survive pursuant to their terms, Sections 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 5.1, 5.2, 7-17 (inclusive) and this Section 18 shall survive the termination or expiration of this Agreement.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

THE viaLink Company                               J. Andrew Kerner


By: /s/ LEWIS B. KILBOURNE                        /s/ J. ANDREW KERNER
   ----------------------------------             ------------------------------
     Lewis B. Kilbourne                           J. Andrew Kerner

Its: Chief Executive Officer

Date: April 1, 1999                               Date:  3/31/99
     --------------------------------                  -------------------------

                                                                   EXHIBIT 10.28


                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") made as of this 9th day of April, 1999, by and between The viaLink Company, an Oklahoma corporation with its principal place of business at 13800 Benson Road, Edmond, Oklahoma, 71034 ("viaLink"), and David M. Lloyd ("Lloyd"), 3106 Drexel Drive, Dallas, Texas 75205.

         WHEREAS, viaLink desires to hire Lloyd as its Vice President of Human Resources, and

         WHEREAS Lloyd desires to become an employee of viaLink, and

         WHEREAS, the parties hereto wish to set forth the terms and conditions of Lloyd's employment with viaLink.

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants hereinafter set forth, the parties hereto do agree as follows:

1. Employment. viaLink hereby employs Lloyd, and Lloyd hereby accepts such employment, as Vice President of Human Resources for viaLink upon the terms and subject to the conditions contained herein.

2. Duties. Lloyd shall perform all duties which are commensurate with his position and any other duties which may be reasonably assigned to him by viaLink's Chief Executive Officer ("CEO") from time to time during the Term of this Agreement.

3. Covenants. In order to induce viaLink to enter into this Agreement, Lloyd hereby represents, covenants and agrees as follows:

    3.1. Throughout his employment hereunder, Lloyd shall devote his full business time, attention, knowledge and skills during normal business hours in furtherance of the business of viaLink and will faithfully, diligently, and to the best of his ability, perform such duties.

    3.2. During the Term of this Agreement, Lloyd shall not knowingly engage in, and shall not knowingly solicit any employees of viaLink or its subsidiaries or other affiliates to engage in any commercial activities which are in any way in competition with the activities of viaLink, or which in any way materially interfere with the performance of such employee's duties or responsibilities to viaLink.

    3.3. Throughout his employment hereunder, Lloyd shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as viaLink may from time to time establish and those imposed by law, provided that the same are generally applicable to all employees similarly situated to Lloyd.

    3.4. Confidential Information. "Confidential Information" means proprietary business information, Trade Secrets and/or other confidential information regarding viaLink or any of its subsidiaries and/or clients which (i) has not otherwise become public knowledge, (ii) was not already learned by Lloyd from independent and unrestricted sources prior to the Effective Date of this Agreement (as hereinafter defined), and (iii) has not been disclosed by viaLink to others without substantial restriction on further disclosure. "Trade Secrets" means any proprietary information not generally known in the industry in which viaLink is engaged or may become engaged, including, without limitation, information relating to viaLink's business affairs, finances, properties, methods of operation, software developed by viaLink, sources of and arrangements for hardware supplied to clients of viaLink, submission and proposal procedures of viaLink, viaLink's client or contact lists, commercial information supplied to viaLink by viaLink's clients, and other confidential information respecting or otherwise relating to the business or affairs of viaLink. Lloyd agrees and acknowledges that any such Confidential Information or Trade Secrets disclosed to Lloyd at any time before, during or after the Term of this Agreement shall be subject to the terms and conditions of this Agreement.

    3.5. Non-Disclosure. Lloyd acknowledges and agrees that the business and good will of viaLink depend upon its protection of such Confidential Information. Except when directed to do otherwise by viaLink's Chief Executive Officer, and except as may be required by law, court order or subpoena, Lloyd shall keep confidential and shall not divulge to any other person or entity, during the term of this Agreement or at any time thereafter, any of viaLink's Confidential Information. In any case where Lloyd is compelled by law, court order or subpoena to disclose any Confidential Information to any third person, Lloyd shall advise viaLink in advance of such required disclosure and shall permit viaLink to object, contest, intervene or obtain appropriate protection of such information prior to its disclosure to any person.

    3.6. Return of Property. Upon termination of this Agreement, Lloyd shall turn over to viaLink all documents, papers and other matter in the possession of or under the control of Lloyd that are or relate to such Confidential Information or to viaLink's Work Product.

    3.7. Work Product. Lloyd agrees that any and all inventions, improvements, developments, discoveries, copyrightable works, or contributions thereto, including, without limitation, any written works, software products or code, images, designs, and/or instructions, whether or not they are the subject of patent or copyright or other proprietary rights protection under any federal, state, local or foreign law(s), which are created in whole or part by Lloyd during the term of this Agreement or relating in any way to the business of viaLink (hereinafter "Work Product") shall be the sole and exclusive property of viaLink and shall belong to viaLink free and clear from all right, title and interest of any other person, including, without limiting the generality of the foregoing, Lloyd. It is specifically agreed and understood that Lloyd shall not retain any right, title, interest or any right to use any of such Work Product. Lloyd shall promptly and fully disclose to viaLink all such Work Product. Lloyd acknowledges that all Work Product shall be a work for hire. Moreover, Lloyd conveys, transfers and assigns all rights, title and interest in and to any Work Product to viaLink, and further agrees to execute any written assignment or other agreement viaLink deems necessary at any time to effect the foregoing and to obtain or uphold, for viaLink's benefit, all copyright, patent, and/or other rights of viaLink in such Work Product.

    3.8. Misappropriation. Lloyd shall not knowingly acquire, use, copy, or misappropriate any trade secret or proprietary information belonging to any other company or person and shall not cause, encourage or induce viaLink to acquire, use, copy, or misappropriate any trade secret or proprietary information belonging to any other company or person.

    3.9.       Compliance. Lloyd agrees:

        3.9.1. Throughout the Term of this Agreement, that he is and shall at all times remain in compliance with any and all applicable federal and/or state laws, rules or regulations regarding Lloyd's eligibility for employment and/or continued employment with viaLink; and

        3.9.2. That by executing this Agreement he will not be in violation of any agreement, term or condition of any other agreement that he has with any third party; and

        3.9.3. That the execution of this Agreement will not constitute or nor otherwise cause a breach of any other agreement to which Lloyd is a party

    3.10. Injunction. Lloyd acknowledges that disclosure of any Confidential Information or Work Product by Lloyd will give rise to irreparable injury, which is inadequately compensable in damages, to viaLink and/or the owner of such Confidential Information. Accordingly, viaLink or such other party, in addition to any other remedies which are elsewhere granted in this Agreement, may seek and obtain injunctive relief against the breach or threatened breach of (i) the foregoing Sections 3.5, 3.6,

               3.7 and/or 3.8 (ii) any infringement upon any intellectual property rights of viaLink and/or (iii) any other breach of any term, covenant, condition, warranty or representation of this Agreement relating thereto.

    3.11. Survival. Lloyd's obligations in this Section 3 shall survive the termination of this Agreement.

4. Compensation. As full compensation for Lloyd's services hereunder and in exchange for his promises contained herein, during the Term of this Agreement, viaLink shall compensate Lloyd in the manner set forth below. The amounts set forth below shall be subject to any withholding or other deductions required by law.

    4.1. Lloyd shall receive an annualized salary of one hundred and ninety thousand dollars ($190,000) which shall be earned and payable biweekly. viaLink may increase Lloyd's salary during the Term of this Agreement in viaLink's sole discretion. Lloyd's salary may not be decreased during the Term of this Agreement without the prior consent of Lloyd.

    4.2. During the Term of this Agreement, commencing with the second quarter of 1999, Lloyd shall also be eligible to receive quarterly bonuses, which if completely earned for each quarter of a given calendar year, would equal thirty-three percent (33%) of his annualized salary as of the beginning of such calendar year ("Applicable Annualized Salary"); except that such bonuses for 1999, if fully earned, would equal forty-seven thousand twenty-five dollars ($47,025.00). The bonuses shall accrue and be calculated quarterly. The criteria which Lloyd must meet to earn a bonus for a given quarter shall be established by viaLink's CEO and communicated to Lloyd prior to the beginning of such quarter; except that the criteria for the second quarter of 1999 shall be established by viaLink's CEO and communicated to Lloyd within ten days of the commencement of Lloyd's employment with viaLink pursuant to this Agreement. The amount of each such quarterly bonus, if the criteria to earn such bonus for a given quarter is met, shall be an amount equal to eight and one-quarter percent (8.25%) of Lloyd's Applicable Annualized Salary. If such criteria is not met for a given quarter, no bonus shall be earned for that quarter. Notwithstanding anything to the contrary in this Section 4.2, in order to receive a bonus hereunder, Lloyd must be an employee of viaLink under this Agreement at the end of the quarter for which such bonus is earned pursuant to this Section
               4.2. Any payment due for a quarterly bonus under this Section 4.2 shall be paid not later than the next regular payroll after the sixtieth (60th) day following the end of each quarter for which any Bonus amount is earned.

    4.3. Lloyd shall be vested with two (2) weeks vacation as of the commencement of this Employment Agreement and shall also receive two weeks vacation during each subsequent calendar year of the Term of this Agreement.

    4.4. Lloyd shall be eligible for viaLink's group benefits programs which are in place from time to time to the extent that the same are offered to all employees of viaLink ("Programs"); provided, however, that such Programs may be amended by viaLink from time to time in its sole and absolute discretion. Eligibility for each of such Programs shall be subject to and administered according to any applicable documents relating to such Programs.

    4.5. Subject to the conditions and restrictions ("Conditions and Restrictions") hereinafter set forth and subject to the terms, covenants and conditions of viaLink's 1995 Stock Option Plan ("Plan"), viaLink shall grant to Lloyd an option to purchase one hundred thousand (100,000) shares of viaLink common stock at the grant price equal to eighty-five percent (85%) of the closing price of the viaLink common stock on the date of the actual grant of the options to Lloyd by viaLink. For purposes of this Section, the date of the grant shall be the date upon which the shareholders approve the increase in the number of options available under the Plan. Such Conditions and Restrictions are as follows:

        4.5.1. That Lloyd is an employee of viaLink on the date of said grant.

        4.5.2. The approval by viaLink's shareholders of an increase in the number of options available under viaLink's 1995 Stock Option Plan. viaLink agrees to use its best efforts to obtain such approval. Lloyd agrees and understands that in the event that viaLink's shareholders fail at their 1999 annual meeting to increase the number of shares available under the Plan in an amount sufficient to satisfy both the grant of options set forth herein hereof as well as all other grants of options granted to other persons which are subject to similar Conditions and Restrictions, the grant of options hereunder is null and void and of no further force and effect. Provided, however, that in the event viaLink's shareholders fail at their 1999 annual meeting to increase the number of shares available under the Plan as above set forth, Lloyd, within forty-five (45) days after such annual meeting, and notwithstanding anything to the contrary in this Agreement, may give viaLink notice of termination of this Agreement. Such termination shall be effective as of the latter of the following: (i) two (2) weeks from the day such notice of termination is received by viaLink or
                       (ii) the end of such forty-five (45) day period. In the event that Lloyd elects to exercise such right to terminate under this Section 4.5.2, viaLink, within five (5) business days following the effective date of such termination, shall pay Lloyd a sum equal to 90/365ths of his then current annualized salary (i.e. annual salary divided by 365, times 90).

        4.5.3. The execution by Lloyd of a Stock Option Agreement generally used by viaLink for the granting of stock options under said Plan. Such Stock Option Agreement shall include, but not limited to, the following terms and conditions:

                  4.5.3.1. The option rights shall vest in equal amounts over a three year period during the Term of this Agreement; and

                  4.5.3.2. If Lloyd is terminated or this Agreement is not renewed, whether with or without cause, or if this Agreement otherwise expires, except as may otherwise be provided in the change of control provisions in the Plan under which any options granted, Lloyd shall not be entitled to exercise any of such options which have not vested as of the date of such termination, non-renewal or earlier expiration of this Agreement.

                  4.5.3.3. The approval by viaLink's shareholders of an increase in the number of options available under viaLink's 1995 Stock Option Plan. viaLink agrees to use its best efforts to obtain such approval.

    4.6. During the term of this Agreement, Lloyd shall have the use of a company car of his choice while an employee of viaLink on such terms and conditions and subject to such policy(s) as may be reasonably adopted by viaLink from time to time. The car shall be of Lloyd's choosing but shall not have a final sales price, exclusive of tags, title and tax expenses, in excess of thirty thousand dollars ($30,000.00). Alternatively, Lloyd, in his sole discretion, may, subject to the appropriate withholdings for federal and/or state taxes, elect to receive a seven hundred dollar ($700) per month car allowance in lieu of use of a company car. Also, if Lloyd elects to receive such allowance, viaLink, subject to the appropriate withholdings for federal and/or state taxes, will reimburse Lloyd for expenses incurred in the maintenance of his vehicle, but not for gas, and for the cost of such insurance thereon as may be required by viaLink.

5.       Non-competition.

    5.1. If viaLink terminates this Agreement for cause (as defined in Section 6 of this Agreement) or if Lloyd terminates this Agreement for other than cause, for a period of two (2) years after the termination of this Agreement, Lloyd shall not, directly or indirectly, alone, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, knowingly solicit the employment of, or hire, any employee of viaLink, or any viaLink subsidiary, or cause any such employee to terminate such employee's relationship with viaLink or any viaLink subsidiary, without the prior written approval of viaLink. If viaLink terminates Lloyd's employment without Cause, the provisions of this section 5.1 of this Agreement shall be enforceable against Lloyd only as long as Lloyd is receiving the compensation set forth in Section 4.1 of this Agreement.

    5.2. If viaLink terminates this Agreement for cause (as defined in Section 6 of this Agreement) or if Lloyd terminates this Agreement for other than cause, for a period of two (2) years after the termination of this Agreement, Lloyd shall not, directly or indirectly, alone, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, knowingly solicit any of the accounts of viaLink which were customers of viaLink unless such solicitation is undertaken on behalf of a business venture or entity which does not compete directly with the products or services owned, sold, manufactured, marketed, provided or developed by viaLink during Lloyd's employment by viaLink. For the purposes of this subparagraph, a business shall be deemed to be in competition with viaLink if the products or services of such business are substantially similar in purpose, function or capability to the products or services then being developed, manufactured, marketed, provided or sold by viaLink. If viaLink terminates Lloyd's employment without Cause, the provisions of this section 5.2 of this Agreement shall be enforceable against Lloyd only as long as Lloyd is receiving the compensation set forth in Section 4.1 of this Agreement.

6.       Duration and Termination.

    6.1. Except as hereinafter set forth, the term ("Term") of this Agreement shall commence on the Ninth day of April, 1999 ("Effective Date") and shall continue through the Ninth day of April, 2000 and shall be automatically renewed on a year to year basis thereafter unless one party hereto notifies the other party hereto in writing at least thirty (30) days prior to the end of the then current Term that it will not renew this Agreement at the end of such then current Term. Provided, however, and notwithstanding anything to the contrary herein, this Agreement may also be terminated by viaLink (i) at any time during its then current Term pursuant to Sections 6.2, 6.3, or 6.4, or (ii) without cause at any time during a then current Term upon thirty
               (30) days written notice to the other party. In the event that viaLink terminates this Agreement without cause either as of the end of a then current term or at any time during a then current term, Lloyd shall be entitled to receive all compensation earned by Lloyd hereunder to the date of termination but then unpaid, plus an additional amount equal to the entirety of his then full current annual salary (i.e., in the original term of this Agreement, $190,000), all of which will be paid to Lloyd on the effective date of such termination. Upon such payment, Lloyd shall not be entitled to any further compensation. For purposes of this Agreement, unless otherwise specifically indicated, the word "Term" shall include both the original one year period of this Agreement and any renewal period thereof.

    6.2. Notwithstanding anything to the contrary herein, this Agreement shall immediately terminate, and all rights, benefits and obligations hereunder shall cease, in the event of Lloyd's death, except such rights of Lloyd which have accrued as of the date of death.

    6.3. Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of the following events, this Agreement shall immediately terminate and all rights, benefits and obligations hereunder shall cease, except such rights of Lloyd which have accrued as of the date of disability:

        6.3.1. if a mutually acceptable physician determines that Lloyd is unable to substantially perform his usual and customary duties under this Agreement for more than three
                       (3) months in any calendar year, or

        6.3.2. if Lloyd is eligible to begin receiving monthly benefits under any current long-term disability insurance plan.

    6.4. In addition to the other rights granted to viaLink under this Agreement, viaLink shall have the right to terminate this Agreement in any of the following events, each of which shall constitute "Cause". Cause is defined as:

        6.4.1. Any breach by Lloyd's of his obligations under Sections 3.5, 3.6, 3.7 and/or 3.8 of this Agreement;

        6.4.2. Lloyd's breach of any of his other duties under this Agreement if such breach continues unremedied for thirty
                       (30) days after written notice thereof to Lloyd specifying the acts constituting the breach and requesting that they be remedied; or

        6.4.3. a conviction, plea of nolo contendere, plea to a lesser charge in lieu of a felony, of a felony, a crime involving fraud or misrepresentation, or any other crime, the effect of which is likely to materially adversely affect viaLink; or

        6.4.4. violation of any law which results in material liability to viaLink.

        6.4.5. abuse of alcohol or other drugs, or the illegal use of drugs, which materially interferes with the performance by Lloyd of his duties hereunder.

7. Successors and Assigns. The rights and obligations of viaLink hereunder shall run in favor of and shall be binding upon viaLink, its successors, assigns, nominees or other legal representatives. Lloyd may not assign his rights and obligations hereunder.

8. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given upon receipt if delivered by hand, sent by telecopier or courier, or three (3) days after such communication is mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party, in each case addressed as follows:

        8.1. if to viaLink, The viaLink Company, 13800 Benson Road, Edmond, Oklahoma 73034, Attention Chief Executive Officer; and

        8.2.           if to Lloyd, 3106 Drexel Drive, Dallas, Texas 75205

         Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

9. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

10. Entire Understanding. This Agreement embodies the entire understanding of the parties hereto, and supersedes all other oral or written agreements or understandings between them regarding the subject matter. No change, alteration or modification hereof may be made except in a writing, signed by both parties hereto. Without limiting the generality of the foregoing, but except as may be otherwise stated in this Agreement, any prior oral or written offer(s) of employment to Lloyd by viaLink shall be null and void and of no further force and effect.

11. Headings. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

12. Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

13. Choice of Laws. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of Oklahoma, and this Agreement shall be construed in accordance with and governed by the laws of the state of Oklahoma without giving effect to principles of conflicts of law hereunder.

14. Attorney Fees. In the event of any litigation between the parties hereto, the prevailing shall be entitled to all of its costs incurred in such litigation, including reasonable attorneys' fees.

15. Nonwaiver. The waiver of any violation or breach of this Agreement by either party hereto shall not be deemed to be a waiver of any continuing violation or breach or a waiver of any other violation or breach of this Agreement.

16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or its breach, or its validity or interpretation, except claims for injunctive relief and/or claims involving necessary third parties who refuse to participate, shall be settled by binding arbitration in accordance with the then current rules for arbitration of the American Arbitration Association subject to the following:

    16.1. The location for the arbitration shall be at such location as agreed by the parties in Oklahoma County, Oklahoma or if the parties cannot agree at such location in Oklahoma County, Oklahoma as designated by the American Arbitration Association.

    16.2. Such arbitration shall be heard and determined by a panel of three (3) arbitrators in accordance with the then current rules or regulations of the AAA relating to commercial disputes ("Rules").

    16.3. All arbitrators shall be selected pursuant to the then current Rules thereof within thirty (30) days after the filing of a demand for arbitration. Each arbitrator shall be a person with experience in handling disputes relating to the employment contracts of corporate executives.

    16.4.      The hearing on the arbitration shall be heard not later than six
               (6) months after the demand for arbitration has been made by a party.

    16.5. The arbitration award shall be binding on the parties and may be enforced in any court of competent jurisdiction.

    16.6. The prevailing party in the arbitration and/or in any court action authorized by this Agreement shall be entitled to recover its reasonable costs and attorney fees incurred by such prevailing party, provided however, the parties will split the cost of the arbitrators' fees regardless of who prevails in the arbitration.

    16.7. The arbitrators will not have the authority to nor shall they award punitive or exemplary damages. Each party hereby waives the right to such damages.

    16.8. In resolving all disputes between the parties, the arbitrators will apply the laws of the State of Oklahoma and/or the applicable federal law, as the case may be

17. Survival. In addition to any others Sections of this Agreement which survive pursuant to their terms, Sections 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 5.1, 5.2, 7-16 (inclusive) and this Section 17 shall survive the termination or expiration of this Agreement.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

THE viaLink Company                          David M. Lloyd



By: /s/ LEWIS B. KILBOURNE                   /s/ DAVID M. LLOYD
   ------------------------------------      -----------------------------------
     Lewis B. Kilbourne                      David M. Lloyd

Its: Chief Executive Officer


Date:  4/8/99                                Date:  4/9/99
     ----------------------------------           ------------------------------

                                                                   EXHIBIT 10.29

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") made as of this 8th day of April, 1999, by and between The viaLink Company, an Oklahoma corporation with its principal place of business at 13800 Benson Road, Edmond, Oklahoma, 71034 ("viaLink"), and Robert I. Noe ("Noe"), 2301 Eldger Drive, PIano, Texas 75025.

         WHEREAS, viaLink desires to hire Noe as its Executive Vice President of Business Development, and

         WHEREAS Noe desires to become an employee of viaLink, and

         WHEREAS, the parties hereto wish to set forth the terms and conditions of Noe's employment with viaLink.

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants hereinafter set forth, the parties hereto do agree as follows:

1. Employment. viaLink hereby employs Noe, and Noe hereby accepts such employment, as Executive Vice President of Business Development for viaLink upon the terms and subject to the conditions contained herein.

2. Duties. Noe shall perform all duties which are commensurate with his position and any other duties which may be reasonably assigned to him by viaLink's Chief Executive Officer ("CEO") from time to time during the Term of this Agreement.

3. Covenants. In order to induce viaLink to enter into this Agreement, Noe hereby represents, covenants and agrees as follows:

    3.1. Throughout his employment hereunder, Noe shall devote his full business time, attention, knowledge and skills during normal business hours in furtherance of the business of viaLink and will faithfully, diligently, and to the best of his ability, perform such duties.

    3.2. During the Term of this Agreement, Noe shall not knowingly engage in, and shall not knowingly solicit any employees of viaLink or its subsidiaries or other affiliates to engage in any commercial activities which are in any way in competition with the activities of viaLink, or which in any way materially interfere with the performance of such employee's duties or responsibilities to viaLink.

    3.3. Throughout his employment hereunder, Noe shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as viaLink may from time to time establish and those imposed by law, provided that the same are generally applicable to all employees similarly situated to Noe.

    3.4. Confidential Information. "Confidential Information" means proprietary business information, Trade Secrets and/or other confidential information regarding viaLink or any of its subsidiaries and/or clients which (i) has not otherwise become public knowledge, (ii) was not already learned by Noe from independent and unrestricted sources prior to the Effective Date of this Agreement (as hereinafter defined), and (iii) has not been disclosed by viaLink to others without substantial restriction on further disclosure. "Trade Secrets" means any proprietary information not generally known in the industry in which viaLink is engaged or may become engaged, including, without limitation, information relating to viaLink's business affairs, finances, properties, methods of operation, software developed by viaLink, sources of and arrangements for hardware supplied to clients of viaLink, submission and proposal procedures of viaLink, viaLink's client or contact lists, commercial information supplied to viaLink by viaLink's clients, and other confidential information respecting or otherwise relating to the business or affairs of viaLink. Noe agrees and acknowledges that any such Confidential Information or Trade Secrets disclosed to Noe at any time before, during or after the Term of this Agreement shall be subject to the terms and conditions of this Agreement.

    3.5. Non-Disclosure. Noe acknowledges and agrees that the business and good will of viaLink depend upon its protection of such Confidential Information. Except when directed to do otherwise by viaLink's Chief Executive Officer, and except as may be required by law, court order or subpoena, Noe shall keep confidential and shall not divulge to any other person or entity, during the term of this Agreement or at any time thereafter, any of viaLink's Confidential Information. In any case where Noe is compelled by law, court order or subpoena to disclose any Confidential Information to any third person, Noe shall advise viaLink in advance of such required disclosure and shall permit viaLink to object, contest, intervene or obtain appropriate protection of such information prior to its disclosure to any person.

    3.6. Return of Property. Upon termination of this Agreement, Noe shall turn over to viaLink all documents, papers and other matter in the possession of or under the control of Noe that are or relate to such Confidential Information or to viaLink's Work Product.

    3.7. Work Product. Noe agrees that any and all inventions, improvements, developments, discoveries, copyrightable works, or contributions thereto, including, without limitation, any written works, software products or code, images, designs, and/or instructions, whether or not they are the subject of patent or copyright or other proprietary rights protection under any federal, state, local or foreign law(s), which are created in whole or part by Noe during the term of this Agreement or relating in any way to the business of viaLink (hereinafter "Work Product") shall be the sole and exclusive property of viaLink and shall belong to viaLink free and clear from all right, title and interest of any other person, including, without limiting the generality of the foregoing, Noe. It is specifically agreed and understood that Noe shall not retain any right, title, interest or any right to use any of such Work Product. Noe shall promptly and fully disclose to viaLink all such Work Product. Noe acknowledges that all Work Product shall be a work for hire. Moreover, Noe conveys, transfers and assigns all rights, title and interest in and to any Work Product to viaLink, and further agrees to execute any written assignment or other agreement viaLink deems necessary at any time to effect the foregoing and to obtain or uphold, for viaLink's benefit, all copyright, patent, and/or other rights of viaLink in such Work Product.

    3.8. Misappropriation. Noe shall not knowingly acquire, use, copy, or misappropriate any trade secret or proprietary information belonging to any other company or person and shall not cause, encourage or induce viaLink to acquire, use, copy, or misappropriate any trade secret or proprietary information belonging to any other company or person.

    3.9.       Compliance. Noe agrees:

        3.9.1. Throughout the Term of this Agreement, that he is and shall at all times remain in compliance with any and all applicable federal and/or state laws, rules or regulations regarding Noe's eligibility for employment and/or continued employment with viaLink; and

        3.9.2. That by executing this Agreement he will not be in violation of any agreement, term or condition of any other agreement that he has with any third party; and

        3.9.3. That the execution of this Agreement will not constitute or nor otherwise cause a breach of any other agreement to which Noe is a party

    3.10. Injunction. Noe acknowledges that disclosure of any Confidential Information or Work Product by Noe will give rise to irreparable injury, which is inadequately compensable in damages, to viaLink and/or the owner of such Confidential Information. Accordingly, viaLink or such other party, in addition to any other remedies which are elsewhere granted in this Agreement, may seek and obtain injunctive relief against the breach or threatened breach of (i) the foregoing Sections 3.5, 3.6,

               3.7 and/or 3.8 (ii) any infringement upon any intellectual property rights of viaLink and/or (iii) any other breach of any term, covenant, condition, warranty or representation of this Agreement relating thereto.

    3.11. Survival. Noe's obligations in this Section 3 shall survive the termination of this Agreement.

4. Compensation. As full compensation for Noe's services hereunder and in exchange for his promises contained herein, during the Term of this Agreement, viaLink shall compensate Noe in the manner set forth below. The amounts set forth below shall be subject to any withholding or other deductions required by law.

    4.1. Noe shall receive an annualized salary of two hundred and fifty thousand dollars ($250,000) which shall be earned and payable biweekly. viaLink may increase Noe's salary during the Term of this Agreement in viaLink's sole discretion. Noe's salary may not be decreased during the Term of this Agreement without the prior consent of Noe.

    4.2. During the Term of this Agreement, commencing with the second quarter of 1999, Noe shall also be eligible to receive quarterly bonuses, which if completely earned for each quarter of a given calendar year, would equal fifty percent (50%) of his annualized salary as of the beginning of such calendar year ("Applicable Annualized Salary"); except that such bonuses for 1999, if fully earned, would equal ninety three thousand seven hundred fifty dollars ($93,750.00). The bonuses shall accrue and be calculated quarterly. The criteria which Noe must meet to earn a bonus for a given quarter shall be established by viaLink's CEO and communicated to Noe prior to the beginning of such quarter; except that the criteria for the second quarter of 1999 shall be established by viaLink's CEO and communicated to Noe within ten days of the commencement of Noe's employment with viaLink pursuant to this Agreement. The amount of each such quarterly bonus, if the criteria to earn such bonus for a given quarter is met, shall be an amount equal to twelve and one-half percent (12.50%) of Noe's Applicable Annualized Salary. If such criteria is not met for a given quarter, no bonus shall be earned for that quarter. Notwithstanding anything to the contrary in this Section 4.2, in order to receive a bonus hereunder, Noe must be an employee of viaLink under this Agreement at the end of the quarter for which such bonus is earned pursuant to this Section
               4.2. Any payment due for a quarterly bonus under this Section 4.2 shall be paid not later than the next regular payroll after the sixtieth (60th) day following the end of each quarter for which any Bonus amount is earned.

    4.3. Noe shall be vested with four (4) weeks vacation as of the commencement of this Agreement and shall also receive four (4) weeks vacation during each subsequent calendar year of the Term of this Agreement.

    4.4. Noe shall be eligible for viaLink's group benefits programs which are in place from time to time to the extent that the same are offered to all employees of viaLink ("Programs"); provided, however, that such Programs may be amended by viaLink from time to time in its sole and absolute discretion. Eligibility for each of such Programs shall be subject to and administered according to any applicable documents relating to such Programs. Notwithstanding the foregoing, viaLink shall maintain during the Term of this Agreement either a group or an individual long term disability insurance policy, at viaLink's option, providing coverage, subject to the terms and limitations of such policy, for Noe, with coverage amounts not less than those currently provided to viaLink's employees under viaLink's group long term disability policy in place as of the execution date of this Agreement.

    4.5. Subject to the conditions and restrictions ("Conditions and Restrictions") hereinafter set forth and subject to the terms, covenants and conditions of viaLink's 1995 Stock Option Plan ("Plan"), viaLink shall grant to Noe an option to purchase one hundred fifty thousand (150,000) shares of viaLink common stock at the grant price equal to eighty-five percent (85%) of the closing price of the viaLink common stock on the date of the actual grant of the options to Noe by viaLink. For purposes of this Section, the date of the grant shall be the date upon which the shareholders approve the increase in the number of options available under the Plan. Such Conditions and Restrictions are as follows:

        4.5.1. That Noe is an employee of viaLink on the date of said grant.

        4.5.2. The approval by viaLink's shareholders of an increase in the number of options available under viaLink's 1995 Stock Option Plan. viaLink agrees to use its best efforts to obtain such approval. Noe agrees and understands that in the event that viaLink's shareholders fail at their 1999 annual meeting to increase the number of shares available under the Plan in an amount sufficient to satisfy both the grant of options set forth herein hereof as well as all other grants of options granted to other persons which are subject to similar Conditions and Restrictions, the grant of options hereunder is null and void and of no further force and effect. Provided, however, that in the event viaLink's shareholders fail at their 1999 annual meeting to increase the number of shares available under the Plan, Noe, within forty-five
                       (45) days after such annual meeting, and notwithstanding anything to the contrary in this Agreement, may give viaLink notice of termination of this Agreement. Such termination shall be effective as of the latter of the following: (i) two (2) weeks from the day such notice of termination is received by viaLink or (ii) the end of such forty-five (45) day period. In the event that Noe elects to exercise such right to terminate under this Section 4.5.2, viaLink, within five (5) business days following the effective date of such termination, shall pay Noe a sum equal to 90/365ths of his then current annualized salary (i.e. annual salary divided by 365, times 90).

        4.5.3. The execution by Noe of a Stock Option Agreement generally used by viaLink for the granting of stock options under said Plan. Such Stock Option Agreement shall include, but not limited to, the following terms and conditions:

                  4.5.3.1. The option rights shall vest in equal amounts over a three year period during the Term of this Agreement; and

                  4.5.3.2. If Noe is terminated or this Agreement is not renewed, whether with or without cause, or if this Agreement otherwise expires, except as may otherwise be provided in the change of control provisions in the Plan under which any options granted, Noe shall not be entitled to exercise any of such options which have not vested as of the date of such termination, non-renewal or earlier expiration of this Agreement.

                  4.5.3.3. The approval by viaLink's shareholders of an increase in the number of options available under viaLink's 1995 Stock Option Plan. viaLink agrees to use its best efforts to obtain such approval.

    4.6. During the Term of this Agreement, Noe shall have the use of company car of his choice while an employee of viaLink on such terms and conditions and subject to such policy(s) as may be reasonably adopted by viaLink from time to time. The car shall be of Noe's choosing but shall not have a final sales price, exclusive of tags, title and tax expenses, in excess of forty thousand dollars ($40,000.00). Alternatively, Noe, in his sole discretion, may, subject to the appropriate withholdings for federal and/or state taxes, elect to receive a seven hundred dollar ($700) per month car allowance in lieu of use of a company car. Also, if Noe elects to receive such allowance, viaLink, subject to the appropriate withholdings for federal and/or state taxes, will reimburse Noe for expenses incurred in the maintenance of his vehicle, but not for gas, and for the cost of such insurance thereon as may be required by viaLink.

5.       Non-competition.

    5.1. If viaLink terminates this Agreement for cause (as defined in Section 6 of this Agreement) or if Noe terminates this Agreement for other than cause, for a period of two (2) years after the termination of this Agreement, Noe shall not, directly or indirectly, alone, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, knowingly solicit the employment of, or hire, any employee of viaLink, or any viaLink subsidiary, or cause any such employee to terminate such employee's relationship with viaLink or any viaLink subsidiary, without the prior written approval of viaLink. If viaLink terminates Noe's employment without Cause, the provisions of this section 5.1 of this Agreement shall be enforceable against Noe only as long as Noe is receiving the compensation set forth in
               Section 4.1 of this Agreement.

    5.2. If viaLink terminates this Agreement for cause (as defined in Section 6 of this Agreement) or if Noe terminates this Agreement for other than cause, for a period of two (2) year after the termination of this Agreement, Noe shall not, directly or indirectly, alone, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, knowingly solicit any of the accounts of viaLink which were customers of viaLink during the Term of this Agreement unless such solicitation is undertaken on behalf of a business venture or entity which does not compete with viaLink in the shared database electronic commerce services industry for supply chain management in consumer package goods. For the purposes of this subparagraph, a business shall be deemed to be in competition with viaLink if the products or services of such business are substantially similar in purpose, function or capability to the products or services then being developed, manufactured, marketed, provided or sold by viaLink. If viaLink terminates Noe's employment without Cause, the provisions of this section 5.2 of this Agreement shall be enforceable against Noe only as long as Noe is receiving the compensation set forth in
               Section 4.1 of this Agreement.

6.       Duration and Termination.

    6.1. Except as hereinafter set forth, the term ("Term") of this Agreement shall commence on or before the 30th day of April, 1999 ("Effective Date") and shall continue for one year from the Effective Date, and shall be automatically renewed on a year to year basis thereafter unless one party hereto notifies the other party hereto in writing at least thirty (30) days prior to the end of the then current Term that it will not renew this Agreement at the end of such then current Term. Provided, however, and notwithstanding anything to the contrary herein, this Agreement may also be terminated by viaLink (i) at any time during its then current Term pursuant to Sections 6.2, 6.3, or 6.4, or (ii) without cause at any time during a then current Term upon thirty (30) days written notice to the other party. In the event that viaLink terminates this Agreement without cause either as of the end of a then current term or at any time during a then current term, Noe shall be entitled to receive an amount equal to his then current annualized salary, payable upon the effective date of such termination. Upon such payment, Noe shall not be entitled to any further compensation. For purposes of this Agreement, unless otherwise specifically indicated, the word "Term" shall include both the original one year period of this Agreement and any renewal period thereof.

    6.2. Notwithstanding anything to the contrary herein, this Agreement shall immediately terminate, and all rights, benefits and obligations hereunder shall cease, in the event of Noe's death, except such rights of Noe which have accrued as of the date of death.

    6.3. Notwithstanding anything to the contrary herein, this Agreement shall immediately terminate and all rights and benefits hereunder shall cease thirty (30) days after Noe is eligible to begin receiving monthly benefits under any then current long-term disability insurance plan maintained by viaLink pursuant to this Agreement, except to the extent that any such rights or benefits have already accrued to Noe as of such date. Notwithstanding the foregoing, the parties agree and understand that viaLink, at its option, may waive this termination provision.

    6.4. In addition to the other rights granted to viaLink under this Agreement, viaLink shall have the right to terminate this Agreement in any of the following events, each of which shall constitute "Cause". Cause is defined as:

        6.4.1. Any breach by Noe's of his obligations under Sections 3.5, 3.6, 3.7 and/or 3.8 of this Agreement;

        6.4.2. Noe's breach of any of his other duties under this Agreement if such breach continues unremedied for thirty
                       (30) days after written notice thereof to Noe specifying the acts constituting the breach and requesting that they be remedied; or

        6.4.3. a conviction, plea of nolo contendere, plea to a lesser charge in lieu of a felony, of a felony, a crime involving fraud or misrepresentation, or any other crime, the effect of which is likely to materially adversely affect viaLink; or

        6.4.4. violation of any law which results in material liability to viaLink.

        6.4.5. abuse of alcohol or other drugs, or the illegal use of drugs, which materially interferes with the performance by Noe of his duties hereunder.

7. Successors and Assigns. The rights and obligations of viaLink hereunder shall run in favor of and shall be binding upon viaLink, its successors, assigns, nominees or other legal representatives. Noe may not assign his rights and obligations hereunder.

8. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given upon receipt if delivered by hand, sent by telecopier or courier, or three (3) days after such communication is mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party, in each case addressed as follows:

    8.1. if to viaLink, The viaLink Company, 13800 Benson Road, Edmond, Oklahoma 73034, Attention Chief Executive Officer; and

    8.2.       if to Noe, 2301 Eldger Drive, Plano, Texas 75025

         Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

9. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

10. Entire Understanding. This Agreement embodies the entire understanding of the parties hereto, and supersedes all other oral or written agreements or understandings between them regarding the subject matter. No change, alteration or modification hereof may be made except in a writing, signed by both parties hereto. Without limiting the generality of the foregoing, but except as may be otherwise stated in this Agreement, any prior oral or written offer(s) of employment to Noe by viaLink shall be null and void and of no further force and effect.

11. Headings. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

12. Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

13. Choice of Laws. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of Oklahoma, and this Agreement shall be construed in accordance with and governed by the laws of the state of Oklahoma without giving effect to principles of conflicts of law hereunder.

14. Attorney Fees. In the event of any litigation between the parties hereto, the prevailing shall be entitled to all of its costs incurred in such litigation, including reasonable attorneys' fees.

15. Nonwaiver. The waiver of any violation or breach of this Agreement by either party hereto shall not be deemed to be a waiver of any continuing violation or breach or a waiver of any other violation or breach of this Agreement.

16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or its breach, or its validity or interpretation, except claims for injunctive relief and/or claims involving necessary third parties who refuse to participate, shall be settled by binding arbitration in accordance with the then current rules for arbitration of the American Arbitration Association subject to the following:

    16.1. The location for the arbitration shall be at such location as agreed by the parties in Oklahoma County, Oklahoma or if the parties cannot agree at such location in Oklahoma County, Oklahoma as designated by the American Arbitration Association.

    16.2. Such arbitration shall be heard and determined by a panel of three (3) arbitrators in accordance with the then current rules or regulations of the AAA relating to commercial disputes ("Rules").

    16.3. All arbitrators shall be selected pursuant to the then current Rules thereof within thirty (30) days after the filing of a demand for arbitration. Each arbitrator shall be a person with experience in handling disputes relating to the employment contracts of corporate executives.

    16.4.      The hearing on the arbitration shall be heard not later than six
               (6) months after the demand for arbitration has been made by a party.

    16.5. The arbitration award shall be binding on the parties and may be enforced in any court of competent jurisdiction.

    16.6. The prevailing party in the arbitration and/or in any court action authorized by this Agreement shall be entitled to recover its reasonable costs and attorney fees incurred by such prevailing party, provided however, the parties will split the cost of the arbitrators' fees regardless of who prevails in the arbitration.

    16.7. The arbitrators will not have the authority to nor shall they award punitive or exemplary damages. Each party hereby waives the right to such damages.

    16.8. In resolving all disputes between the parties, the arbitrators will apply the laws of the State of Oklahoma and/or the applicable federal law, as the case may be.

17. Residence. During the Term of this Agreement, it is agreed and understood that Noe, unless otherwise agreed by the parties, will be allowed to live in Dallas, Texas and work at viaLink's Dallas, Texas office.

18. Survival. In addition to any others Sections of this Agreement which survive pursuant to their terms, Sections 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 5.1, 5.2, 7-17 (inclusive) and this Section 18 shall survive the termination or expiration of this Agreement.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



The viaLink Company                          Robert I. Noe

By: /s/ LEWIS B. KILBOURNE                   /s/ ROBERT I. NOE
    --------------------------------         -----------------------------------
    Lewis B. Kilbourne                       Robert I. Noe

Its: Chief Executive Officer



Date:  4/9/99                           Date:  4/8/99
    --------------------------------         -----------------------------------

                                                                   EXHIBIT 10.30

                           *Personal and Confidential*


                              EMPLOYMENT AGREEMENT

              between THE viaLINK COMPANY, an Oklahoma corporation
                                   ("viaLink")

                                       and

                        PATRICK FITZGERALD, an individual
                                  ("Employee").

A. Employee hereby accepts employment with viaLink for the position described on the attached Compensation Plan. The commencement date of the employment shall be January 17, 2000. This Employment Agreement shall also be subject to the Terms and Conditions of Employment attached hereto. Employee agrees that disputes arising from the employment will be subject to binding arbitration according to Section 7 of the Terms and Conditions. Employee acknowledges that Employee understands and agrees to said Terms and Conditions.

B. Employee's annualized salary as set forth on the Compensation Plan shall be earned and payable bi-weekly, and subject to withholdings or other deductions required by law or otherwise authorized.

C. Employee agrees and acknowledges that, notwithstanding anything in this Employment Agreement, the Compensation Plan, the Terms and Conditions, or in any other document, policy or practice of viaLink, Employee's employment is and shall remain AT WILL, and the employment may be terminated with or without cause at any time, for any reason or for no reason. No change in such AT WILL status shall be effective unless such change is in writing and executed by an authorized officer of viaLink.

D. This Employment Agreement, the Compensation Plan, the Terms and Conditions of Employment and any other documents, if any, attached hereto constitute the entire agreement of the parties and supersedes all oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing signed by both parties to this Employment Agreement.

E. viaLink's offer of employment as contained in this Employment Agreement expires and shall be deemed cancelled and revoked if not accepted by Employee, through Employee's signature hereon, by January 10, 2000. This Employment Agreement shall only be effective if signed by both parties hereto.

The viaLink Company                    Employee
By: /s/ JAMES DAVIDSON                 /s/ PAT FITZGERALD
   ---------------------------         -------------------

Its: Director of HR & Training         Date: 1/3/00
    --------------------------              --------------

Date: 1/4/00
     -------------------------

                           *Personal and Confidential*


                               THE viaLINK COMPANY
                       TERMS AND CONDITIONS OF EMPLOYMENT

1. BENEFITS.

     1.1. VACATION. Employee shall accrue vacation at the rate set forth in the then current policy of viaLink relating thereto.

     1.2. PROGRAMS. Employee shall be eligible for viaLink's group benefits programs currently in place which are offered to all employees of viaLink ("Programs"); provided, however, that such Programs may be amended by viaLink from time to time in its sole and absolute discretion. Eligibility for each of such Programs shall be subject to and administered according to any applicable documents relating to such Programs.

2. EMPLOYEE DUTIES. Employee shall (i) perform all duties which are assigned to Employee by viaLink from time to time, (ii) devote his full time, attention, knowledge and skills during the normal business hours of vialink, as they may be established from time to time, in furtherance of the business of viaLink, and (iii) faithfully, diligently, and to the best of his ability, perform the duties described above and further viaLink's best interests.

3. EMPLOYEE'S OBLIGATIONS, COVENANTS AND RESTRICTIONS.

     3.1. RULES AND POLICIES. During the employment, Employee shall at all times be subject to, observe and carry out such reasonable rules, regulations, polices, directions and restrictions as viaLink may from time to time establish, and those imposed by law.

     3.2. COMPANY PROPERTY. All papers, books and records of every kind and description relating to the business and affairs of viaLink, whether or not prepared by the Employee, shall be the sole and exclusive property of viaLink, and the Employee shall surrender them to viaLink at any time upon request. This section shall survive the termination of the employment.

     3.3. NON-COMPETITION. During the employment, Employee shall not knowingly engage, and shall not knowingly solicit any employees of viaLink or its subsidiaries or other affiliates to engage in any commercial activities which are in any way in competition with the activities of viaLink, or which in any way materially interfere with the performance of Employee's duties or responsibilities to viaLink.

     3.4. CONFLICTS OF INTEREST. During the employment, Employee shall not, directly or indirectly, alone or as a partner, officer, director, employee, shareholder, consultant or agent of any other corporation, partnership or other business organization, be actively engaged in or concerned with any



                                       1
                                                                 Initials: P.F.
                                                                           ----

                           *Personal and Confidential*


          other duties or pursuits which materially interfere with the performance of his duties as an Employee of viaLink. Without limiting the generality of the foregoing, Employee shall comply with any other conflict of interest policies which may be adopted by viaLink from time to time.

     3.5. MISAPPROPRIATION. Employee shall not knowingly acquire, use, copy, or misappropriate any trade secret or proprietary information belonging to any other company or person and shall not cause, encourage or induce viaLink to acquire, use, copy, or misappropriate any trade secret or proprietary information belonging to any other company or person.

     3.6. COMPLIANCE. Employee represents and warrants that Employee is and shall at all times during the employment remain in compliance with any and all applicable federal and/or state laws, rules or regulations regarding Employee's eligibility for employment and/or continued employment with viaLink.

     3.7. NON-BREACH. Employee represents that by entering into the employment, Employee is not in violation of any agreement, term or condition of any other agreement Employee has had with any third party, nor does the execution of the Employment Agreement constitute a breach of any other agreement to which Employee is a party.

4. WORK PRODUCT.

     4.1. Employee agrees that any and all inventions, improvements, developments, discoveries, copyrightable works, or contributions thereto, including, without limitation, any written works, software products or code, images, designs, and/or instructions, whether or not they are the subject of patent or copyright or other proprietary rights protection under any federal, state, local or foreign law(s), created in whole or part by Employee during the term of this Agreement or relating in any way to the business of viaLink (hereinafter "Work Product") shall be the sole and exclusive property of viaLink and shall belong to viaLink free and clear from all right, title and interest of any other person, including, without limiting the generality of the foregoing, Employee. It is specifically agreed and understood that Employee shall not retain any right, title, interest or any right to use any of such Work Product. Employee shall promptly and fully disclose to viaLink all such Work Product. Employee acknowledges that all Work Product shall be a work for hire.

     4.2. Employee conveys, transfers and assigns all rights, title and interest in and to any Work Product to viaLink, and further agrees to execute any written assignment or other agreement viaLink deems necessary at any time to effect the foregoing and to obtain or uphold, for viaLink's benefit, all copyright, patent and/or other rights of viaLink in such Work Product.



                                        2
                                                                  Initials: P.F.

                           *Personal and Confidential*


     4.3. Employee's obligations in this Section 4 shall survive the termination of this Agreement.

5. TRADE SECRETS AND CONFIDENTIALITY.

     5.1. CONFIDENTIAL INFORMATION. "Confidential Information" means proprietary business information, Trade Secrets and/or other confidential information regarding viaLink or any of its subsidiaries which (i) have not otherwise become public knowledge, (ii) were not already known to Employee or learned by Employee from independent and unrestricted sources prior to the Effective Date, and (iii) have not been disclosed by viaLink to others without substantial restriction on further disclosure. "Trade Secrets" means any proprietary information not generally known in the industry in which viaLink is engaged or may become engaged, including, without limitation, information relating to viaLink's business affairs, finances, properties, methods of operation, software developed by viaLink, sources of and arrangements for hardware supplied to clients of viaLink, submission and proposal procedures of viaLink, viaLink's client or contact lists, commercial information supplied to viaLink by viaLink's clients, and other confidential information respecting the business or affairs of viaLink. Employee acknowledges and agrees that the business and good will of viaLink depend upon its keeping such Confidential Information confidential.

     5.2. NON-DISCLOSURE. Except when directed to do otherwise by the President or Chief Executive Officer of viaLink, or any successor to either of them, and except as required by law, court order or subpoena, Employee shall keep confidential and shall not divulge to any other person or entity, during the term of this Agreement or at any time thereafter, any of viaLink's Confidential Information. In any case where Employee is compelled by law, court order or subpoena to disclose any Confidential Information to any third person, Employee shall advise viaLink in advance of such requirement and shall permit viaLink to object, contest, intervene or obtain appropriate protection of such information prior to its disclosure to any person.

     5.3. RETURN OF PROPERTY. Upon termination of this Agreement, Employee and Employee's Personnel will turn over to viaLink all documents, papers and other matter in the possession of or under the control of Employee or Employee's Personnel that are or relate to Confidential Information or Work Product.

     5.4. INJUNCTIVE RELIEF. Employee acknowledges that disclosure of any Confidential Information or Work Product by Employee will give rise to irreparable injury, which is inadequately compensable in damages, to viaLink or the owner of such Confidential Information. Accordingly, viaLink or such other party, in addition to any other remedies which are



                                        3
                                                                  Initials: P.F.

                           *Personal and Confidential*


          elsewhere granted in this Agreement or which may be otherwise available at law or in equity, may seek and obtain injunctive relief against the breach or threatened breach of the foregoing Section 5.2, any infringement upon any intellectual property rights of viaLink, or any other breach of any term, covenant, condition, warranty or representation of this Agreement.

     5.5. All obligations under this Section 5 shall survive the termination of this Agreement.

6. EMPLOYEE'S OBLIGATIONS AFTER EMPLOYMENT ENDS. Employee acknowledges and agrees that the obligations contained in this Section shall begin upon termination of employment.

     6.1. For a period of two (2) years after cessation of Employee's employment with viaLink for any reason (including termination of employment by viaLink), Employee shall not, directly or indirectly, alone, or as a partner, officer, director, employee, shareholder, consultant or agent of any other corporation, partnership or other business organization, knowingly solicit the employment of, or hire, any employee of viaLink, or any viaLink subsidiary, or cause any such employee to terminate the employee's relationship with viaLink or any viaLink subsidiary, without the prior written approval of viaLink.

     6.2. For a period of two (2) years after cessation of Employee's employment with viaLink for any reason (including termination of employment by viaLink), Employee shall not, directly or indirectly, alone, or as a partner, officer, director, employee, shareholder, consultant or agent of any other corporation, partnership or other business organization, knowingly solicit any of the accounts of viaLink which were directly or indirectly serviced by the Employee unless such solicitation is undertaken on behalf of a business venture which does not compete, directly or indirectly, with the products or services owned, sold, manufactured, marketed, provided or developed by viaLink and its subsidiaries during Employee's employment by viaLink. For the purposes of this section, a business shall be deemed to be in competition with viaLink and its subsidiaries if the products or services of such business are substantially similar in purpose, function or capability to the products or services then being developed, manufactured, marketed, provided or sold by viaLink or a viaLink subsidiary.

     6.3. The parties agree that the any breach or threatened breach of the provisions of this Section 6 will cause irreparable injury to viaLink and that money damages will not provide an adequate remedy. Accordingly, viaLink shall, in addition to other remedies provided by law, be entitled to such equitable and injunctive relief as may be necessary to enforce the provisions of these Terms and Conditions against the Employee or any person or entity participating in such breach or threatened breach.



                                       4
                                                                  Initials: P.F.

                           *Personal and Confidential*


          Nothing contained herein shall be construed as prohibiting viaLink from pursuing any other and additional remedies available to it, at law or in equity, for such breach or threatened breach, including any recovery of damages from the Employee and the immediate termination of the employment.

7. RESOLUTION OF DISPUTES. Any controversy or claim arising out of or relating to the employment or termination thereof (including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, and any other federal and/or state employment rights laws), and/or arising out of a controversy or claim regarding the Employment Agreement, these Terms and Conditions, the Programs, or any breach of any of the foregoing, and except for any claims for injunctive relief permitted by these Terms and Conditions, shall be settled by arbitration pursuant to the then current National Rules for the Resolution of Employment Disputes ("Rules") of the American Arbitration Association ("AAA"), subject to the following:

     7.1. Within 15 days after the commencement of arbitration, each party shall select one person to act as an arbitrator and the two selected persons shall select a third arbitrator within 10 days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. All arbitrators selected shall be persons having experience with and knowledge of the resolution of employment-related disputes in the area in which the claim or controversy arises.

     7.2. The arbitration shall be conducted at the offices of viaLink or such other location at which Employee is then or was most recently employed by viaLink.

     7.3. The arbitration shall be completed within six months of the filing of the notice of intention to arbitrate (demand), and the arbitrators shall agree to comply with this schedule before accepting appointment. However, this time limit may be extended by agreement of the parties.

     7.4. Any arbitration award made shall not exceed the amount that would have been available to the parties had the matter been determined by litigation in a court of law.

     7.5. The prevailing party shall be entitled to an award of all of its reasonable costs incurred, including, without limitation, reasonable attorneys' fees.

     7.6. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

     7.7. Judgment upon any award rendered by the arbitrators may be entered by any court having jurisdiction thereof.



                                       5
                                                                  Initials: P.F.

                           *Personal and Confidential*



8. SUCCESSORS AND ASSIGNS. The rights and obligations of viaLink hereunder shall run in favor of and shall be binding upon viaLink, its successors, assigns, nominees or other legal representatives. Employee acknowledges that viaLink may assign its rights and obligations under the Employment Agreement without the consent of Employee. Employee may not assign his rights and obligations under the Employment Agreement.

9. NOTICES. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given upon receipt if delivered by hand, sent by telecopier or by courier, or three (3) days after such communication is mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party, in each case addressed as follows: (i) if to viaLink, to Human Resources, The viaLink Company, 13800 Benson Road Suite 100, Edmond, Oklahoma 73013 and (ii) if to the Employee, to the last address shown for the Employee in the personnel records of viaLink. Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

10. SEVERABILITY. If any provision of the Employment shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of said terms and provisions.

11. HEADINGS. The captions and headings in these Terms and Conditions are for convenience and reference only and shall not be construed as part of these Terms and Conditions or to limit or otherwise affect the meaning hereof.

12. GOVERNING LAW. Jurisdiction over disputes with regard to the Employment Agreement and/or these Terms and Conditions shall be exclusively in the courts of the State of Oklahoma, and shall be construed in accordance with and governed by the laws of the state of Oklahoma.

13. NONWAIVER. The waiver of any violation or breach of these Terms and Conditions by either party hereto shall not be deemed to be a waiver of any continuing violation or breach or a waiver of any other violation or breach of these Terms and Conditions.



                                        6
                                                                  Initials: P.F.

                           *Personal and Confidential*



                               THE viaLINK COMPANY
                                COMPENSATION PLAN
                                      FOR:
                               PATRICK FITZGERALD
                                   "Employee"


Salary: The Annual Salary is earned and payable bi-weekly.

--------------------------------------------------------------------------------
Employee's Position:                   Annual Salary:
--------------------------------------------------------------------------------
Senior Vice President of Sales         $ 190,000.000*
--------------------------------------------------------------------------------


EMPLOYEE IS ELIGIBLE FOR THE ADDITIONAL COMPENSATION PROVISIONS BELOW.

[ ] Performance Bonus:

Employee shall be eligible for a potential bonus of $150,000.00, payable in accordance with the following schedule:

     o $60,000.00 for the first target account signed (must be retailer),
     o $40,000.00 for the second target account signed (must be retailer),
     o $20,000.00 for the third target account signed (can be either retailer or supplier),
     o $20,000.00 for the fourth targeted account (can be either retailer or supplier), and
     o $10,000.00 for the fifth target account (can be either retailer or supplier).

A list of target accounts shall be supplied (see attachment "A").

Notwithstanding anything to the contrary in this Bonus provision, in order to receive a Bonus due hereunder, Employee must be an employee of viaLink under this Agreement at the time target account is signed.

--------------------------------------------------------------------------------

[ ] Severance:

In the event that viaLink terminates the employment without cause at any time, Employee shall be entitled to severance compensation in an amount equal to six months of salary at Employee's salary rate at date of hire, payable over 12 months.

--------------------------------------------------------------------------------



                                       7
                                                                  Initials: P.F.
                                                                           -----

                           *Personal and Confidential*


[ ] Relocation:

Employee shall be eligible for relocation reimbursement pursuant to the attached policy of viaLink regarding relocation expenses.

Current lease shall be indemnified up to $7,000.00 per month for one year. If taxes are paid on lease by Employee, viaLink will not gross up Employee to cover amount.

--------------------------------------------------------------------------------

[ ] Hiring Bonus

Following acceptance of Employment Agreement, Employee shall receive a $10,000.00 hiring bonus which shall be payable on the first payroll following date of employment.

--------------------------------------------------------------------------------

[ ] Stock Options:

Subject to the conditions and restrictions ("Conditions and Restrictions") hereinafter set forth and subject to the terms, covenants and conditions of viaLink's 1999 Stock Option Plan ("Plan"), viaLink shall grant to Employee an option to purchase 100,000 shares of viaLink common stock at the grant price equal to the closing price of the viaLink common stock on the date of the actual grant of the options to Employee by viaLink. Such Conditions and Restrictions are as follows:

o Employee must be an employee of viaLink on the actual date of said grant.

o Employee must execute a Stock Option Agreement generally used by viaLink for the granting of stock options under said Plan. Such Stock Option Agreement shall include, but not limited to, the following terms and conditions:

     o 50,000 option rights shall vest over two years (25,000 each year) and 50,000 shall vest in accordance with the following schedule:

          o 5,000 when first target account is signed, (can be either retailer or supplier);
          o 5,000 when the second target account is signed,
          o 10,000 when each of the third and fourth target accounts are signed, and
          o 20,000 when the fifth target account is signed.

o If Employee is terminated or the Employment Agreement is not renewed, whether with or without cause, or if said Agreement otherwise expires, except as may otherwise be provided in the change of control provisions in the Plan under which any options granted, Employee shall not be entitled to exercise any of such options which have not vested as of the date of such termination, non-renewal or earlier expiration of the Employment Agreement



                                       8
                                                                  Initials: P.F.
                                                                           -----

                                  ATTACHMENT A

                               The viaLink Company
                       Relocation Reimbursement Agreement

I hereby acknowledge that I have received and read a summary regarding benefits available to me under the Company relocation policy. I understand the benefits available and agree to the following:

1. Any expenses that deviate from the policy must be approved in advance by the Vice President of Human Resources or his/her designee. If I should incur such an expense without prior approval, the Company may refuse to provide reimbursement, even though past practice has implied that the expense would/should have been reimbursed.

2. Tax assistance will be paid on certain allowable items, which the Company believes are nondeductible (excluding the Relocation Allowance).

3. The payment of my relocation expenses by the Company is conditional on my remaining in the employ of the Company for twelve (12) consecutive months after my effective start date with the Company, or my effective date of transfer into my new position (whichever may apply). If I should voluntarily resign from the Company or should my employment with the Company be terminated for cause prior to the completion of twelve (12) consecutive months after such date, I will repay to the Company all relocation reimbursement payments made to me or on my behalf, in accordance with the following schedule:

                TERMINATION WITHIN                            REPAYMENT
                ------------------                            ---------
                     1-3 months                                 100%
                     4-6 months                                  75%
                     7-9 mouths                                  50%
                     10-12 months                                25%
                     After 1 year                                 0

4. Any repayment required under this agreement would be due and payable to the Company on the final working day of employment.

5. If required, I authorize deductions to be withheld from my wages, salary, bonus, or other sums due me for any reason for any relocation expense amounts due the Company in accordance with the above schedule.

6. Reimbursement or repayment of relocation expenses by the Company does not constitute a commitment by the Company with respect to the duration of employment.



/s/ PAT FITZGERALD                     Pat Fitzgerald
-------------------                    -------------------------------
Name (Signature)                       Name (Print)

Date: 1/3/00
     -------------

                                                                   EXHIBIT 10.31

                        ADDENDUM TO EMPLOYMENT AGREEMENT


         The Employment Agreement between The viaLink Company ("viaLink") and
J. Andrew Kerner dated the 1st day of April, 1999 is amended as follows:

1. Effective as of the tenth day of March, 2000, J. Andrew Kerner's title shall be changed to Senior Vice President of Finance and Chief Financial Officer.

2. Effective as of the tenth day of March, 2000, the annualized salary set forth in Section 4.1 of said Employment Agreement shall be increased to two hundred thirty eight thousand five hundred dollars ($238,500).

3. The first sentence of Section 6.1 shall be deleted and replaced with the following sentence: "Except as hereinafter set forth, the term ("Term) of this Agreement shall commence on the 9th day of April, 1999 ("Effective Date and shall continue through the 25th day of May, 2001 and shall be automatically renewed on a year to year basis thereafter unless one party hereto notifies the other party hereto in writing at least thirty (30) days prior to the end of the then current Term that it will not renew this Agreement at the end of such then current Term."

4. Except as amended herein, no further changes are made to the Employment Agreement and the same remains in full force and effect.


The viaLink Company                               J. Andrew Kerner



By:
     -------------------------                    ------------------------------
       Lewis B. Kilbourne                         J. Andrew Kerner

Its:   Chief Executive Officer


Date:                                             Date:
     -------------------------                         -------------------------

                                                                   EXHIBIT 10.32

                        ADDENDUM TO EMPLOYMENT AGREEMENT


         The Employment Agreement between The viaLink Company ("viaLink") and David Lloyd dated the 9th day of April, 1999 is amended as follows:

1. Effective as of the tenth day of March, 2000, David Lloyd's title shall be changed to Senior Vice President of Operations.

2. Effective as of the tenth day of March, 2000, the annualized salary set forth in Section 4.1 of said Employment Agreement shall be increased to two hundred and twelve thousand dollars ($212,000).

3. The first sentence of Section 6.1 shall be deleted and replaced with the following sentence: "Except as hereinafter set forth, the term ("Term) of this Agreement shall commence on the 9th day of April, 1999 ("Effective Date and shall continue through the 25th day of May, 2001 and shall be automatically renewed on a year to year basis thereafter unless one party hereto notifies the other party hereto in writing at least thirty (30) days prior to the end of the then current Term that it will not renew this Agreement at the end of such then current Term."

4. Except as amended herein, no further changes are made to the Employment Agreement and the same remains in full force and effect.


The viaLink Company                                  David Lloyd



By:
   -------------------------                         -------------------------
   Lewis B. Kilbourne                                David Lloyd

Its:   Chief Executive Officer


Date:                                                Date:
     -------------------------                            --------------------

                                                                   EXHIBIT 10.33

                        ADDENDUM TO EMPLOYMENT AGREEMENT


The Employment Agreement between The viaLink Company ("viaLink") and Robert I. Noe dated the 8th day of April, 1999 is amended as follows:

1. The first sentence of Section 6.1 shall be deleted and replaced with the following sentence: "Except as hereinafter set forth, the term ("Term) of this Agreement shall commence on or before the 30th day of April, 1999 and shall continue until the 25th day of May, 2001, and shall be automatically renewed on a year to year basis thereafter unless one party hereto notifies the other party hereto in writing at least thirty (30) days prior to the end of the then current Term that it will not renew this Agreement at the end of such then current Term."

2. Except as amended herein, no further changes are made to the Employment Agreement and the same remains in full force and effect.


The viaLink Company                                  Robert I. Noe.


By:
   -------------------------                         -------------------------
   Lewis B. Kilbourne                                Robert I. Noe

Its: Chief Executive Officer


Date:                                                Date:
     -----------------------                              --------------------

                                                                    EXHIBIT 23.1

                         Independent Auditors' Consent

The Board of Directors
The viaLink Company:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP
KPMG LLP

Dallas, Texas
March 21, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 22, 1999, except as to the stock splits described in Note 8 and Note 13 relating to the 1997 and 1998 share and per share data, which is as of March 14, 2000, relating to the financial statements of The viaLink Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                             /s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
March 21, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                                   PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):    March 22, 2000
                                                 ------------------------------


                               THE VIALINK COMPANY
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State of Other Jurisdiction of Incorporation)



       000-21729                                              73-1247666
--------------------------------------------------------------------------------
(Commission File Number)                                    (IRS Employer
                                                          Identification No.)



13800 Benson Road, Suite 100, Edmond, Oklahoma                  73013
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)                    (Zip Code)


                                 (405) 936-2500
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

         On March 22, 2000, we entered into a Securities Purchase Agreement pursuant to which i2 Technologies, Inc., Hewlett-Packard Company and Millennium Partners, L.P., paid us an aggregate of $6.0 million in consideration for (1) 100,200 shares of our common stock and (2) warrants to purchase 15,030 shares of our common stock at exercise price of $83.83 per share. The warrants can be exercised at any time on or before March 24, 2003. The purchasers will receive the benefit of the proposed stock split of our common stock to be effected as of March 28, 2000 in the form of a stock dividend paid to the stockholders of record on March 17, 2000.

         We also amended our Shareholder Agreement with Hewlett-Packard dated February 4, 1999 to provide certain demand and piggyback registration rights with respect to the shares of common stock purchased by them and the shares of common stock issuable upon exercise of the warrants issued to them in connection with the Securities Purchase Agreement.

         In addition, we amended our Registration Rights Agreement with i2 Technologies dated October 12, 1999 to provide certain demand and piggyback registration rights with respect to the shares of common stock purchased by them and the shares of common stock issuable upon exercise of the warrants issued to them in connection with the Securities Purchase Agreement.

         In connection with the Securities Purchase Agreement, we also granted Millennium Partners certain automatic and piggyback registration rights pursuant to a Registration Rights Agreement.

         Copies of the Securities Purchase Agreement, the Common Stock Purchase Warrants issued to each of Hewlett-Packard, i2 Technologies and Millennium Partners, Amendment No. 1 to Shareholder Agreement with Hewlett-Packard, Amendment No. 1 to Registration Rights Agreement with i2 Technologies and the Registration Rights Agreement with Millennium Partners are attached hereto as Exhibits 4.1, 4.2, 4.3. 4.4, 4.5 and 4.6, respectively. The Shareholder Agreement with Hewlett-Packard is incorporated herein by reference to our Current Report on Form 8-K dated February 4, 1999. The Registration Rights Agreement with i2 Technologies is incorporated herein by reference to our Current Report on Form 8-K dated October 12, 1999.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)      Exhibits.

                 4.1 Securities Purchase Agreement dated as of March 22, 2000, by and among The viaLink Company and the Purchasers listed on Schedule I thereto.

                 4.2 Common Stock Purchase Warrant dated March 24, 2000 by The viaLink Company in favor of Hewlett-Packard Company.

                 4.3 Common Stock Purchase Warrant dated March 24, 2000 by The viaLink Company in favor of i2 Technologies, Inc.

                 4.4 Common Stock Purchase Warrant dated March 24, 2000 by The viaLink Company in favor of Millennium Partners, L.P.

                 4.5 Amendment No. 1 to Shareholder Agreement dated as of March 22, 2000 by and among The viaLink Company and Hewlett-Packard Company.

                 4.6 Amendment No. 1 to Registration Rights Agreement dated as of March 22, 2000 by and among The viaLink Company and i2 Technologies, Inc.

                 4.7 Registration Rights Agreement dated as of March 22, 2000 by and between The viaLink Company and Millennium Partners, L.P.

                 4.8(1) Shareholder Agreement dated as of February 4, 1999, by and between The viaLink Company and Hewlett-Packard Company. 4.9(2) Registration Rights Agreement dated October 12, 1999 by and between The viaLink Company and i2 Technologies, Inc.

                 4.9(2) Registration Rights Agreement dated October 12, 1999 by and between The viaLink Company and i2 Technologies, Inc.

---------------

(1) Incorporated herein by reference to our Current Report on Form 8-K dated February 4, 1999.

(2) Incorporated herein by reference to our Current Report on Form 8-K dated October 12, 1999.


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    THE VIALINK COMPANY



Dated:  March 28, 2000                             By: /s/ J. ANDREW KERNER
                                                       ------------------------
                                                        J. Andrew Kerner
                                                        Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT NUMBER             DESCRIPTION OF EXHIBIT
  4.1                      Securities Purchase Agreement dated as of March 22,
                           2000, by and among The viaLink Company and the
                           Purchasers listed on Schedule I thereto.

  4.2                      Common Stock Purchase Warrant dated March 24, 2000 by
                           The viaLink Company in favor of Hewlett-Packard
                           Company.

  4.3                      Common Stock Purchase Warrant dated March 24, 2000 by
                           The viaLink Company in favor of i2 Technologies, Inc.

  4.4                      Common Stock Purchase Warrant dated March 24, 2000 by
                           The viaLink Company in favor of Millennium Partners, L.P.

  4.5                      Amendment No. 1 to Shareholder Agreement dated as of
                           March 22, 2000 by and among The viaLink Company and Hewlett-Packard Company.

  4.6 Amendment No. 1 to Registration Rights Agreement dated as of March 22, 2000 by and among The viaLink
                           Company and i2 Technologies, Inc.

  4.7                      Registration Rights Agreement dated as of March 22,
                           2000 by and between The viaLink Company and Millennium Partners, L.P.

  4.8(1) Shareholder Agreement dated as of February 4, 1999, by and between The viaLink Company and Hewlett-Packard Company.

  4.9(2)                   Registration Rights Agreement dated October 12, 1999
                           by and between The viaLink Company and i2
                           Technologies, Inc.

---------------

(1) Incorporated herein by reference to our Current Report on Form 8-K dated February 4, 1999.

(2) Incorporated herein by reference to our Current Report on Form 8-K dated October 12, 1999.

                                                                    EXHIBIT 4.1




                          SECURITIES PURCHASE AGREEMENT

                                      AMONG

                               THE VIALINK COMPANY

                                       AND

                            THE PURCHASERS LISTED ON
                          SCHEDULE I TO THIS AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I PURCHASE AND SALE OF SECURITIES.....................................2

   1.1       Purchase and Sale of Securities..................................2
   1.2       Separate Sales...................................................2

ARTICLE II CLOSING............................................................2

   2.1       The Closing......................................................2

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................2

   3.1       Organization, Standing and Power.................................2
   3.2       Capital Structure................................................3
   3.3       Authority........................................................4
   3.4       SEC Documents; Financial Statements..............................4
   3.5       Absence of Undisclosed Liabilities...............................5
   3.6       Broker's and Finders' Fees.......................................5
   3.7       Board Approval...................................................5
   3.8       No Material Adverse Change.......................................5
   3.9       Litigation.......................................................5
   3.10      Representations Complete.........................................6

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASERS.......................6

   4.1       Corporate Organization...........................................6
   4.2       Authorization....................................................6
   4.3       No Violation.....................................................6
   4.4       Brokers and Finders..............................................7
   4.5       Corporate Approval...............................................7
   4.6       Investment Intent................................................7
   4.7       Access to Information............................................7
   4.8       Accredited Investor..............................................7
   4.9       Restricted Securities............................................7
   4.10      Further Limitations on Disposition...............................7

ARTICLE V COVENANTS 8

   5.1       Further Assurances...............................................8
   5.2       Market Stand-Off.................................................8
   5.3       Registration Rights Agreements...................................8
   5.4       Listing of Common Stock..........................................9
   5.5       Issuance of Certificates.........................................9

ARTICLE VI DELIVERIES AT CLOSING..............................................9

   6.1       Warrant .........................................................9

   6.2       Lock-Up Agreements...............................................9
   6.3       Registration Rights Agreement....................................9
   6.4       Legal Opinion....................................................9
   6.5       Payment of Consideration........................................11

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION......11

   7.1       Survival of Representations.....................................11
   7.2       Statements as Representations...................................11
   7.3       Indemnification by the Company..................................11
   7.4       Indemnification by Purchasers...................................11
   7.5       Limitation of Liability.........................................12

ARTICLE VIII MISCELLANEOUS PROVISIONS........................................12

   8.1       Amendment and Modifications.....................................12
   8.2       Waiver of Compliance............................................12
   8.3       Expenses........................................................12
   8.4       Remedies Waiver.................................................12
   8.5       Notices.........................................................13
   8.6       Assignment......................................................13
   8.7       Publicity.......................................................13
   8.8       Severability....................................................14
   8.9       Arbitration of Disputes.........................................14
   8.10      Governing Law...................................................14
   8.11      Counterparts....................................................14
   8.12      Headings........................................................14
   8.13      Third Parties...................................................14
   8.14      Further Assurances..............................................15
   8.15      Schedules.......................................................15
   8.16      Entire Agreement................................................15

LIST OF SCHEDULES
Schedule I
Company Disclosure Schedule

LIST OF EXHIBITS

Exhibit A - Form of Common Stock Purchase Warrant
Exhibit B - Form of Registration Rights Agreement
Exhibit C - Form of Lock-Up Agreement
Exhibit D - Form of i2 Amendment No. 1
Exhibit E - Form of Hewlett-Packard Amendment No.1

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement ("AGREEMENT") is made and entered into as of March 22, 2000, by and among THE VIALINK COMPANY, a Delaware corporation (the "COMPANY"), and the persons listed on SCHEDULE I attached hereto (individually, a "PURCHASER," and collectively, "PURCHASERS").

                                    RECITALS:

         WHEREAS, the Company is authorized to issue shares of the Company's $0.001 par value common stock ("COMMON Stock") and the warrant to purchase shares of Common Stock described herein; and

         WHEREAS, in connection with and in consideration for the payment by the Purchasers to the Company of a total aggregate consideration of $6,000,000 at Closing (as hereinafter defined), the Company shall issue to Purchasers that number of shares (the "SHARES") of Common Stock that shall equal $6,000,000 divided by 80% of the average closing bid price of the Common Stock on the Nasdaq SmallCap Market for the five consecutive trading days ending one day prior to the date on which the Company files its registration statement on Form SB-2 (the "FORM SB-2") in connection with the Company's anticipated underwritten public offering (the "PURCHASE PRICE PER SHARE"). Each individual Purchaser shall receive its pro-rata portion of the Shares, which portion shall be determined in accordance with such Purchaser's allocated percentage set forth opposite such Purchaser's name on SCHEDULE I, attached hereto. Purchasers shall also receive warrants (individually, a "WARRANT" and collectively, the "WARRANTS") to purchase, in the aggregate, that number of shares (the "WARRANT SHARES") that shall equal fifteen percent (15%) of the total number of Shares acquired, in the aggregate, by Purchasers at the Closing. The exercise price of the Warrants shall be equal to 140% of the Purchase Price Per Share. Each individual Purchaser shall receive its pro-rata portion of the Warrants, which such portion shall be determined in accordance with such Purchaser's allocated percentage set forth opposite such Purchaser's name on SCHEDULE I, attached hereto. The Warrants shall be in the form attached hereto as Exhibit A.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                         PURCHASE AND SALE OF SECURITIES

                  1.1 Purchase and Sale of Securities. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and agreements herein contained, on the Closing Date, the Company shall issue to Purchasers, and Purchasers shall acquire from the Company, the Shares and the Warrants free and clear of all liens, security interests, options, rights, mortgages, pledges, restrictions on transferability of any type (other than (i) restrictions on transferability as may be applicable under federal and state securities laws, (ii) as set forth herein or therein and/or
(iii) those created by Purchasers) and Purchasers shall pay on the Closing Date to the Company an aggregate amount of $6,000,000 (the "CASH CONSIDERATION") by wire transfer to such account as is designated by the Company to Purchasers in writing.

                  1.2 Separate Sales. The Company's agreement with each Purchaser is a separate agreement, and the sale of Shares and Warrants to each Purchaser is a separate sale.

                                   ARTICLE II

                                     CLOSING

                  2.1 The Closing. The consummation of the sale and purchase of the Shares and the Warrants referred to in Section 1.1 (the "CLOSING") shall take place on the first business day following the business day on which the Company files the Form SB-2, but in no event shall the Closing take place later than the third business day after the date of this Agreement. The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, 301 Congress Ave., Suite 1200, Austin, Texas 78701, or at such other date, time or place as the parties hereto mutually agree, either verbally or in writing. Such date is referred to herein as the "CLOSING DATE," and the Closing shall be deemed to be effective as of 9:00 a.m., Central Time, on the Closing Date.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in a document of even date herewith and delivered by the Company to Purchasers prior to the execution and delivery of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Purchasers as follows:

                  3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has the corporate power to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the Company. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

                  3.2 Capital Structure. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share, of which there were issued and outstanding as of the close of business on March 3, 2000, 19,735,416 shares of Common Stock and no shares of preferred stock. All outstanding shares of Common Stock have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof and have been issued in compliance with all federal and state securities laws. The Company has no subsidiaries. Except as set forth in Section 3.2 of the Company Disclosure Schedule, there are no (a) options, warrants, stock appreciation rights or other similar rights, agreements, arrangements or commitments of any character obligating the Company to issue or sell shares of its capital stock, (b) notes, bonds, debentures or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of the Company may vote or (c) outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or any other capital stock of, or any equity interest in, the Company. The Shares, the Warrants and the Warrant Shares (collectively, the "SECURITIES") have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and are validly issued. The Shares are, and, when issued pursuant to the terms and conditions set forth in the Warrant, the Warrant Shares will be, fully paid and non-assessable, and no holder of Securities is or will be subject to personal liability with respect to the obligations of the Company by reason of being such a holder. Other than as set forth in Section 3.2(d) of the Company Disclosure Schedule, the Shares and the Warrants are, and the Warrant Shares, when issued, shall be, free of preemptive rights or rights of first refusal created by statute, the Company's Certificate of Incorporation or Bylaws or any agreement to which the Company is a party or by which it is bound and, based on the representations of Purchasers contained in Sections 4.6, 4.7 and 4.8 of this Agreement, are and shall be issued in compliance with all federal and state securities laws. Except for Form D filings required to perfect exemptions under applicable federal and/or state securities laws and the filing of an application to list additional shares of Common Stock with the Nasdaq SmallCap Market, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign is necessary or required in connection with the due authorization, execution and delivery of the Operative Agreements (as hereinafter defined) or for the offering, issuance or sale of the Securities. The form of certificate that will be used to evidence the Shares will comply in all material respects with all applicable statutory requirements, with any applicable requirements of the Certificate of Incorporation and Bylaws of the Company and with the requirements of the Nasdaq SmallCap Market.

                  On March 1, 2000, the Company declared a two-for-one stock split of its Common Stock payable on March 27, 2000 in the form of a dividend of one share of Common Stock to each holder of record at the close of business on March 17, 2000. Effective as of the payment with respect to such stock split, all outstanding share and per share amounts, and the number and Purchase Price per share of the Shares and Warrants, shall be deemed to give effect to such split.

                  3.3 Authority. The Company has corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, dated March 22, 2000, between the Company and Millennium Partners, L.P. in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT"), i2 Amendment No. 1 (defined below), the Hewlett-Packard Amendment No. 1 (defined below) and the Warrants (collectively, the "OPERATIVE AGREEMENTS") and to consummate the transactions contemplated by the Operative Agreements. The Company has taken all action required by law, its Certificate of Incorporation and Bylaws or otherwise to authorize the execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby. The Operative Agreements have been duly executed and delivered by the Company. The Operative Agreements are valid and binding agreements of the Company enforceable in accordance with their terms, except that: (a) the enforceability of the Operative Agreements may be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; (b) the enforceability of the Operative Agreements is subject to and may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws relating to or affecting the rights of creditors generally; and (c) any rights to indemnification and contribution may be limited by federal or state securities laws and public policy considerations. The execution and delivery of the Operative Agreements does not, and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Securities) and compliance by the Company with its obligations under the Operative Agreements (a) shall not, with or without notice or lapse of time, or both, conflict with or constitute a breach of, or default or acceleration event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. Assuming the accuracy of the representations and warranties of Purchasers in Sections 4.6, 4.7 and 4.8 of this Agreement and except as expressly contemplated by this Agreement or the agreements, instruments and documents contemplated hereby, no consent, approval order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority (each a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or in connection with the execution and delivery of the Operative Agreements or the consummation by the Company of the transactions contemplated hereby or thereby, and (b) will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

                  3.4 SEC Documents; Financial Statements. The Company has made available to Purchasers each statement, report, registration statement (with each prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "SECURITIES ACT")), definitive proxy statement, and other filing filed with the Securities and Exchange Commission ("SEC") by the Company since December 31, 1998 (collectively, the "COMPANY SEC DOCUMENTS"). In addition, the Company has made available to Purchasers all exhibits to the Company SEC

Documents filed prior to the date hereof. Other than as set forth in Section 3.4 to the Company Disclosure Schedule, as of their respective filing dates, the Company SEC Documents were filed on a timely basis and complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Securities Act, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading except to the extent corrected by a subsequently filed Company SEC Document. The financial statements of the Company, including the notes thereto, included in the Company SEC Documents (the "COMPANY FINANCIAL STATEMENTS") (i) have been prepared in accordance with the published regulations of the SEC and in accordance with generally accepted accounting principles ("GAAP") (except to the extent as may be indicated in the notes thereto and with respect to interim Company Financial Statements included in Quarterly Reports on Form 10-QSB (promulgated under the Exchange Act), as required by Form 10-QSB) and (ii) fairly present the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments). Except for the disclosure of the Company's proposed follow-on offering pursuant to Form SB-2, the Company has not disclosed to Millennium any material non-public information.

                  3.5 Absence of Undisclosed Liabilities. The Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 (the "COMPANY BALANCE SHEET"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under generally accepted accounting principles, and (iii) those incurred in the ordinary course of business since the Company Balance Sheet Date and consistent with past practice.

                  3.6 Broker's and Finders' Fees. Other than as set forth in
Section 3.6 of the Company Disclosure Schedule, the Company has not incurred, nor shall it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  3.7 Board Approval. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby. No vote or consent of the Company's stockholders is required for the consummation of the transactions contemplated hereby.

                  3.8 No Material Adverse Change. Since the date of the Company Balance Sheet, the Company has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of the Company other than continuing operating losses and fluctuating stock price; (b) any amendment or change in the Certificate of Incorporation or Bylaws of the Company; or (c) any damage to, destruction or loss of any assets of the Company, (whether or not covered by insurance) that materially and adversely affects the financial condition or business of the Company.

                  3.9 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which the Company has received any notice of assertion against the Company which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

                  3.10 Representations Complete. None of the representations or warranties made by the Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by the Company pursuant to this Agreement, or the Company SEC Documents, when all such documents are read together in their entirety, contains or shall contain at the Closing any untrue statement of a material fact, or omits or shall omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         Each Purchaser severally, and not jointly, represents and warrants to the Company as follows:

                  4.1 Corporate Organization. Such Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdictions of incorporation or organization. Such Purchaser has full corporate power and authority to carry on its business as it is now being conducted.

                  4.2 Authorization. Such Purchaser has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Such Purchaser has taken all action required by law, its Certificates of Incorporation and Bylaws or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and binding agreement of such Purchaser enforceable in accordance with its terms, except that: (a) the enforceability of this Agreement may be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (b) the enforceability of this Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally.

                  4.3 No Violation. The execution and delivery of this Agreement and, with respect to Millennium, the Registration Rights Agreement, does not, and the consummation of the transactions contemplated hereby shall not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificates of Incorporation or Bylaws of such Purchaser or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Purchaser or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Purchaser or in connection with the execution and delivery of this Agreement and, with respect to Millennium, the Registration Rights Agreement, by such Purchaser or the consummation by such Purchaser of the transactions contemplated hereby.

                  4.4 Brokers and Finders. Other than as set forth in Section
3.6 of the Company Disclosure Schedule, such Purchaser has not incurred, nor shall it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby and any fees or commissions owing to A.G. Edwards & Sons, Inc. by Millennium, shall, if due and payable, be paid by the Company pursuant to the Letter Agreement referred to in Section 3.6 of the Company Disclosure Schedule.

                  4.5 Corporate Approval. All necessary corporate actions have been taken by such Purchaser for the approval of such Purchaser to enter this Agreement and, with respect to Millennium, the Registration Rights Agreement, and the transactions contemplated hereby.

                  4.6 Investment Intent. Such Purchaser is purchasing the Shares and Warrants for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, and does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of such securities.

                  4.7 Access to Information. Such Purchaser has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. Such Purchaser has had an opportunity to ask questions of and receive answers from the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Purchaser or to which the Company has access.

                  4.8 Accredited Investor. Such Purchaser is an "accredited investors" within the meaning of SEC Rule 501 of Regulation D, as presently in effect. The principal places of business and the principal offices of the Purchasers are located in Texas in the case of i2 Technologies, Inc., California in the case of Hewlett-Packard Company and New York in the case of Millennium.

                  4.9 Restricted Securities. Such Purchaser understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  4.10 Further Limitations on Disposition. Such Purchaser agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Securities unless at that time either:

                  (a) such transaction is permitted pursuant to the provisions of Rule 144 under the Securities Act or another exemption from registration under the Securities Act and all applicable state securities laws;

                  (b) a registration statement under the Securities Act (a "REGISTRATION STATEMENT") covering such securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and all applicable state securities law agencies and made effective under the Securities Act and all applicable state securities laws; or

                  (c) an authorized representative of the SEC and all applicable state securities law agencies shall have rendered written advice to such Purchaser (with a copy thereof and of all other related communications delivered to the Company) to the effect that the SEC and/or such state securities law agencies will take no action, or that the staff of the SEC and/or such state securities law agencies will recommend that the SEC and/or such state securities law agencies, as applicable, take no action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

         All certificates representing the Securities deliverable to such Purchaser and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend that such Securities may only be sold or disposed of in accordance with (i) the provisions of the Securities Act, the rules and regulations thereunder and any applicable state securities laws, (ii) pursuant to an effective registration statement or (iii) pursuant to an exemption from the registration/qualification requirements of the Securities Act and any applicable state securities laws. The Company, at its reasonable discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for such securities but not as to the certificates for any part of such securities as to which said legend is no longer required.

                                   ARTICLE V

                                   COVENANTS

                  5.1 Further Assurances. Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and shall use commercially reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings to be obtained in connection with the transactions contemplated by this Agreement.

                  5.2 Market Stand-Off. At the Closing, i2 and Hewlett-Packard will execute a 120-day underwriter's lock-up agreement in the form attached hereto as Exhibit C (the "LOCK-UP AGREEMENT").

                  5.3 Registration Rights Agreements. At the Closing, i2 Technologies, Inc. and the Company shall execute Amendment No. 1 to the Registration Rights Agreement, dated

October 12, 1999, in the form attached hereto as Exhibit D ("i2 AMENDMENT NO. 1"); Hewlett-Packard Company and the Company shall execute Amendment No. 1 to the Shareholders Agreement, dated February 4, 1999, in the form attached hereto as Exhibit E ("HEWLETT-PACKARD AMENDMENT NO. 1"); and Millennium and the Company shall execute the Registration Rights Agreement.

                  5.4 Listing of Common Stock. As soon as reasonably practicable following the Closing Date, the Company will use its best efforts to cause the Shares and Warrant Shares to be listed for trading on the Nasdaq SmallCap Market.

                  5.5 Issuance of Certificates. Promptly following the Closing, the Company shall cause its transfer agents to issue and deliver to each Purchaser certificates representing the Shares purchased by such Purchaser.

                                   ARTICLE VI

                              DELIVERIES AT CLOSING

                  6.1 Warrant. The Company shall execute and deliver to each Purchaser the Warrants issuable to each Purchaser.

                  6.2 Lock-Up Agreements. The Company shall have no obligation to enter into the transactions contemplated by this Agreement with i2 and Hewlett-Packard until i2 and Hewlett-Packard shall have executed and delivered to the Company their respective Lock-Up Agreement.

                  6.3 Registration Rights Agreement. The Company shall have no obligation to enter into the transactions contemplated by this Agreement with respect to each Purchaser, respectively, until: (i) i2 Technologies, Inc. shall have executed the i2 Amendment No. 1; (ii) Hewlett-Packard Company shall have executed the Hewlett-Packard Amendment No. 1; and (iii) Millennium shall have executed the Registration Rights Agreement.

                  6.4 Legal Opinion. Counsel for the Company shall deliver, to the Purchasers, a legal opinion to the effect set forth below:

                  (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Company SEC Documents and to enter into and perform its obligations under each of the Operative Agreements.

                  (b) The Securities have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein or in the Warrants, as the case may be, will be validly issued and fully paid and non-assessable, and no holder of Securities is or will be subject to personal liability with respect to the obligations of the Company by reason of being such a holder. Other than as set forth in Section 3.2(d) of the Company Disclosure Schedule, the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company created by statute, under the Certificate of Incorporation or Bylaws of the Company or under any documents or agreements filed or incorporated by reference by the Company with the SEC as exhibits to its registration statement on Form SB-2 (Reg. No 333-83315) including all amendments thereto (the "SEC EXHIBITS").

                  (c) The Operative Agreements have been duly authorized, executed and delivered by the Company. The Operative Agreements constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally and (ii) general equitable principles (whether relief is sought at law or in equity), including concepts of materiality, reasonableness, good faith and fair dealing; and except as any rights to indemnification and contribution may be limited by federal or state securities laws and public policy considerations.

                  (d) Except for Form D filings required to perfect exemptions under applicable federal and/or state securities laws and the filing of an application to list additional shares of Common Stock with the Nasdaq SmallCap Market, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign is necessary or required in connection with the due authorization, execution and delivery of the Operative Agreements or for the offering, issuance or sale of the Securities.

                  (e) The execution, delivery and performance of the Operative Agreements and the consummation of the transactions contemplated in the Operative Agreements (including the issuance and sale of the Securities) and compliance by the Company with its obligations under the Operative Agreements do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or acceleration event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any SEC Exhibit to which the Company is a party or by which it may be bound (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the Company), nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to



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

legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                  6.5 Payment of Consideration. Purchasers shall deliver the Cash Consideration specified in Section 1.1.

                                  ARTICLE VII

                         SURVIVAL OF REPRESENTATIONS AND
                           WARRANTIES; INDEMNIFICATION

                  7.1 Survival of Representations. All representations and warranties of the parties as contained in this Agreement (including the Disclosure Schedules) shall survive the Closing and shall terminate on the date that is one year after the Closing; provided that there shall be no limitation period for matters involving fraud or intentional misrepresentation nor for covenants and agreements of the parties.

                  7.2 Statements as Representations. All statements contained in the Company Disclosure Schedule and any certificate delivered pursuant to this Agreement shall be deemed representations and warranties within the meaning of
Section 7.1 hereof.

                  7.3 Indemnification by the Company. Subject to the limitations set forth in this Article VII, the Company hereby agrees to indemnify, defend and hold harmless Purchasers, any subsidiary, director, officer, employee, partner, agent or representative of any Purchaser (individually, a "PURCHASER INDEMNITEE" and collectively, "PURCHASER INDEMNITEES") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, attorneys' fees and expenses (collectively, "DAMAGES") asserted against, resulting from, imposed upon or incurred by the Purchaser Indemnitees or any Purchaser Indemnitee, resulting from, or arising out of any breach of any representation, warranty or agreement of the Company, contained in or made pursuant to this Agreement. Exercise of the foregoing indemnification rights shall be the sole remedy of any Purchaser Indemnitee with respect to any breach by the Company of its representations or warranties contained in this Agreement. The maximum aggregate liability of the Company pursuant to this Section 7.3 with respect to any breach by the Company of such representations or warranties will be limited to an aggregate of Six Million and 00/100 Dollars ($6,000,000.00), and $2,000,000 per Purchaser, plus any amounts paid by such Purchaser to exercise the Warrants, whether such liability is asserted in an action brought in contract, in tort or pursuant to some other theory and whether the possibility of such liability was made known to or was foreseeable by the Company. Accordingly, the Purchasers agree to assume the responsibility for insuring against or otherwise bearing the risk of greater damages.

                  7.4 Indemnification by Purchasers. Subject to the limitations set forth in this Article VII, each Purchaser, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, any subsidiary, director, officer, employee, agent or representative of the Company (individually, an "COMPANY INDEMNITEE" and collectively, "COMPANY INDEMNITEES") from and against all Damages asserted against, resulting from, imposed upon or incurred by the Company Indemnitees or any Company Indemnitee, resulting from, or arising



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

out of any breach of any representation, warranty or agreement of such Purchaser contained in or made pursuant to this Agreement. Exercise of the foregoing indemnification rights shall be the sole remedy of any Company Indemnitee with respect to any breach by a Purchaser of its representations, warranties or agreements contained in this Agreement. The maximum liability of each individual Purchaser pursuant to this Section 7.4 with respect to any breach by such Purchaser of its representation and warranties will be limited to Two Million and 00/100 Dollars ($2,000,000) per Purchaser, and Six Million and 00/100 Dollars ($6,000,000) in the Aggregate, plus any amounts paid by such Purchaser to exercise the Warrants, whether such liability is asserted in an action brought in contract, in tort or pursuant to some other theory and whether the possibility of such liability was make known to or was foreseeable by the Company.

                  7.5 Limitation of Liability. NO PARTY SHALL HAVE ANY LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         THE FOREGOING LIMITATION OF LIABILITY IS AN EXPRESSLY BARGAINED FOR PORTION OF THE CONSIDERATION FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                  8.1 Amendment and Modifications. This Agreement may be amended, modified and supplemented only by written agreement between the parties hereto which states that it is intended to be a modification of this Agreement.

                  8.2 Waiver of Compliance. Any failure of the Company or Purchasers to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  8.3 Expenses. Unless otherwise agreed to in writing or as set forth in Schedule 3.6 of the Company Disclosure Schedule, the parties agree that all fees and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such fees and expenses, including, without limitation, all fees of counsel, actuaries and accountants.

                  8.4 Remedies Waiver. All rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right. No right or remedy of a party shall be deemed waived unless expressly made a term, covenant or condition in this Agreement.

                  8.5 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by commercial delivery service, sent by facsimile transmission with confirmation of receipt, or mailed by certified or registered mail (return receipt requested) with postage prepaid, to the parties at the following address (or such other address for a party as shall be specified by like notice):

                  if to the Company, to:

                           The viaLink Company
                           13155 Noel Road, Suite 800
                           Dallas, TX  75240
                           Attn:  J. Andrew Kerner
                           Fax:  (972) 934-5555

                           with a copy (which shall not constitute notice) to:

                           Richard M. Klinge & Associates, P.C.
                           510 E. Memorial Road, Suite C-1
                           Oklahoma City, Oklahoma 73114
                           Attention: Richard M. Klinge, Esq.
                           Fax: (405) 775-9003

                  if to a Purchaser, at the addresses set forth opposite each Purchaser's name on SCHEDULE I, attached hereto.

                           with a copy (which shall not constitute notice) in the case of i2 to:

                           Brobeck, Phleger & Harrison LLP
                           301 Congress Avenue, Suite 1200
                           Austin, Texas 78701
                           Attention:  Ronald G. Skloss, Esq.
                           Fax:  (512) 477-5813

                  8.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other party. Notwithstanding the foregoing, Millennium may assign its rights hereunder, in whole or in part, in connection with any private resale of Common Stock or Warrants purchased hereunder.

                  8.7 Publicity. Neither the Company nor any Purchaser shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or by obligations pursuant to any listing agreement with any national securities exchange or with the National Association of Securities Dealers, Inc., except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made. The Company agrees to issue a press release announcing the transactions contemplated by this Agreement promptly following the Closing.

                  8.8 Severability. If any portion of this Agreement shall be deemed illegal, void or unenforceable by a court of competent jurisdiction, the remaining portions will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

                  8.9 Arbitration of Disputes. The parties agree that any controversy or claim (whether such controversy or claim is based upon or sounds in statute, contract, tort or otherwise) arising out of or relating to this Agreement, any performance or dealings between the parties with respect to this Agreement, or any dispute arising out of the interpretation or application of this Agreement, which the parties are not able to resolve, shall be settled exclusively by arbitration in Dallas, Texas by a single arbitrator pursuant to the American Arbitration Association's Commercial Arbitration Rules then in effect and judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction thereof and such arbitrator shall have the authority to grant injunctive relief in a form similar to that which a court of law would otherwise grant. The arbitrator shall be chosen from a panel of licensed attorneys having at least fifteen (15) years of professional experience who are familiar with the subject matter of this Agreement. The arbitrator shall be appointed within thirty (30) days of the date the demand for arbitration was sent to the other party. Discovery shall be permitted in accordance with the Federal Rules of Civil Procedure. If an arbitration proceeding is brought pursuant to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements incurred in addition to any other relief to which such party may be entitled.

                  8.10 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas (excluding its choice of laws rules).

                  8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.12 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

                  8.13 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

                  8.14 Further Assurances. Each of the parties hereto agrees that from time to time, at the request of any of the other parties hereto and without further consideration, it will execute and deliver such other documents and take such other action as such other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

                  8.15 Schedules. The Schedules to this Agreement are deemed incorporated in this Agreement and may contain information that is not expressly required to be disclosed by this Agreement.

                  8.16 Entire Agreement. This Agreement, including the Schedules hereto, the other documents and the certificates delivered pursuant to the terms hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly and in accordance with its terms and without strict construction in favor of or against either party.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereto duly authorized, all as of the day and year first above written.

                                        THE VIALINK COMPANY

                                        By:  /s/ J. Andrew Kerner
                                             ----------------------------
                                              J. Andrew Kerner
                                                Chief Financial Officer

                                        PURCHASERS:

                                        i2 TECHNOLOGIES, INC.

                                        By: /s/ Robert C. Donohoo
                                            -----------------------------
                                        Name: Robert C. Donohoo
                                        Title: Corporate Counsel


                                        HEWLETT-PACKARD COMPANY

                                        By: /s/ Craig White
                                            -----------------------------
                                        Name: Craig White
                                        Title: Vice President


                                        MILLENNIUM PARTNERS, L.P.

                                        By:  Millennium Management L.L.C.
                                             General Partner

                                            By: /s/ Terry Feeney
                                               --------------------------
                                            Name: Terry Feeney
                                            Title: CAO

                                   SCHEDULE I

                                                                    ALLOCATION                      CASH
                        PURCHASER                                   PERCENTAGE                  CONSIDERATION
                  i2 Technologies, Inc.                               33 1/3%                    $2,000,000
                        1 i2 Place
                     11701 Luna Road
                   Dallas, Texas 75234

                 Hewlett-Packard Company                              33 1/3%                    $2,000,000
                        [Address]

                Millennium Partners, L.P.                             33 1/3%                    $2,000,000
             c/o Millennium Management L.L.C.
                     666 Fifth Avenue
                 New York, New York 10103
                                                                      ----                       ----------
                               Total                                   100%                      $6,000,000

                                    EXHIBIT A

                                 FORM OF WARRANT

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C

                            FORM OF LOCK-UP AGREEMENT

                                    EXHIBIT D

                               i2 AMENDMENT NO. 1

                                    EXHIBIT E

                         HEWLETT-PACKARD AMENDMENT NO. 1

                                                                    EXHIBIT 4.2


NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

No. HP 1                                                      Right to Purchase
                                                         Shares of Common Stock
                                                         of The viaLink Company

                               THE VIALINK COMPANY

                          COMMON STOCK PURCHASE WARRANT

                                                                 March 24, 2000


         The viaLink Company, a Delaware corporation (the "Company"), hereby certifies that, for value received, Hewlett-Packard Company, a Delaware corporation ("HP"), or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m. (Dallas, Texas time), on March 24, 2003, up to that number of fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, $0.001 par value that shall equal 5,010. The purchase price per share of the Warrant Shares shall be equal to $83.83 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "Business Day" means any day except a Saturday or a Sunday or other day on which the National Market (as hereinafter defined), or any national securities exchange on which the Common Stock (as hereinafter defined) is traded or admitted for unlisted trading privileges, is closed for trading.

                  (b) The term "Company" shall include The viaLink Company, and any corporation which shall succeed to, or assume the obligations of, The viaLink Company hereunder.

                  The term "Common Stock" includes the Company's common stock, $0.001 par value, as authorized on March 24, 2000, and/or any Other Securities into which or for which the Warrant Shares may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  (d) The term "Fair Market Value" per share of Common Stock means:

                           (1) If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market (the "National Market") of the National Association of Securities Dealers Automated Quotations System (the "NASDAQ"), the

                                    Fair Market Value shall be the average of the last reported sale prices of the Common Stock on such exchange or on the National Market over the five consecutive Business Days immediately preceding the date of determination or, if the last reported sale price information is not available for such days, the average of the mean of the closing bid and asked prices for such days on such exchange or on the National Market;


                           (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the mean of the last bid and asked prices reported over the five consecutive Business Days immediately preceding the date of determination (A) by the NASDAQ or (B) if reports are unavailable under clause (A) above, by the National Quotation Bureau Incorporated; and

                           (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the Fair Market Value shall be the price per share which the Company could obtain from a willing buyer for shares of Common Stock, as such price shall be determined by mutual agreement of the Company and the holders of rights to purchase a majority of the shares of Common Stock purchasable under all warrants then outstanding and issued (directly or indirectly) from those certain Common Stock Purchase Warrants, dated March 24, 2000, issued by the Company to [i2 Technologies, Inc. ("i2")/HP and Millennium Partners, L.P. ("Millennium")], which originally granted to each of i2, HP and Millennium the right to purchase 5,010 shares of Common Stock. If such holders and the Company are unable to agree on such Fair Market Value, the Company shall select a pool of three independent and nationally-recognized investment banking firms from which such holders (by a majority vote) shall select one such firm to appraise the fair market value of the Warrant and to perform the computations involved. The determination of such investment banking firm shall be binding upon the Company and such holders in connection with any transaction occurring at the time of such determination. All expenses of such investment banking firm shall be borne by the Company. In all cases, the determination of fair market value shall be made without consideration of the lack of a liquid public market for the Common Stock and without consideration of any "control premium" or any discount for holding less than a majority or controlling interest of the outstanding Common Stock.

                  (e) The term "Other Securities" refers to any stock (other than Common Stock) or other securities of the Company or any other person (corporate or otherwise) (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to shares of the Company's common stock, $.001 par value per share, as authorized on March 24, 2000, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of shares of the Company's common stock, $.001 par value per share, as authorized on March 24, 2000, or Other Securities pursuant to Section 4 or otherwise.

         1. Exercise of Warrant.

         1.1 Full Exercise. This Warrant may be exercised at any time after the date hereof during normal business hours before its expiration in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash, by bank cashier's check payable to the order of the Company or by wire transfer, in the amount obtained by multiplying the number of shares of Common Stock and/or Other Securities for which this Warrant is then exercisable by the Purchase Price then in effect.

         1.2 Partial Exercise. This Warrant may be exercised at any time during normal business hours after the date hereof before its expiration in part by surrender of this Warrant and payment of the Purchase Price then in effect in the manner and at the place provided in subsection 1.1, except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock and/or Other Securities designated by the holder in the subscription at the end hereof by (b) the Purchase Price then in effect. On any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, filling in the aggregate on the face or faces thereof the number of shares of Common Stock and/or Other Securities for which such Warrant or Warrants may still be exercised.

         1.3 Company Acknowledgment. The Company will, at the time of any exercise of this Warrant, upon the written request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such written request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

         1.4 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holder of this Warrant pursuant to subsection 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant hereto and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

         1.5 Net Issue.


                  (a) Election. The holder hereof may elect to receive, without the payment by the holder of any additional consideration, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice attached hereto, duly executed, at the office of the Company. Thereupon, the Company shall issue to the holder hereof such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                    X=Y(A-B)
                                      ------
                                        A

         where X= the number of shares to be issued to the holder hereof pursuant to this Section 1.5.

         Y= the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 1.5.

         A= the Fair Market Value of one share of Common Stock as of the time the net issue election is made pursuant to this Section 1.5.

         B= the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 1.5.

               2. Delivery of Stock Certificates, Etc. on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or, to the extent not constituting Common Stock, Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Fair Market Value of one full share, together with any other property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

               3. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time, the holders of Common Stock (or, to the extent not constituting Common Stock, Other Securities) in their capacity as such shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

                  (f) other or additional stock or other securities or property (other than cash) by way of dividend, or

                  (g) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

                  (h) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of capital stock issued as a stock dividend or in a stock split (adjustments in respect of which are provided for in Section 5), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) determined by multiplying (i) the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section) which such holder would hold on the date of such exercise, if on the record date with respect to or the date of the issuance of the stock, securities, property and cash referred to in subdivisions (a), (b) or (c) of this Section 3, as applicable, it had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4 and Section 5 by (ii) the percentage of this Warrant then being exercised.

               4. Adjustment for Reorganization, Consolidation, Merger, etc.

               4.1 Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, reclassification or recapitalization (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, reclassification, recapitalization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or, to the extent not constituting Common Stock, Other Securities) issuable on such exercise prior to such consummation or such effective date, the amount of stock and other securities and property (including cash) determined by multiplying (i) the amount of the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such event, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5 by (ii) the percentage of this Warrant then being exercised.

               4.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the Other Securities and property (including cash, where applicable) receivable by the holders of this Warrant after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in Dallas, Texas, as trustee for the holder of this Warrant.

               4.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect, subject to expiration in accordance with Section 17 hereof, and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such Other

Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

               5. Anti-Dilution Adjustments.

               5.1 General. The Purchase Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Purchase Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

               5.2 Purchase Price Adjustments.

                  (a) If and whenever after the date hereof the Company shall issue or sell any shares of its capital stock (except as set forth below in subparagraph 5.2(b)), for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, the Purchase Price shall be reduced to the price (calculated to the nearest $0.01) obtained by dividing (i) an amount equal to the sum of (A) the number of shares of capital stock outstanding, or deemed to be outstanding, immediately prior to such issue or sale multiplied by the Purchase Price prevailing immediately prior to such issue or sale plus (B) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of shares of capital stock outstanding, or deemed to be outstanding, immediately after such issue or sale. Notwithstanding the foregoing, no adjustment of the Purchase Price shall be made in an amount less than $0.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more.

                  (b) The following issuance of the Company's securities shall not result in an adjustment in the Purchase Price: (i) stock issued pursuant to a bona fide, public offering of shares of Common Stock, registered under the Securities Act, pursuant to a registration statement; (ii) stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof; (iii) stock issued pursuant to or in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise;
         (iv) stock issued upon the exercise of any warrants issued as of the date hereof (which do not have as their purpose an equity financing element) approved by the Board; (v) stock issued upon the exercise of one or more of the Warrants; or (vi) stock issued pursuant to options, warrants, rights or similar commitments obligating the Company to issue shares of its capital stock which are in existence as of the date hereof.

               5.3 Option Grants. Except as precluded in subsection 5.2(b), in the event that at any time after March 22, 2000 the Company shall in any manner grant (directly, by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, capital stock or any securities convertible into or exchangeable for its capital stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which capital stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of any such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total number of shares of capital stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of capital stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall (as of the date of granting such Options) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise provided in subsection 5.5, no further adjustment of the Purchase Price shall be made upon the actual issue of such capital stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such capital stock upon conversion or exchange of such Convertible Securities.

               5.4 Convertible Security Grants. Except as precluded in subsection 5.2(b), in the event that the Company shall in any manner issue (directly, by assumption in a merger or otherwise) or sell any Convertible Securities (other than pursuant to the exercise of Options to purchase such Convertible Securities covered by subsection 5.3), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which capital stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of capital stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of capital stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that, except as otherwise provided in subsection 5.5, no further adjustment of the Purchase Price shall be made upon the actual issue of such capital stock upon conversion or exchange of such Convertible Securities.

               5.5 Effect of Alteration to Option or Convertible Security Terms. In connection with any change in, or the expiration or termination of, the purchase rights under any Option or the conversion or exchange rights under any Convertible Securities, the following provisions shall apply:

                  (a) If the purchase price provided for in any Option referred to in subsection 5.3, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 5.3 or 5.4, or the rate at which any Convertible Securities referred to in subsection 5.3 or 5.4 are convertible into or exchangeable for capital stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), then the Purchase Price in effect at the time of such change shall forthwith be increased or decreased to the Purchase Price which would be in effect immediately after such change had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                  (b) On the partial or complete expiration of any Options or termination of any right to convert or exchange Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased or decreased to the Purchase Price which would be in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               5.6 Dividends of Capital Stock, Options or Convertible Securities. In the event that the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in capital stock, Options or Convertible Securities, then any capital stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration unless such dividend or distribution is subject to Section 3 hereof.

               5.7 Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold by the Company, or shall become subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or person), for a consideration per share such as to dilute the purchase rights evidenced by this Warrant, the computations, adjustments and readjustments provided for in this
Section 5 with respect to the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of this Warrant, so as to protect the holders of this Warrant against the effect of such dilution.

               5.8 Stock Splits and Reverse Splits. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this subsection 5.8, no adjustment in the Purchase Price and no change in the number of Warrant Shares purchasable shall be made under this Section 5 as a result of or by reason of any such subdivision or combination.

               5.9 Determination of Consideration Received. For purposes of this
Section 5, the amount of consideration received by the Company in connection with the issuance or sale of capital stock, Options or Convertible Securities shall be determined in accordance with the following:

                  (c) In the event that shares of capital stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to the Company therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

                  (d) In the event that any shares of capital stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as reasonably determined by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

                  In the event that any shares of capital stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as reasonably determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation as such Board shall determine to be attributable to such capital stock, Options or Convertible Securities, as the case may be.

                  In the event that any capital stock, Options and/or Convertible Securities shall be issued in connection with the issue and sale of other securities or property of the Company, together comprising one integral transaction in which no specific consideration is allocated to such capital stock, Options or Convertible Securities by the parties thereto, such capital stock, Options and/or Convertible Securities shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.

               5.10 Record Date as Date of Issue or Sale. In the event that at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in capital stock, Options or Convertible Securities, or (ii) to subscribe for or purchase capital stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of capital stock, Options or Convertible Securities deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided, nothing contained herein will be deemed to require the Company to issue or deliver such capital stock, Options or Convertible Securities until the capital stock, Options or Convertible Securities which are the subject of any such dividend, distribution or subscription right are issued or delivered to the holders of Common Stock.

               5.11 Treasury Stock. The number of shares of capital stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares (other than their cancellation without reissuance) shall be considered an issue or sale of capital stock for the purposes of this Section 5.

               5.12 Certain Issues of Capital Stock Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Purchase Price in the case of the issuance from time to time after the date hereof of shares of capital stock reserved by the Company for the grant and exercise of (a) options to purchase capital stock or (b) rights under the Company's current employee stock purchase plan, in each case, granted to directors, officers, employees, or consultants of the Company pursuant to arrangements, plans or contracts approved by the Board of Directors of the Company.

               6. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value or stated value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and become bound by all the terms of this Warrant.

               7. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its chief financial officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of capital stock (or, to the extent not constituting Common Stock, Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of each class or series of capital stock outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock (and, to the extent not constituting Common Stock, Other Securities) to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of this Warrant, and will, on the written request at any time of the holder of this Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

               8. Registration Rights. The holder(s) of this Warrant and any other Warrants issued pursuant to the terms hereof from time to time shall be entitled (i) with respect to i2, to the registration rights in respect thereof as provided in the Registration Rights Agreement between the Company and i2, dated October 12, 1999, as amended on March 22, 2000, in accordance with the terms thereof, (ii) with respect to HP, to the registration rights in respect thereof as provided in the Shareholder Agreement between the Company and HP, dated February 4, 1999, as amended on March 22, 2000, in accordance with the terms thereof, and (iii) with respect to Millennium, to the registration rights in respect thereof as provided in the Registration Rights Agreement between the Company and Millennium, dated March 22, 2000, in accordance with the terms thereof. Any holder not a party to either of the two agreements described in this Section 8 shall not be entitled to registration rights.

               9. Notices of Record Date, etc. In the event of:


                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or, to the extent not constituting Common Stock, Other Securities) shall be entitled to exchange their shares of Common Stock (or, to the extent not constituting Common

Stock, Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least ten Business Days prior to the date specified in such notice on which any such action is to be taken.

               10. Reservation of Stock, etc. Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or, to the extent not constituting Common Stock, Other Securities) from time to time issuable upon the exercise of this Warrant.

               11. Exchange of Warrants. On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, filling in the aggregate on the face or faces thereof the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered; provided, however, that in no event will the Company be obligated to recognize or permit any transfer of this Warrant that would result in the assignor or any assignee receiving a Warrant exercisable with respect to 25,000 or fewer shares of Common Stock.

               12. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

               13. Remedies. [Deleted.]

               14. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees, subject to the limitation on transfer set forth in Section 11:

                  (a) title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery; and

                  (b) any person in possession of this Warrant properly endorsed for transfer to such person (including endorsed in blank) is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby. Nothing in this paragraph (b) shall create any liability on the part of the Company beyond any liability or responsibility it has under law.

               15. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

               16. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal substantive laws of the State of Texas, without regard to the conflicts of law principles thereof and, to the maximum extent practicable, will be deemed to call for performance in Dallas County, Texas. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

               17. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m. (Dallas, Texas time), March 24, 2003.

               18. Warrant Holders Not Deemed Shareholders. No holder of this Warrant shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock or, to the extent not constituting Common Stock, Other Securities that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised this Warrant and been issued Common Stock or, to the extent not constituting Common Stock, Other Securities in accordance with the provisions hereof.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                             THE VIALINK COMPANY


                                             By: /s/ J. Andrew Kerner
                                                -------------------------------
                                                Name: J. Andrew Kerner
                                                Title: Chief Financial Officer




                           [SIGNATURE PAGE TO WARRANT]

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)


THE VIALINK COMPANY


         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _____________ shares (the "Shares") of Common Stock of The viaLink Company and herewith makes payment of $________ therefor, and requests that the certificate for such Shares be issued in the name of, and delivered to ______________________________, federal taxpayer identification number ______________________, whose address is
_____________________________________________________________.

         In connection with the exercise of this Warrant, the undersigned represents and warrants as follows:

                  (a) The undersigned is purchasing the Shares for the account of the undersigned and not as a nominee or agent, and the undersigned has no present intention of granting any participation in the same, and does not have any contract, undertaking, agreement or arrangement with any person to grant participation to such person or to any third person, with respect to any of such Shares;.

                  (b) The undersigned has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares. The undersigned has had an opportunity to ask questions of and receive answers from the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to undersigned or to which the Company has access.

                  (c) The undersigned understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act") only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (d) The undersigned is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

                  (e) The undersigned agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Shares unless at that time either:

                           (1) such transaction is permitted pursuant to the
                  provisions of Rule 144 under the Securities Act or another exemption from registration under the Securities Act and all applicable state securities laws;

                           (2) a registration statement under the Securities Act
                  and all applicable state securities laws covering such securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and all applicable state securities law agencies and made effective under the Securities Act and all applicable state securities laws; or

                           (3) an authorized representative of the SEC and all
                  applicable state securities agencies shall have rendered written advice to undersigned (with a copy thereof and of all other related communications delivered to the Company) to the effect that the SEC and/or such state securities agencies will take no action, or that the staff of the SEC and/or such state securities agencies will recommend that the SEC and such state securities agencies, as applicable, take no action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

                  (f) All certificates representing the Shares and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend that such securities may only be sold or disposed of in accordance with (i) the provisions of the Securities Act, the rules and regulations thereunder and any applicable state securities laws, (ii) pursuant to an effective registration statement or (iii) pursuant to an exemption from the registration/qualification requirements of the Securities Act and any applicable state securities laws. The Company, at its reasonable discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Shares but not as to the certificates for any part of such Shares as to which said legend is no longer required.


Dated:
      ---------------------           -----------------------------------------
                                      (Signature must conform to name of holder as specified on the face of the Warrant)



                                      -----------------------------------------
                                      (Address)

Signed in the presence of:


---------------------





                           ---------------------------

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto _____________ _________________________, federal taxpayer identification number ___________, whose address is ___________________________________________________, the right represented by the within Warrant to purchase ___________ shares of Common Stock of The viaLink Company to which the within Warrant relates, and appoints
___________________________ Attorney to transfer such right on the books of The viaLink Company with full power of substitution in the premises.


Dated:
      ---------------------           -----------------------------------------
                                      (Signature must conform to name of holder as specified on the face of the Warrant)

                                      -----------------------------------------
                                      (Address)

Signed in the presence of:


-----------------------

                            NET ISSUE ELECTION NOTICE


TO:   THE VIALINK COMPANY                         Date:
                                                       ------------------------


         The undersigned hereby elects under Section 1.5 of the Warrant to surrender the right to purchase _______ shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of:




                    ------------------------------------

                    ------------------------------------

          (Please Print Name, Address and Taxpayer Identification No.)

                    ------------------------------------


Name of holder of this Warrant or Assignee:
                                           ------------------------------------
                                                        (Please Print)

Address:


         ---------------------------------

Signature:


Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatever unless this Warrant has been assigned.

                                                                     EXHIBIT 4.3

NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

No. i2 1                                                       Right to Purchase
                                                          Shares of Common Stock
                                                          of The viaLink Company

                               THE VIALINK COMPANY

                          COMMON STOCK PURCHASE WARRANT

                                                                  March 24, 2000


     The viaLink Company, a Delaware corporation (the "Company"), hereby certifies that, for value received, i2 Technologies, Inc., a Delaware corporation ("i2"), or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m. (Dallas, Texas time), on March 24, 2003, up to that number of fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, $0.001 par value that shall equal 5,010. The purchase price per share of the Warrant Shares shall be equal to $83.83 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a) The term "Business Day" means any day except a Saturday or a Sunday or other day on which the National Market (as hereinafter defined), or any national securities exchange on which the Common Stock (as hereinafter defined) is traded or admitted for unlisted trading privileges, is closed for trading.

          (b) The term "Company" shall include The viaLink Company, and any corporation which shall succeed to, or assume the obligations of, The viaLink Company hereunder.

          (c) The term "Common Stock" includes the Company's common stock, $0.001 par value, as authorized on March 24, 2000, and/or any Other Securities into which or for which the Warrant Shares may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          (d) The term "Fair Market Value" per share of Common Stock means:

              (1) If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market (the "National Market") of the National Association of Securities Dealers Automated Quotations System (the "NASDAQ"), the

                    Fair Market Value shall be the average of the last reported sale prices of the Common Stock on such exchange or on the National Market over the five consecutive Business Days immediately preceding the date of determination or, if the last reported sale price information is not available for such days, the average of the mean of the closing bid and asked prices for such days on such exchange or on the National Market;

              (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the mean of the last bid and asked prices reported over the five consecutive Business Days immediately preceding the date of determination (A) by the NASDAQ or (B) if reports are unavailable under clause (A) above, by the National Quotation Bureau Incorporated; and

              (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the Fair Market Value shall be the price per share which the Company could obtain from a willing buyer for shares of Common Stock, as such price shall be determined by mutual agreement of the Company and the holders of rights to purchase a majority of the shares of Common Stock purchasable under all warrants then outstanding and issued (directly or indirectly) from those certain Common Stock Purchase Warrants, dated March 24, 2000, issued by the Company to [i2/Hewlett-Packard Company ("HP") and Millennium Partners, L.P. ("Millennium")], which originally granted to each of i2, HP and Millennium the right to purchase 5,010 shares of Common Stock. If such holders and the Company are unable to agree on such Fair Market Value, the Company shall select a pool of three independent and nationally-recognized investment banking firms from which such holders (by a majority vote) shall select one such firm to appraise the fair market value of the Warrant and to perform the computations involved. The determination of such investment banking firm shall be binding upon the Company and such holders in connection with any transaction occurring at the time of such determination. All expenses of such investment banking firm shall be borne by the Company. In all cases, the determination of fair market value shall be made without consideration of the lack of a liquid public market for the Common Stock and without consideration of any "control premium" or any discount for holding less than a majority or controlling interest of the outstanding Common Stock.

          (e) The term "Other Securities" refers to any stock (other than Common Stock) or other securities of the Company or any other person (corporate or otherwise) (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to shares of the Company's common stock, $.001 par value per share, as authorized on March 24, 2000, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of shares of the Company's common stock, $.001 par value per share, as authorized on March 24, 2000, or Other Securities pursuant to
     Section 4 or otherwise.

          1. Exercise of Warrant.

          1.1 Full Exercise. This Warrant may be exercised at any time after the date hereof during normal business hours before its expiration in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash, by bank cashier's check payable to the order of the Company or by wire transfer, in the amount obtained by multiplying the number of shares of Common Stock and/or Other Securities for which this Warrant is then exercisable by the Purchase Price then in effect.

          1.2 Partial Exercise. This Warrant may be exercised at any time during normal business hours after the date hereof before its expiration in part by surrender of this Warrant and payment of the Purchase Price then in effect in the manner and at the place provided in subsection 1.1, except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock and/or Other Securities designated by the holder in the subscription at the end hereof by (b) the Purchase Price then in effect. On any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, filling in the aggregate on the face or faces thereof the number of shares of Common Stock and/or Other Securities for which such Warrant or Warrants may still be exercised.

          1.3 Company Acknowledgment. The Company will, at the time of any exercise of this Warrant, upon the written request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such written request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

          1.4 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holder of this Warrant pursuant to subsection 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant hereto and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

          1.5 Net Issue.

              (a) Election. The holder hereof may elect to receive, without the payment by the holder of any additional consideration, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice attached hereto, duly executed, at the office of the Company. Thereupon, the Company shall issue to the holder hereof such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                    X = Y(A-B)
                                        ------
                                          A

       where X = the number of shares to be issued to the holder hereof pursuant to this Section 1.5.

       Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 1.5.

       A = the Fair Market Value of one share of Common Stock as of the time the net issue election is made pursuant to this Section 1.5.

       B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 1.5.

          2. Delivery of Stock Certificates, Etc. on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or, to the extent not constituting Common Stock, Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Fair Market Value of one full share, together with any other property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

          3. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time, the holders of Common Stock (or, to the extent not constituting Common Stock, Other Securities) in their capacity as such shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

          (f) other or additional stock or other securities or property (other than cash) by way of dividend, or

          (g) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

          (h) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of capital stock issued as a stock dividend or in a stock split (adjustments in respect of which are provided for in Section 5), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) determined by multiplying (i) the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section) which such holder would hold on the date of such exercise, if on the record date with respect to or the date of the issuance of the stock, securities, property and cash referred to in subdivisions (a), (b) or (c) of this Section 3, as applicable, it had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4 and Section 5 by (ii) the percentage of this Warrant then being exercised.

          4. Adjustment for Reorganization, Consolidation, Merger, etc.

          4.1 Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, reclassification or recapitalization (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, reclassification, recapitalization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or, to the extent not constituting Common Stock, Other Securities) issuable on such exercise prior to such consummation or such effective date, the amount of stock and other securities and property (including cash) determined by multiplying (i) the amount of the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such event, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5 by (ii) the percentage of this Warrant then being exercised.

          4.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the Other Securities and property (including cash, where applicable) receivable by the holders of this Warrant after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in Dallas, Texas, as trustee for the holder of this Warrant.

          4.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect, subject to expiration in accordance with Section 17 hereof, and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such Other

Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

          5. Anti-Dilution Adjustments.

          5.1 General. The Purchase Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Purchase Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

          5.2 Purchase Price Adjustments.

              (a) If and whenever after the date hereof the Company shall issue or sell any shares of its capital stock (except as set forth below in subparagraph 5.2(b)), for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, the Purchase Price shall be reduced to the price (calculated to the nearest $0.01) obtained by dividing (i) an amount equal to the sum of (A) the number of shares of capital stock outstanding, or deemed to be outstanding, immediately prior to such issue or sale multiplied by the Purchase Price prevailing immediately prior to such issue or sale plus
       (B) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of shares of capital stock outstanding, or deemed to be outstanding, immediately after such issue or sale. Notwithstanding the foregoing, no adjustment of the Purchase Price shall be made in an amount less than $0.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more.

              (b) The following issuance of the Company's securities shall not result in an adjustment in the Purchase Price: (i) stock issued pursuant to a bona fide, public offering of shares of Common Stock, registered under the Securities Act, pursuant to a registration statement; (ii) stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof; (iii) stock issued pursuant to or in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (iv) stock issued upon the exercise of any warrants issued as of the date hereof (which do not have as their purpose an equity financing element) approved by the Board; (v) stock issued upon the exercise of one or more of the Warrants; or (vi) stock issued pursuant to options, warrants, rights or similar commitments obligating the Company to issue shares of its capital stock which are in existence as of the date hereof.

          5.3 Option Grants. Except as precluded in subsection 5.2(b), in the event that at any time after March 22, 2000 the Company shall in any manner grant (directly, by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, capital stock or any securities convertible into or exchangeable for its capital stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which capital stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of any such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total number of shares of capital stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of capital stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall (as of the date of granting such Options) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise provided in subsection 5.5, no further adjustment of the Purchase Price shall be made upon the actual issue of such capital stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such capital stock upon conversion or exchange of such Convertible Securities.

          5.4 Convertible Security Grants. Except as precluded in subsection 5.2(b), in the event that the Company shall in any manner issue (directly, by assumption in a merger or otherwise) or sell any Convertible Securities (other than pursuant to the exercise of Options to purchase such Convertible Securities covered by subsection 5.3), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which capital stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of capital stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of capital stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that, except as otherwise provided in subsection 5.5, no further adjustment of the Purchase Price shall be made upon the actual issue of such capital stock upon conversion or exchange of such Convertible Securities.

          5.5 Effect of Alteration to Option or Convertible Security Terms. In connection with any change in, or the expiration or termination of, the purchase rights under any Option or the conversion or exchange rights under any Convertible Securities, the following provisions shall apply:

          (a) If the purchase price provided for in any Option referred to in subsection 5.3, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 5.3 or 5.4, or the rate at which any Convertible Securities referred to in subsection 5.3 or 5.4 are convertible into or exchangeable for capital stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), then the Purchase Price in effect at the time of such change shall forthwith be increased or decreased to the Purchase Price which would be in effect immediately after such change had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

          (b) On the partial or complete expiration of any Options or termination of any right to convert or exchange Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased or decreased to the Purchase Price which would be in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          5.6 Dividends of Capital Stock, Options or Convertible Securities. In the event that the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in capital stock, Options or Convertible Securities, then any capital stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration unless such dividend or distribution is subject to Section 3 hereof.

          5.7 Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold by the Company, or shall become subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other person referred to in Section
4) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or person), for a consideration per share such as to dilute the purchase rights evidenced by this Warrant, the computations, adjustments and readjustments provided for in this
Section 5 with respect to the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of this Warrant, so as to protect the holders of this Warrant against the effect of such dilution.

          5.8 Stock Splits and Reverse Splits. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this subsection 5.8, no adjustment in the Purchase Price and no change in the number of Warrant Shares purchasable shall be made under this Section 5 as a result of or by reason of any such subdivision or combination.

          5.9 Determination of Consideration Received. For purposes of this
Section 5, the amount of consideration received by the Company in connection with the issuance or sale of capital stock, Options or Convertible Securities shall be determined in accordance with the following:

          (a) In the event that shares of capital stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to the Company therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

          (b) In the event that any shares of capital stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as reasonably determined by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

          In the event that any shares of capital stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as reasonably determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation as such Board shall determine to be attributable to such capital stock, Options or Convertible Securities, as the case may be.

          In the event that any capital stock, Options and/or Convertible Securities shall be issued in connection with the issue and sale of other securities or property of the Company, together comprising one integral transaction in which no specific consideration is allocated to such capital stock, Options or Convertible Securities by the parties thereto, such capital stock, Options and/or Convertible Securities shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.

          5.10 Record Date as Date of Issue or Sale. In the event that at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in capital stock, Options or Convertible Securities, or (ii) to subscribe for or purchase capital stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of capital stock, Options or Convertible Securities deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided, nothing contained herein will be deemed to require the Company to issue or deliver such capital stock, Options or Convertible Securities until the capital stock, Options or Convertible Securities which are the subject of any such dividend, distribution or subscription right are issued or delivered to the holders of Common Stock.

          5.11 Treasury Stock. The number of shares of capital stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares (other than their cancellation without reissuance) shall be considered an issue or sale of capital stock for the purposes of this Section 5.

          5.12 Certain Issues of Capital Stock Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Purchase Price in the case of the issuance from time to time after the date hereof of shares of capital stock reserved by the Company for the grant and exercise of (a) options to purchase capital stock or (b) rights under the Company's current employee stock purchase plan, in each case, granted to directors, officers, employees, or consultants of the Company pursuant to arrangements, plans or contracts approved by the Board of Directors of the Company.

          6. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value or stated value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and become bound by all the terms of this Warrant.

          7. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its chief financial officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of capital stock (or, to the extent not constituting Common Stock, Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of each class or series of capital stock outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock (and, to the extent not constituting Common Stock, Other Securities) to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of this Warrant, and will, on the written request at any time of the holder of this Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

          8. Registration Rights. The holder(s) of this Warrant and any other Warrants issued pursuant to the terms hereof from time to time shall be entitled
(i) with respect to i2, to the registration rights in respect thereof as provided in the Registration Rights Agreement between the Company and i2, dated October 12, 1999, as amended on March 22, 2000, in accordance with the terms thereof, (ii) with respect to HP, to the registration rights in respect thereof as provided in the Shareholder Agreement between the Company and HP, dated February 4, 1999, as amended on March 22, 2000, in accordance with the terms thereof, and (iii) with respect to Millennium, to the registration rights in respect thereof as provided in the Registration Rights Agreement between the Company and Millennium, dated March 22, 2000, in accordance with the terms thereof. Any holder not a party to either of the two agreements described in this Section 8 shall not be entitled to registration rights.

          9. Notices of Record Date, etc. In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or, to the extent not constituting Common Stock, Other Securities) shall be entitled to exchange their shares of Common Stock (or, to the extent not constituting Common

Stock, Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least ten Business Days prior to the date specified in such notice on which any such action is to be taken.

          10. Reservation of Stock, etc. Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or, to the extent not constituting Common Stock, Other Securities) from time to time issuable upon the exercise of this Warrant.

          11. Exchange of Warrants. On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, filling in the aggregate on the face or faces thereof the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered; provided, however, that in no event will the Company be obligated to recognize or permit any transfer of this Warrant that would result in the assignor or any assignee receiving a Warrant exercisable with respect to 25,000 or fewer shares of Common Stock.

          12. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          13. Remedies. [Deleted.]

          14. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees, subject to the limitation on transfer set forth in Section 11:

          (a) title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery; and

          (b) any person in possession of this Warrant properly endorsed for transfer to such person (including endorsed in blank) is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby. Nothing in this paragraph (b) shall create any liability on the part of the Company beyond any liability or responsibility it has under law.

          15. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

          16. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal substantive laws of the State of Texas, without regard to the conflicts of law principles thereof and, to the maximum extent practicable, will be deemed to call for performance in Dallas County, Texas. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          17. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m. (Dallas, Texas time), March 24, 2003.

          18. Warrant Holders Not Deemed Shareholders. No holder of this Warrant shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock or, to the extent not constituting Common Stock, Other Securities that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised this Warrant and been issued Common Stock or, to the extent not constituting Common Stock, Other Securities in accordance with the provisions hereof.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                               THE VIALINK COMPANY


                               By: /s/ J. Andrew Kerner
                                   --------------------------------------------
                                   Name: J. Andrew Kerner
                                   Title: Chief Financial Officer



                          [SIGNATURE PAGE TO WARRANT]

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

THE VIALINK COMPANY

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ___________ shares (the "Shares") of Common Stock of The viaLink Company and herewith makes payment of $________ therefor, and requests that the certificate for such Shares be issued in the name of, and delivered to ___________________, federal taxpayer identification number _______________, whose address is _________________.

     In connection with the exercise of this Warrant, the undersigned represents and warrants as follows:

          (a) The undersigned is purchasing the Shares for the account of the undersigned and not as a nominee or agent, and the undersigned has no present intention of granting any participation in the same, and does not have any contract, undertaking, agreement or arrangement with any person to grant participation to such person or to any third person, with respect to any of such Shares;.

          (b) The undersigned has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares. The undersigned has had an opportunity to ask questions of and receive answers from the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to undersigned or to which the Company has access.

          (c) The undersigned understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act") only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          (d) The undersigned is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          (e) The undersigned agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Shares unless at that time either:

              (1) such transaction is permitted pursuant to the provisions of Rule 144 under the Securities Act or another exemption from registration under the Securities Act and all applicable state securities laws;

              (2) a registration statement under the Securities Act and all applicable state securities laws covering such securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and all applicable state securities law agencies and made effective under the Securities Act and all applicable state securities laws; or

              (3) an authorized representative of the SEC and all applicable state securities agencies shall have rendered written advice to undersigned (with a copy thereof and of all other related communications delivered to the Company) to the effect that the SEC and/or such state securities agencies will take no action, or that the staff of the SEC and/or such state securities agencies will recommend that the SEC and such state securities agencies, as applicable, take no action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

          (f) All certificates representing the Shares and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend that such securities may only be sold or disposed of in accordance with (i) the provisions of the Securities Act, the rules and regulations thereunder and any applicable state securities laws, (ii) pursuant to an effective registration statement or (iii) pursuant to an exemption from the registration/qualification requirements of the Securities Act and any applicable state securities laws. The Company, at its reasonable discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Shares but not as to the certificates for any part of such Shares as to which said legend is no longer required.


Dated:________              ____________________________________________________
                            (Signature must conform to name of holder as specified on the face of the Warrant)

                            ____________________________________________________
                            (Address)

Signed in the presence of:

---------------------

                         ---------------------------

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto ____________________________, federal taxpayer identification number ___________, whose address is ____________________________________, the right represented by the within Warrant to purchase ___________ shares of Common Stock of The viaLink Company to which the within Warrant relates, and appoints ___________________ Attorney to transfer such right on the books of The viaLink Company with full power of substitution in the premises.


Dated:_________________       __________________________________________________
                              (Signature must conform to name of holder as specified on the face of the Warrant)

                              __________________________________________________
                              (Address)

Signed in the presence of:

-----------------------

                            NET ISSUE ELECTION NOTICE


TO: THE VIALINK COMPANY                         Date:___________________________



    The undersigned hereby elects under Section 1.5 of the Warrant to surrender the right to purchase _______ shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of:



          ------------------------------------------------------------

          ------------------------------------------------------------
          (Please Print Name, Address and Taxpayer Identification No.)

                                   ----------


Name of holder of this Warrant or Assignee:
                                           -------------------------------

                                                (Please Print)

Address:

        ---------------

Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatever unless this Warrant has been assigned.

                                                                     EXHIBIT 4.4

NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

No. MLP 1                                                      Right to Purchase
                                                          Shares of Common Stock
                                                          of The viaLink Company

                               THE VIALINK COMPANY

                          COMMON STOCK PURCHASE WARRANT

                                                                  March 24, 2000

     The viaLink Company, a Delaware corporation (the "Company"), hereby certifies that, for value received, Millennium Partners, L.P., a Cayman Islands limited partnership ("Millennium"), or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m. (Dallas, Texas time), on March 24, 2003, up to that number of fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, $0.001 par value that shall equal 5,010. The purchase price per share of the Warrant Shares shall be equal to $83.83 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a) The term "Business Day" means any day except a Saturday or a Sunday or other day on which the National Market (as hereinafter defined), or any national securities exchange on which the Common Stock (as hereinafter defined) is traded or admitted for unlisted trading privileges, is closed for trading.

          (b) The term "Company" shall include The viaLink Company, and any corporation which shall succeed to, or assume the obligations of, The viaLink Company hereunder.

          (c) The term "Common Stock" includes the Company's common stock, $0.001 par value, as authorized on March 24, 2000, and/or any Other Securities into which or for which the Warrant Shares may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          (d) The term "Fair Market Value" per share of Common Stock means:

              (1) If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market (the "National Market") of the National Association of Securities Dealers Automated Quotations System (the "NASDAQ"), the

                   Fair Market Value shall be the average of the last reported sale prices of the Common Stock on such exchange or on the National Market over the five consecutive Business Days immediately preceding the date of determination or, if the last reported sale price information is not available for such days, the average of the mean of the closing bid and asked prices for such days on such exchange or on the National Market;

              (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the mean of the last bid and asked prices reported over the five consecutive Business Days immediately preceding the date of determination (A) by the NASDAQ or (B) if reports are unavailable under clause (A) above, by the National Quotation Bureau Incorporated; and

              (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the Fair Market Value shall be the price per share which the Company could obtain from a willing buyer for shares of Common Stock, as such price shall be determined by mutual agreement of the Company and the holders of rights to purchase a majority of the shares of Common Stock purchasable under all warrants then outstanding and issued (directly or indirectly) from those certain Common Stock Purchase Warrants, dated March 24, 2000, issued by the Company to [i2 Technologies, Inc. ("i2")/Hewlett-Packard Company ("HP") and Millennium, which originally granted to each of i2, HP and Millennium the right to purchase 5,010 shares of Common Stock. If such holders and the Company are unable to agree on such Fair Market Value, the Company shall select a pool of three independent and nationally-recognized investment banking firms from which such holders (by a majority vote) shall select one such firm to appraise the fair market value of the Warrant and to perform the computations involved. The determination of such investment banking firm shall be binding upon the Company and such holders in connection with any transaction occurring at the time of such determination. All expenses of such investment banking firm shall be borne by the Company. In all cases, the determination of fair market value shall be made without consideration of the lack of a liquid public market for the Common Stock and without consideration of any "control premium" or any discount for holding less than a majority or controlling interest of the outstanding Common Stock.

          (e) The term "Other Securities" refers to any stock (other than Common Stock) or other securities of the Company or any other person (corporate or otherwise) (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to shares of the Company's common stock, $.001 par value per share, as authorized on March 24, 2000, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of shares of the Company's common stock, $.001 par value per share, as authorized on March 24, 2000, or Other Securities pursuant to
     Section 4 or otherwise.

         1. Exercise of Warrant.

         1.1 Full Exercise. This Warrant may be exercised at any time after the date hereof during normal business hours before its expiration in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash, by bank cashier's check payable to the order of the Company or by wire transfer, in the amount obtained by multiplying the number of shares of Common Stock and/or Other Securities for which this Warrant is then exercisable by the Purchase Price then in effect.

         1.2 Partial Exercise. This Warrant may be exercised at any time during normal business hours after the date hereof before its expiration in part by surrender of this Warrant and payment of the Purchase Price then in effect in the manner and at the place provided in subsection 1.1, except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock and/or Other Securities designated by the holder in the subscription at the end hereof by (b) the Purchase Price then in effect. On any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, filling in the aggregate on the face or faces thereof the number of shares of Common Stock and/or Other Securities for which such Warrant or Warrants may still be exercised.

         1.3 Company Acknowledgment. The Company will, at the time of any exercise of this Warrant, upon the written request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such written request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

         1.4 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holder of this Warrant pursuant to subsection 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant hereto and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

         1.5 Net Issue.

             (a) Election. The holder hereof may elect to receive, without the payment by the holder of any additional consideration, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice attached hereto, duly executed, at the office of the Company. Thereupon, the Company shall issue to the holder hereof such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                    X=Y(A-B)
                                      ------
                                        A

     where X= the number of shares to be issued to the holder hereof pursuant to this Section 1.5.

     Y= the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 1.5.

     A= the Fair Market Value of one share of Common Stock as of the time the net issue election is made pursuant to this Section 1.5.

     B= the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 1.5.

         2. Delivery of Stock Certificates, Etc. on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or, to the extent not constituting Common Stock, Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Fair Market Value of one full share, together with any other property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

         3. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time, the holders of Common Stock (or, to the extent not constituting Common Stock, Other Securities) in their capacity as such shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

             (f) other or additional stock or other securities or property (other than cash) by way of dividend, or

             (g) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

             (h) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of capital stock issued as a stock dividend or in a stock split (adjustments in respect of which are provided for in Section 5), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) determined by multiplying (i) the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section) which such holder would hold on the date of such exercise, if on the record date with respect to or the date of the issuance of the stock, securities, property and cash referred to in subdivisions (a), (b) or (c) of this Section 3, as applicable, it had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4 and Section 5 by (ii) the percentage of this Warrant then being exercised.

         4. Adjustment for Reorganization, Consolidation, Merger, etc.

         4.1 Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, reclassification or recapitalization (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, reclassification, recapitalization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or, to the extent not constituting Common Stock, Other Securities) issuable on such exercise prior to such consummation or such effective date, the amount of stock and other securities and property (including cash) determined by multiplying (i) the amount of the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such event, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5 by (ii) the percentage of this Warrant then being exercised.

         4.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the Other Securities and property (including cash, where applicable) receivable by the holders of this Warrant after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in Dallas, Texas, as trustee for the holder of this Warrant.

         4.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect, subject to expiration in accordance with Section 17 hereof, and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such Other

Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

         5. Anti-Dilution Adjustments.

         5.1 General. The Purchase Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Purchase Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

         5.2 Purchase Price Adjustments.

             (a) If and whenever after the date hereof the Company shall issue or sell any shares of its capital stock (except as set forth below in subparagraph 5.2(b)), for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, the Purchase Price shall be reduced to the price (calculated to the nearest $0.01) obtained by dividing (i) an amount equal to the sum of (A) the number of shares of capital stock outstanding, or deemed to be outstanding, immediately prior to such issue or sale multiplied by the Purchase Price prevailing immediately prior to such issue or sale plus (B) the consideration, if any, received by the Company upon such issue or sale, by
     (ii) the total number of shares of capital stock outstanding, or deemed to be outstanding, immediately after such issue or sale. Notwithstanding the foregoing, no adjustment of the Purchase Price shall be made in an amount less than $0.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more.

             (b) The following issuance of the Company's securities shall not result in an adjustment in the Purchase Price: (i) stock issued pursuant to a bona fide, public offering of shares of Common Stock, registered under the Securities Act, pursuant to a registration statement; (ii) stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof; (iii) stock issued pursuant to or in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (iv) stock issued upon the exercise of any warrants issued as of the date hereof (which do not have as their purpose an equity financing element) approved by the Board; (v) stock issued upon the exercise of one or more of the Warrants; or (vi) stock issued pursuant to options, warrants, rights or similar commitments obligating the Company to issue shares of its capital stock which are in existence as of the date hereof.

         5.3 Option Grants. Except as precluded in subsection 5.2(b), in the event that at any time after March 22, 2000 the Company shall in any manner grant (directly, by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, capital stock or any securities convertible into or exchangeable for its capital stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which capital stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of any such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total number of shares of capital stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of capital stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall (as of the date of granting such Options) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise provided in subsection 5.5, no further adjustment of the Purchase Price shall be made upon the actual issue of such capital stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such capital stock upon conversion or exchange of such Convertible Securities.

         5.4 Convertible Security Grants. Except as precluded in subsection 5.2(b), in the event that the Company shall in any manner issue (directly, by assumption in a merger or otherwise) or sell any Convertible Securities (other than pursuant to the exercise of Options to purchase such Convertible Securities covered by subsection 5.3), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which capital stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of capital stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of capital stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that, except as otherwise provided in subsection 5.5, no further adjustment of the Purchase Price shall be made upon the actual issue of such capital stock upon conversion or exchange of such Convertible Securities.

         5.5 Effect of Alteration to Option or Convertible Security Terms. In connection with any change in, or the expiration or termination of, the purchase rights under any Option or the conversion or exchange rights under any Convertible Securities, the following provisions shall apply:

             (a) If the purchase price provided for in any Option referred to in subsection 5.3, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 5.3 or 5.4, or the rate at which any Convertible Securities referred to in subsection 5.3 or 5.4 are convertible into or exchangeable for capital stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), then the Purchase Price in effect at the time of such change shall forthwith be increased or decreased to the Purchase Price which would be in effect immediately after such change had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

             (b) On the partial or complete expiration of any Options or termination of any right to convert or exchange Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased or decreased to the Purchase Price which would be in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

         5.6 Dividends of Capital Stock, Options or Convertible Securities. In the event that the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in capital stock, Options or Convertible Securities, then any capital stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration unless such dividend or distribution is subject to Section 3 hereof.

         5.7 Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold by the Company, or shall become subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other person referred to in Section
4) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or person), for a consideration per share such as to dilute the purchase rights evidenced by this Warrant, the computations, adjustments and readjustments provided for in this
Section 5 with respect to the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of this Warrant, so as to protect the holders of this Warrant against the effect of such dilution.

         5.8 Stock Splits and Reverse Splits. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this subsection 5.8, no adjustment in the Purchase Price and no change in the number of Warrant Shares purchasable shall be made under this Section 5 as a result of or by reason of any such subdivision or combination.

         5.9 Determination of Consideration Received. For purposes of this
Section 5, the amount of consideration received by the Company in connection with the issuance or sale of capital stock, Options or Convertible Securities shall be determined in accordance with the following:

             (a) In the event that shares of capital stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to the Company therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

             (b) In the event that any shares of capital stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as reasonably determined by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

             In the event that any shares of capital stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as reasonably determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation as such Board shall determine to be attributable to such capital stock, Options or Convertible Securities, as the case may be.

             In the event that any capital stock, Options and/or Convertible Securities shall be issued in connection with the issue and sale of other securities or property of the Company, together comprising one integral transaction in which no specific consideration is allocated to such capital stock, Options or Convertible Securities by the parties thereto, such capital stock, Options and/or Convertible Securities shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.

         5.10 Record Date as Date of Issue or Sale. In the event that at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in capital stock, Options or Convertible Securities, or (ii) to subscribe for or purchase capital stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of capital stock, Options or Convertible Securities deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided, nothing contained herein will be deemed to require the Company to issue or deliver such capital stock, Options or Convertible Securities until the capital stock, Options or Convertible Securities which are the subject of any such dividend, distribution or subscription right are issued or delivered to the holders of Common Stock.

         5.11 Treasury Stock. The number of shares of capital stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares (other than their cancellation without reissuance) shall be considered an issue or sale of capital stock for the purposes of this Section 5.

         5.12 Certain Issues of Capital Stock Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Purchase Price in the case of the issuance from time to time after the date hereof of shares of capital stock reserved by the Company for the grant and exercise of (a) options to purchase capital stock or (b) rights under the Company's current employee stock purchase plan, in each case, granted to directors, officers, employees, or consultants of the Company pursuant to arrangements, plans or contracts approved by the Board of Directors of the Company.

         6. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value or stated value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and become bound by all the terms of this Warrant.

         7. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its chief financial officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of capital stock (or, to the extent not constituting Common Stock, Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of each class or series of capital stock outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock (and, to the extent not constituting Common Stock, Other Securities) to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of this Warrant, and will, on the written request at any time of the holder of this Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

         8. Registration Rights. The holder(s) of this Warrant and any other Warrants issued pursuant to the terms hereof from time to time shall be entitled
(i) with respect to i2, to the registration rights in respect thereof as provided in the Registration Rights Agreement between the Company and i2, dated October 12, 1999, as amended on March 22, 2000, in accordance with the terms thereof, (ii) with respect to HP, to the registration rights in respect thereof as provided in the Shareholder Agreement between the Company and HP, dated February 4, 1999, as amended on March 22, 2000, in accordance with the terms thereof, and (iii) with respect to Millennium, to the registration rights in respect thereof as provided in the Registration Rights Agreement between the Company and Millennium, dated March 22, 2000, in accordance with the terms thereof. Any holder not a party to either of the two agreements described in this Section 8 shall not be entitled to registration rights.

         9. Notices of Record Date, etc. In the event of:

            (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or, to the extent not constituting Common Stock, Other Securities) shall be entitled to exchange their shares of Common Stock (or, to the extent not constituting Common

Stock, Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least ten Business Days prior to the date specified in such notice on which any such action is to be taken.

         10. Reservation of Stock, etc. Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or, to the extent not constituting Common Stock, Other Securities) from time to time issuable upon the exercise of this Warrant.

         11. Exchange of Warrants. On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, filling in the aggregate on the face or faces thereof the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered; provided, however, that in no event will the Company be obligated to recognize or permit any transfer of this Warrant that would result in the assignor or any assignee receiving a Warrant exercisable with respect to 25,000 or fewer shares of Common Stock.

         12. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         13. Remedies. [Deleted.]

         14. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees, subject to the limitation on transfer set forth in Section 11:

             (a) title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery; and

             (b) any person in possession of this Warrant properly endorsed for transfer to such person (including endorsed in blank) is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby. Nothing in this paragraph (b) shall create any liability on the part of the Company beyond any liability or responsibility it has under law.

         15. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         16. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal substantive laws of the State of Texas, without regard to the conflicts of law principles thereof and, to the maximum extent practicable, will be deemed to call for performance in Dallas County, Texas. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         17. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m. (Dallas, Texas time), March 24, 2003.

         18. Warrant Holders Not Deemed Shareholders. No holder of this Warrant shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock or, to the extent not constituting Common Stock, Other Securities that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised this Warrant and been issued Common Stock or, to the extent not constituting Common Stock, Other Securities in accordance with the provisions hereof.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                        THE VIALINK COMPANY


                                        By: /s/ J. Andrew Kerner
                                            ------------------------------------
                                            Name: J. Andrew Kerner
                                            Title: Chief Financial Officer


                          [SIGNATURE PAGE TO WARRANT]

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

THE VIALINK COMPANY

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _____________ shares (the "Shares") of Common Stock of The viaLink Company and herewith makes payment of $________ therefor, and requests that the certificate for such Shares be issued in the name of, and delivered to ______________________________, federal taxpayer identification number ______________________, whose address is
________________________________________.

     In connection with the exercise of this Warrant, the undersigned represents and warrants as follows:

          (a) The undersigned is purchasing the Shares for the account of the undersigned and not as a nominee or agent, and the undersigned has no present intention of granting any participation in the same, and does not have any contract, undertaking, agreement or arrangement with any person to grant participation to such person or to any third person, with respect to any of such Shares;.

          (b) The undersigned has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares. The undersigned has had an opportunity to ask questions of and receive answers from the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to undersigned or to which the Company has access.

          (c) The undersigned understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act") only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          (d) The undersigned is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          (e) The undersigned agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Shares unless at that time either:

              (1) such transaction is permitted pursuant to the provisions of Rule 144 under the Securities Act or another exemption from registration under the Securities Act and all applicable state securities laws;

              (2) a registration statement under the Securities Act and all applicable state securities laws covering such securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and all applicable state securities law agencies and made effective under the Securities Act and all applicable state securities laws; or

               (3) an authorized representative of the SEC and all applicable state securities agencies shall have rendered written advice to undersigned (with a copy thereof and of all other related communications delivered to the Company) to the effect that the SEC and/or such state securities agencies will take no action, or that the staff of the SEC and/or such state securities agencies will recommend that the SEC and such state securities agencies, as applicable, take no action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

          (f) All certificates representing the Shares and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend that such securities may only be sold or disposed of in accordance with (i) the provisions of the Securities Act, the rules and regulations thereunder and any applicable state securities laws, (ii) pursuant to an effective registration statement or (iii) pursuant to an exemption from the registration/qualification requirements of the Securities Act and any applicable state securities laws. The Company, at its reasonable discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Shares but not as to the certificates for any part of such Shares as to which said legend is no longer required.


Dated:
      --------------------                --------------------------------------
                                          (Signature must conform to name of
                                          holder as specified on the face of
                                          the Warrant)

                                          --------------------------------------
                                          (Address)

Signed in the presence of:

--------------------------

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto _________________________, federal taxpayer identification number ___________, whose address is _________________________________________________,
the right represented by the within Warrant to purchase ___________ shares of Common Stock of The viaLink Company to which the within Warrant relates, and appoints ______________________ Attorney to transfer such right on the books of The viaLink Company with full power of substitution in the premises.


Dated:
      --------------------                --------------------------------------
                                          (Signature must conform to name of
                                          holder as specified on the face of
                                          the Warrant)

                                          --------------------------------------
                                          (Address)

Signed in the presence of:

--------------------------

                            NET ISSUE ELECTION NOTICE


TO:  THE VIALINK COMPANY                    Date:
                                                 -------------------------------


     The undersigned hereby elects under Section 1.5 of the Warrant to surrender the right to purchase _______ shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of:


                        -------------------------------

                        -------------------------------
                        (Please Print Name, Address and
                          Taxpayer Identification No.)



Name of holder of this Warrant or Assignee:
                                           -------------------------------------
                                                       (Please Print)

Address:

       --------------------------------

Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatever unless this Warrant has been assigned.

                                                                     EXHIBIT 4.5

                                 AMENDMENT NO. 1
                                       TO
                              SHAREHOLDER AGREEMENT


                  THIS AMENDMENT No. 1 TO SHAREHOLDER AGREEMENT (the "Amendment") dated as of March 22, 2000, is entered into by and among viaLink Company, a Delaware corporation (the "Company"), and Hewlett-Packard Company, a Delaware corporation ("Hewlett-Packard"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in that certain Shareholder Agreement dated February 4, 1999 (the "Shareholder Agreement").

                             I N T R O D U C T I O N

                  WHEREAS, the Company and Hewlett-Packard are parties to the Shareholder Agreement and desire to amend such agreement to provide that any shares of the capital stock of the Company acquired by Hewlett-Packard subsequent to the execution date of the Shareholder Agreement shall become subject to the Shareholder Agreement.

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the foregoing premises and for certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Amendment to Shareholder Agreement. The Shareholder Agreement shall be amended by replacing in its entirety Paragraph 9 (iii) with the following:

                  "Registrable Securities" means, with respect to Holder, (i) the Company's Common Stock issued to Holder pursuant to any subsequent Securities Purchase Agreement, including, but not limited to, those shares of the Company's Common Stock issued pursuant to that certain Securities Purchase Agreement, dated March 22, 2000 (the "Securities Purchase Agreement"), and those shares of the Company's Common Stock issuable upon the exercise of the Warrants purchased by Holder pursuant to the Securities Purchase Agreement, (ii) the Company's Common Stock issued to Holder upon conversion of the Convertible Note, and (iii) any Common Stock or other equity securities issued or issuable with respect to the securities referred to in clause (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities (A) when they have been distributed to the public pursuant to an offering registered under the Securities Act or
         (B) after the Registrable Securities held by Holder may be sold in 90-day period pursuant to Rule 144 under the Securities Act (or any similar rule then in effect).

                  2. Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts together shall constitute one and the same instrument.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, this Amendment No. 1 to the Shareholder Agreement has been executed by the parties hereof.

                                                       VIALINK COMPANY

                                                       By: /s/ J. Andrew Kerner
                                                           --------------------
                                                           J. Andrew Kerner
                                                           Chief Financial
                                                           Officer


                                                       HEWLETT-PACKARD COMPANY

                                                       By: /s/ Craig White
                                                           --------------------
                                                       Name:  Craig White
                                                       Title: Vice President

                                                                     EXHIBIT 4.6

                                 AMENDMENT NO. 1
                                       TO
                          REGISTRATION RIGHTS AGREEMENT


                  THIS AMENDMENT No. 1 TO REGISTRATION RIGHTS AGREEMENT (the "Amendment") dated as of March 22, 2000, is entered into by and among viaLink Company, a Delaware corporation (the "Company"), and i2 Technologies, Inc., a Delaware corporation ("i2"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in that certain Registration Rights Agreement dated October 12, 1999 (the "Registration Rights Agreement").

                             I N T R O D U C T I O N

                  WHEREAS, the Company and i2 are parties to the Registration Rights Agreement and desire to amend such agreement to provide that any shares of the capital stock of the Company acquired by i2 subsequent to the execution date of the Registration Rights Agreement shall become subject to the Registration Rights Agreement.

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the foregoing premises and for certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Amendment to Registration Rights Agreement. The Registration Rights Agreement shall be amended by replacing in its entirety Recital (A) with the following:

                  A. The Company and the Holders are parties to a Securities Purchase Agreement, dated October 12, 1999 (the "Purchase Agreement") and a Securities Purchase Agreement, dated March 22, 2000 (the "Subsequent Purchase Agreement"). The Purchase Agreement and the Subsequent Purchase Agreement provide, among other things, for the Holders' acquisition of shares of Common Stock, par value $0.001 per share ("Shares") and warrants to purchase shares of Common Stock of the Company (each a "Warrant" and collectively, the "Warrants"). Any reference herein to an individual Warrant shall encompass all Warrants.

                  2. Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts together shall constitute one and the same instrument.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, this Amendment No. 1 to the Registration Rights Agreement has been executed by the parties hereof.

                                                    VIALINK COMPANY


                                                    By: /s/ J. Andrew Kerner
                                                        -----------------------
                                                        J. Andrew Kerner
                                                        Chief Financial Officer


                                                    i2 TECHNOLOGIES, INC.

                                                    By: /s/ Robert C. Donohoo
                                                        -----------------------
                                                    Name:  Robert C. Donohoo
                                                    Title: Corporate Counsel

                                                                     EXHIBIT 4.7







                          REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                               THE VIALINK COMPANY

                                       AND

                            MILLENNIUM PARTNERS, L.P.

                                TABLE OF CONTENTS



ARTICLE 1 DEFINITIONS...................................................1

ARTICLE 2 REGISTRATION RIGHTS...........................................3
         2.1      Demand Registration Rights............................3
         2.2      Piggyback Registrations...............................3
         1.3      Registration Procedures...............................4
         2.4      Payment of Expenses...................................7
         2.5      Participation in Underwritten Registrations...........7
         2.6      Information of the Holder.............................8
         2.7      Rule 144 Information..................................8
         2.8      Delay in Demand Registration..........................8

ARTICLE 3 INDEMNIFICATION...............................................8
         3.1      Indemnification by the Company........................8
         3.2      Indemnification by Holder.............................8
         3.3      Notice: Defense of Claims.............................9
         3.4      Contribution..........................................9
         3.5      Survival.............................................10

ARTICLE 4 MISCELLANEOUS................................................10
         4.1      Notices..............................................10
         4.2      Interpretation.......................................11
         4.3      Counterparts.........................................11
         4.4      Entire Agreement.....................................11
         4.5      Amendments and Waivers...............................11
         4.6      Successors and Assigns...............................11
         4.7      Severability.........................................11
         4.8      Remedies Cumulative..................................11
         4.9      Governing Law........................................12
         4.10     Rules of Construction................................12
         4.11     Currency.............................................12

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of March 22, 2000, by and between The viaLink Company, a Delaware corporation (together with any successor entity, the "Company"), and Millennium Partners, L.P. (the "Holder").

                                R E C I T A L S:

         A. The Company and the Holder are parties to a Securities Purchase Agreement, dated March 22, 2000 (the "Purchase Agreement"), providing, among other things, for the Holder's acquisition of shares of Common Stock, par value $0.001 per share, of the Company ("Shares") and a warrant to purchase shares of Common Stock of the Company (the "Warrant").

         B. The execution and delivery of this Agreement by the Company and the Holder is required in connection with the transactions contemplated by the Purchase Agreement.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings indicated:

         "Closing" means the closing of the transactions contemplated by the Purchase Agreement.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Stock" means the Company's common stock, par value $0.001 per share.

         "Demand Registration" means the registration provided for in Section
2.1 hereof.

         "1933 Act" means the United States Securities Act of 1933, as amended.

         "Other Securities" means any stock (other than Common Stock) or other securities of the Company or any other person (corporate or otherwise) (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to shares of Common Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of shares of Common Stock.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Piggyback Registration" means the registration provided for in Section
2.2 hereof.

         "Potential Material Event" means any of the following: (a) the possession by the Company of material non-public information required to be disclosed in a Company registration statement and the determination in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement at that time would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company that would, in the good faith determination of the Board of Directors of the Company, if disclosed in the registration statement at such time, be materially and adversely affected, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

         "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Article 2 hereof, including all registration, Commission filing fees, fees of the National Association of Securities Dealers or the Nasdaq SmallCap Market, all fees and expenses of complying with securities or blue sky laws, printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, and, in the case of a Piggyback Registration pursuant to Section
2.2 hereof that is a firm commitment underwritten public offering, the reasonable fees and expenses (not to exceed $15,000) of one counsel to all selling Holders; provided, however, that Registration Expenses shall exclude, and the sellers of the Registrable Stock being registered shall pay, any underwriting discounts, commissions and transfer taxes in respect of the Registrable Stock being registered.

         "Registrable Stock" means (a) all Shares; (b) all shares of Common Stock or Other Securities issued or issuable upon exercise of the Warrant; and
(c) any securities issued or issuable with respect to such shares of Common Stock or Other Securities described in (a) or (b) above by way of a stock dividend or stock split or in connection with a combination or reclassification of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that any particular Registrable Stock shall cease to be Registrable Stock when (x) a registration statement with respect to the sale of such stock shall become effective under the 1933 Act and such stock shall have been disposed of in accordance with such registration statement, or
(y) such stock shall have been sold pursuant to Rule 144; and provided further, only securities issued by the Company will be deemed to be Registrable Stock.

         "Rule 144" means Rule 144 (or any successor provision) under the 1933 Act.

                                   ARTICLE 2

                               REGISTRATION RIGHTS

         2.1 Demand Registration Rights. The Company shall file with the Commission a registration statement on Form S-3, if available, or such other short form of registration statement which the Company is eligible to use and which is appropriate for the contemplated transaction, covering such shares of Registrable Stock as the Holder(s) of not less than 50% of the Registrable Stock may designate, and the Company shall cause such Demand Registration to become or be declared effective within 120 days after the Closing, but in no event shall such Demand Registration occur within 30 days after the Commission has declared effective a registration statement filed by the Company with respect to the Company's Common Stock. The Company shall keep such Demand Registration continuously effective, supplemented and amended pursuant to the provisions of
Section 2.3 hereof until the earlier of (i) the sale by the Holders of all shares of Registrable Stock registered in such registration or (ii) the date that is 180 days subsequent to the effective date of such registration. The Holder(s) of Registrable Stock shall be entitled to one Demand Registration under this Section 2.1. The Company may decline (for a period not to exceed 60 days) to effect a Demand Registration if a Potential Material Event exists at the time a Demand Registration is requested; provided, that all time periods set forth in this Section 2.1 shall be tolled during such period.

         2.2 Piggyback Registrations.

               (a) Right to Piggyback. If subsequent to the 90th day after the Closing and prior to the third anniversary of the Closing the Company proposes to register any offering of its securities under the Securities Act, whether or not for sale for its own account (other than on Form S-4, Form S-8 or any successor form), and the registration form to be used permits the registration of an offering of Registrable Stock by a Holder (a "Piggyback Registration"), then the Company will give prompt notice to the Holder(s) of Registrable Stock of its intention to effect such a registration (each a "Piggyback Notice"). Subject to
         Section 2.2(b) below, the Company will include in such registration all shares of Registrable Stock that the Holder(s) thereof have requested the Company to include in such registration by notice to the Company within 20 days after the date of receipt of the Company's notice. Notwithstanding any other provisions of this Agreement (including
         Section 2.3), the process (including timing) of causing a Piggyback Registration to become effective and any decision to terminate a Piggyback Registration will be within the sole discretion of the Company.

               (b) Priority on Registrations. If any Piggyback Registration shall be an underwritten offering, the right of any Holder's Registrable Stock to be included in such Piggyback Registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Stock in the underwriting to the extent provided herein Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may exclude shares (including Registrable Stock) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated: (i) in the case of a registration initiated by the Company for the purpose of registering securities to be sold by the Company, first, to the Company, second, to any party which as of the date hereof has a contractual right to participate in such registration to the extent such party's currently existing contractual arrangements prohibit the Company from allowing the Holders of Registrable Stock to participate pro rata with such party in such registration, third to the Holders of Registrable Stock, and fourth, to all other persons requesting that securities be included in such registration; and (ii) in the case of a registration initiated by the Company for the purpose of registering securities to be sold by security holders of the Company, first, to any party which has exercised its contractual right to require that the Company initiate such registration, second, to any party which as of the date hereof has a contractual right to participate in such registration to the extent such party's currently existing contractual arrangements prohibit the Company from allowing the Holders of Registrable Stock to participate pro rata with such party in such registration, third to the Holders of Registrable Stock, and fourth, to all other persons requesting that securities be included in such registration. Within the category for the allocation of securities to be included in the registration/underwriting to which Holders of Registrable Stock are assigned, such Holders will participate pro rata on the basis of the number of shares that such Holders have requested (consistent with their contractual rights) to be included in the registration. If a Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Stock excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

         2.3 Registration Procedures. In connection with any registration hereunder, the Company will use its best efforts to, as soon as practicable, effect the registration and the sale of such Registrable Stock in accordance with the intended method of distribution thereof and will:

               (a) prepare and file with the Commission a registration statement with respect to such Registrable Stock and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel, if any, selected by the Holder copies of all such documents proposed to be filed, which documents will be subject to the reasonable comments of such counsel;

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as shall be required for the disposition pursuant to the terms of such registration of all Registrable Stock covered thereby (but not to exceed, in the case of the Demand Registration, the date which is 180 days subsequent to the effective date of such registration), and in each such case comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement;

               (c) furnish to each seller of Registrable Stock such reasonable number of copies of such registration statement, each amendment and supplement thereto, in each case including all exhibits, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Stock then held, owned and being registered by such seller;

               (d) use its best efforts to register or qualify such Registrable Stock under such other securities or blue sky laws of such jurisdictions within the United States as any seller reasonably requests to keep such registration or qualification in effect for as long as the relevant registration statement is in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Stock then held, owned and being registered by such seller; provided, however, that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (d), (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

               (e) notify each seller of such Registrable Stock, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading;

               (f) cause all such Registrable Stock to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

               (g) provide a transfer agent and registrar for all such Registrable Stock not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

               (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Stock;

               (i) make available for inspection, subject to execution and delivery of customary non-disclosure and non-use agreements, by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply, subject to execution and delivery of customary non-disclosure and non-use agreements, all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

               (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

               (k) if such registration relates to an underwritten offering, furnish to each seller of Registrable Stock a signed counterpart of

                    (x) an opinion of counsel for the Company, which may be the head in-house counsel for the Company, and

                    (y) a "comfort" letter signed by the independent public
               accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement,

          in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters to be delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the accountants' comfort letter, such other financial matters;

               (l) permit any Holder of Registrable Stock which might be deemed, in the reasonable judgment of such Holder, to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel, if any, should be included;

               (m) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Stock included in such registration statement for sale in any jurisdiction, the Company will promptly notify each seller of Registrable Stock thereof and will use its best efforts promptly to obtain the withdrawal of such order; and

               (n) in connection with any underwritten offering, the Company shall have the right to designate the underwriter(s) to manage such offering, subject (in the case of a Demand Registration) to the approval of the Holder(s) of a majority of the Registrable Stock to be included therein, which approval will not be unreasonably withheld, conditioned or delayed.

Each Holder agrees that if the Company has delivered preliminary or final prospectuses to such Holder and after having done so the Company shall give notice to such Holder that (A) the prospectus needs to be amended or supplemented to comply with the requirements of the 1933 Act, (B) a stop order suspending the effectiveness of the registration statement is issued by the Commission or (C) a Potential Material Event shall exist, then such Holder shall immediately cease making offers and sales of Registrable Stock and return all remaining prospectuses to the Company if requested by the Company in such notice; provided such cessation of making offers and sales of Registrable Stock shall not exceed an aggregate of sixty (60) days in the case of the Demand Registration. Following such amendment or supplement, the lifting of any stop order or such time as the Potential Material Event shall no longer exist, the Company shall promptly provide to such Holder notice that offers and sales may be resumed and, to the extent appropriate, revised prospectuses, and such Holder shall then be free to resume making offers of the Registrable Stock, or any portion thereof, and the Company's obligation to maintain the effectiveness of the registration statement, if any, shall be extended by an equal amount of time.

         2.4 Payment of Expenses. The Company shall pay all Registration Expenses in connection with the Demand Registration and any Piggyback Registration. All fees and disbursements of counsel (except to the extent comprising "Registration Expenses" pursuant to Article 1 hereof), accountants and other experts retained by the Holder shall be borne by the Holder.

         2.5 Participation in Underwritten Registrations. The Holder may not participate in any registration hereunder which is underwritten unless the Holder (a) agrees to sell the Holder's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements; and (b) completes and executes all questionnaires, powers of attorney, indemnities, standstill or holdback agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that if the Holder's Registrable Stock is included in any underwritten registration, the Holder shall not be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding the Holder and the Holder's intended method of distribution.

         2.6 Information of the Holder. As a condition to participation in any registration hereunder, the Holder shall furnish to the Company such information regarding the

Holder and the distribution proposed by the Holder as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance contemplated by this Agreement.

         2.7 Rule 144 Information. From and after the date hereof and for so long as necessary in order to permit the Holders to sell the Registrable Stock pursuant to Rule 144 under the 1933 Act, the Company will file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the United States Securities Exchange Act of 1934 and referred to in paragraph
(c)(1) of Rule 144 (or, if applicable, the Company will make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit the Holders to sell the Registrable Stock, pursuant to the terms and conditions of the applicable provisions of Rule 144.

         2.8 Delay in Demand Registration. The Company shall not be obligated to effect any Demand Registration within 90 days of a previous registration in which Holders of Registrable Stock were afforded piggyback registration rights pursuant to this Agreement.

                                   ARTICLE 3

                                 INDEMNIFICATION

         3.1 Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, the Holder, its officers and directors and each Person who controls a Holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses which arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder, its officers and directors or any Person who controls such Holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of a Holder.

         3.2 Indemnification by Holder. In connection with any registration statement in which a Holder is participating, each such Holder, severally and not jointly, will, to the extent permitted by law, indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses which arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein) and any failure by each such Holder to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto; provided, however, that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Stock pursuant to such registration statement.

         3.3 Notice: Defense of Claims. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Agreement except to the extent the indemnifying party is materially prejudiced by such failure. If such defense is assumed, the indemnified party may participate in such defense at its own expense and the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnified party shall consent to entry of any judgment or settle any claim or litigation without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. Each indemnified party, as a condition to its right to indemnification, will reasonably cooperate with the indemnifying party (at the expense of the indemnifying party) in the defense of such claim.

         3.4 Contribution. If the indemnification provided for in this Article 3 is unavailable or insufficient to hold harmless an indemnified party under
Section 3.1 or 3.2, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as the result of the losses, claims, damages or liabilities referred to above in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements and omissions that resulted in such losses, claims, damages or liabilities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the indemnifying party or information supplied by the indemnified party, and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 3.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this section. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation of a Holder to provide contribution will be individual to such Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Stock that is the subject of any claim. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The contribution obligation of any Holder will be limited to the net amount of proceeds received by such Holder from the sale of the Registrable Stock pursuant to such Registration Statement.

         3.5 Survival. The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

                                   ARTICLE 4

                                  MISCELLANEOUS

         4.1 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to the Company, to:

                            The viaLink Company
                            13155 Noel Road, Suite 800
                            Dallas, Texas 75240
                            Attention:  J. Andrew Kerner
                            Fax: (972) 934-5555

                            with a copy (which shall not constitute notice) to:

                            Richard M. Klinge & Associates, P.C.
                            510 E. Memorial Road, Suite C-1
                            Oklahoma City, Oklahoma 73114
                            Attention: Richard M. Klinge, Esq.
                            Fax: (405) 775-9003


                  if to the Holder, at the address set forth opposite Holder's name on Schedule I to the Purchase Agreement.

Notice given by personal delivery or commercial delivery service shall be effective upon actual receipt. Notice given by mail shall be effective three business days after deposit in the mails or upon actual receipt if sooner. Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours.

         4.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words without limitation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         4.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         4.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         4.5 Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or cancellation of this Agreement shall be effective as to (a) the Company, unless made in writing signed by the Company or
(b) the Holder, unless made in writing signed by the Holder.

         4.6 Successors and Assigns. This Agreement, and the rights and obligations of a Holder hereunder, may be assigned by such Holder to any Person to which Registrable Stock is transferred by such Holder and who agrees to be bound by the terms of this Agreement. Any such transferee shall be deemed a "Holder" for purposes of this Agreement; provided, that no transferee will be deemed to be a Holder unless such transferee is the holder of not less than 50,000 shares of Registrable Stock.

         4.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         4.8 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Each party hereto agrees to indemnify the other against any and all loss, liability, expenses, damages, and/or fees (including reasonable attorneys fees) arising out of such party's breach or non-performance of any provision of this Agreement, and/or arising out of the enforcement of this indemnity. In addition, the Company acknowledges that each Holder shall have the right to have the provisions of this Agreement specifically enforced, since there may not be an adequate remedy at law for non-performance.

         4.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (other than the conflicts of law principles thereof) and shall, to the maximum extent practicable, be deemed to call for performance in Dallas County, Texas.

         4.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         4.11 Currency. All references to "$" or "dollars" herein shall be to the lawful currency of United States dollars.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the Company and the Holder have executed this Registration Rights Agreement as of the date first written above.

                                           COMPANY:


                                           THE VIALINK COMPANY


                                           By:  /s/ J. Andrew Kerner
                                               ------------------------
                                               J. Andrew Kerner
                                               Chief Financial Officer


                                           HOLDER:


                                           MILLENNIUM PARTNERS, L.P.

                                               Millennium Management L.L.C.
                                               General Partner


                                           By: /s/ Terry Feeney
                                               ------------------------
                                               Name:   Terry Feeney
                                               Title:  CAO

                                                                  [VIALINK LOGO]

FOR IMMEDIATE RELEASE

INVESTOR RELATIONS CONTACTS:

Andy Kerner                                    Julie Crandall/E.E. Wang
Chief Financial Officer                        Pondel/Wilkinson Group
The viaLink Company                            (310) 207-9300
(972) 934-5504                                 investor@pondel.com
akerner@vialink.com

          VIALINK FILES REGISTRATION STATEMENT FOR FOLLOW-ON OFFERING

     EDMOND, OKLAHOMA -- MARCH 22, 2000 -- The viaLink Company (Nasdaq: IQIQ) today announced that it has filed a registration statement with the Securities and Exchange Commission for the offering of approximately $120 million of its common stock.

     In addition, approximately $18 million of common stock may be sold by existing stockholders if the underwriters elect to exercise their over-allotment option. The company will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

     The managing underwriters for the offering are Wit SoundView, ING Barings, A.G. Edwards & Sons, Inc. and Stephens Inc.

     A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. The securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This announcement is neither an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The offer will be made only by means of a prospectus, written copies of which may be obtained, when available, by contacting Wit SoundView, 22 Gatehouse Road, Stanford, Connecticut 06902, (203) 962-7200.

ABOUT THE VIALINK COMPANY

The viaLink Company (Nasdaq: IQIQ) is a leading provider of subscription-based, business-to-business electronic commerce services that enable consumer packaged goods (CPG) and grocery industry participants to efficiently manage their highly complex supply chain information. viaLink's services allow manufacturers, wholesalers, distributors and retailers to communicate and synchronize item, price and promotion information in a more cost-effective and accessible way than has been possible using traditional electronic and paper-based methods.

For more information, visit viaLink's website at: www.vialink.com.